Exhibit 10.56

ELM ROAD I FACILITY LEASE AGREEMENT

between

ELM ROAD GENERATING STATION SUPERCRITICAL, LLC

as Lessor

and

WISCONSIN ELECTRIC POWER COMPANY

as Lessee

Dated as of November 9, 2004

i

ARTICLE 8.	REPRESENTATIONS AND WARRANTIES	20
	8.1 Representations and Warranties of the Parties	20
	8.2 Special Lessor Representations	22
	8.3 Disclaimer of Warranties	22
	8.4 Assignment of Warranties	23
	8.5 Claims Against Third Parties Relating to the Unit 1 Facility	23

ARTICLE 9.	USE AND MAINTENANCE OF UNIT 1 FACILITY	23
	9.1 Use and Possession of Unit 1 Facility	23
	9.2 Maintenance of Unit 1 Facility	24
	9.3 Removal of Components	24

ARTICLE 10.	INVESTMENTS	25
	10.1 Investments	25
	10.2 Financing of Investments	25
	10.3 Title	26

ARTICLE 11.	SPECIAL LESSOR COVENANTS	26
	11.1 Change in Business	26
	11.2 Ownership of Assets	26
	11.3 No Subsidiaries	26
	11.4 Other Indebtedness	26
	11.5 Amendments to Constituent Documents	27
	11.6 Maintenance of Accounts; Maintenance of Records; Commingling of Funds; Arms-Length Transactions	27
	11.7 Independent Director	27

ARTICLE 12.	INSPECTION AND RIGHT TO ENTER	28
	12.1 Inspection	28
	12.2 Right to Enter	28

ARTICLE 13.	RISK OF LOSS; INSURANCE	28
	13.1 Risk of Loss	28
	13.2 Insurance	29

ARTICLE 14.	END OF TERM OPTIONS AND TERMINATION	30
	14.1 Appraisal Report	30
	14.2 End of Term Renewal of Facility Lease	31
	14.3 Early Exercise of Renewal Option	32
	14.4 End of Term Purchase of Leased Facility	34
	14.5 Termination	35

ARTICLE 15.	RETURN OF LEASED FACILITY	35
	15.1 Return of Leased Facility	35
	15.2 Condition of Leased Facility Upon Return	37

ARTICLE 16.	EVENTS OF DEFAULT	37
	16.1 Payment Default	37
	16.2 Misrepresentation	37
	16.3 Covenant Defaults	38
	16.4 Judgment Default	38
	16.5 Bankruptcy	38
	16.6 Lack of Government Approvals	38

ARTICLE 17.	REMEDIES	39
	17.1 Construction Term Remedies	39
	17.2 Lease Term Remedies	39
	17.3 Limitation on Liability	42
	17.4 No Delay or Omission to be Construed as Waiver	42

ARTICLE 18.	LIENS	42

ARTICLE 19.	INDEMNIFICATION	43
	19.1 General Indemnity	43
	19.2 Tax Indemnity	43
	19.3 Survival	43

ARTICLE 20.	COMPLIANCE AUDIT; DISPUTE RESOLUTION	43
	20.1 Compliance Audit	43
	20.2 General Provisions	44
	20.3 Negotiation	44
	20.4 Binding Arbitration	44
	20.5 Timing; Discovery; Awards, Fees and Expenses	46
	20.6 Deadlines	46
	20.7 Statutes of Limitation	46
	20.8 Binding Upon Parties	47
	20.9 Continued Performance	47
	20.10 Survival	47

ARTICLE 21.	CONFIDENTIALITY OF INFORMATION	47
	21.1 Non-Disclosure Obligations	47
	21.2 Return of Material	47
	21.3 Law	48

ARTICLE 22.	MISCELLANEOUS	48
	22.1 Applicable Law	48
	22.2 Jury Trial	48
	22.3 Quiet Enjoyment	48
	22.4 Notices	48
	22.5 Counterparts	49
	22.6 Severability	49
	22.7 Transfer Restrictions	49
	22.8 Third-Party Beneficiaries	51
	22.9 Entire Agreement	51

22.10 Headings and Table of Contents	51
22.11 Schedules, Annexes and Exhibits	51
22.12 No Joint Venture	51
22.13 Amendments and Waivers	51
22.14 Survival	51
22.15 Limitation on Liability	51
22.16 Further Assurances	52

Schedule 1.1	DEFINITIONS; INTERPRETATION
Schedule 2.2	CONDITIONS TO DECOMMISSIONING COMPLETION DATE
Schedule 3.1(a)	DEVELOPMENT PROTOCOL
Schedule 3.2(a)	CONSTRUCTION MILESTONE SCHEDULE
Schedule 3.3	SCHEDULED COMMERCIAL OPERATION DATE DAMAGES
Schedule 4.2	COMMERCIAL OPERATION TEST
Schedule 4.3	TEST FUEL AND TEST POWER PROCEDURES
Schedule 4.5	GUARANTEED PERFORMANCE LEVELS
Schedule 5.1	CONDITIONS TO LEASE EFFECTIVE DATE
Schedule 7.1	BASIC RENT
Annex A to Schedule 7.1	SAMPLE BASIC RENT CALCULATION
Annex B to Schedule 7.1	APPLICABLE COST OF DEBT
Annex C to Schedule 7.1	CALCULATED MONTHLY AVERAGE RATE BASED ADJUSTMENT
Schedule 7.4	NEW COMMON FACILITIES ADJUSTMENT EVENT
Schedule 13.2	INSURANCE AND EVENT OF LOSS PROVISIONS
Schedule 14.2	RENEWAL RENT
Annex A to Schedule 14.2	SAMPLE RENEWAL RENT CALCULATION (FIRST RENEWAL)
Annex B to Schedule 14.2	SAMPLE RENEWAL RENT CALCULATION (SECOND RENEWAL)
Annex C to Schedule 14.2	SAMPLE RENEWAL RENT CALCULATION (THIRD RENEWAL)
Schedule 19.2	TAX INDEMNITY
Schedule 22.4	NOTICE INFORMATION
Schedule 22.7(g)	RATING AGENCY DOWNGRADES SUBSEQUENT TO A TRANSFER
Exhibit A	DESCRIPTION OF UNIT 1 AND NEW COMMON FACILITIES
Exhibit B	FORM OF GUARANTY
Exhibit C	FORM OF LETTER OF CREDIT
Exhibit D	FORM OF RIGHT OF FIRST REFUSAL AGREEMENT
Exhibit E	ASSIGNMENT AND ASSUMPTION AGREEMENT

Exhibit 10.56

ELM ROAD I FACILITY LEASE AGREEMENT

This ELM ROAD I FACILITY LEASE AGREEMENT, dated as of November 9, 2004 (this “Facility Lease”), is between Elm Road Generating Station Supercritical, LLC, a Wisconsin limited liability company, as lessor (“Lessor”), and Wisconsin Electric Power Company, a Wisconsin corporation, as lessee (“Lessee”). Lessee and Lessor are sometimes herein referred to as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, Lessee currently owns and operates four (4) coal-based electric generating units and one (1) gas-based electric generating unit and related facilities at its Oak Creek generating facility (the “Existing Units”); and

WHEREAS, Lessor intends to develop, design, engineer, procure, permit, construct, commission and have an ownership interest in an approximately 615 MW net nominal supercritical pulverized coal electric generating facility and related facilities (as further described in Exhibit A, “Unit 1”) to be located on land owned by Lessee consisting of Parcel 1 (all capitalized terms used but not defined in these Recitals shall have the meanings given to such terms in Schedule 1.1 ); and

WHEREAS, Lessor also intends to develop, design, engineer, procure, permit, construct and have an ownership interest in an approximately 615 MW net nominal supercritical pulverized coal electric generating facility and related facilities (“Unit 2” together with Unit 1, the Future Unit and the facilities associated with each (including the New Common Facilities), the “Elm Road Facility”) to be located on land owned by Lessee consisting of Parcel 2; and

WHEREAS, Lessor intends to develop, design, engineer, procure, permit, construct, commission and have an ownership interest in certain facilities to be used in common for two or more of Unit 1, Unit 2, the Future Unit and the Existing Units (as further described in Exhibit A, the “New Common Facilities”);

WHEREAS, Unit 1 will be constructed on Parcel 1 which will be leased to Lessor pursuant to that certain Elm Road I Ground Lease Agreement, dated as of the date hereof, between Lessee, as ground lessor, and Lessor, as ground lessee (the “Elm Road I Ground Lease”), and subleased back to Lessee pursuant to that certain Elm Road I Ground Sublease Agreement, dated as of the date hereof, between Lessor, as ground sublessor, and Lessee, as ground sublessee (the “Elm Road I Ground Sublease”); and

WHEREAS, Lessor will lease to Lessee, and Lessee will lease from Lessor, the Unit 1 Ownership Interest and the New Common Facilities Ownership Interest (collectively, the “Leased Facility”) on the terms and conditions provided for in this Facility Lease.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1: DEFINITIONS; RULES OF INTERPRETATION

Capitalized terms used but not defined herein shall have the meanings set forth in Schedule 1.1, and the rules of interpretation set forth in Schedule 1.1 shall apply to this Facility Lease.

ARTICLE 2: CONSTRUCTION EFFECTIVE DATE; DECOMMISSIONING

COMPLETION DATE

2.1 Construction Effective Date. (a) After the Execution Date, each Party shall use commercially reasonable efforts to achieve the Construction Effective Date and, thereafter, to satisfy its respective conditions precedent to the Decommissioning Completion Date set forth on Schedule 2.2. Lessor shall determine and deliver written notice to Lessee when the Construction Effective Date has occurred.

(b) On or before the tenth (10th) day of each calendar month (or if such day is not a Business Day, the next Business Day) from the Construction Effective Date until the Lease Effective Date, or if this Facility Lease is otherwise terminated in accordance with this Article 2 or Article 5, such termination date, beginning with the calendar month following the calendar month in which the Construction Effective Date occurs, Lessor shall submit a written invoice (each, a “Construction Invoice”) to Lessee which shall indicate: (i) the aggregate amount of Construction Costs, if any, incurred by or on behalf of Lessor as of the last day of such previous calendar month (the “Outstanding Construction Costs”); provided, however, that the Outstanding Construction Costs shall not exceed the Approved Amount; (ii) the Return on Capital with respect to such Outstanding Construction Costs (the “Monthly Return on Capital Amount”); (iii) the Monthly Management Services Costs, if any, incurred by or on behalf of Lessor during such previous calendar month; (iv) any Community Impact Mitigation Costs incurred by or on behalf of Lessor during such previous calendar month (“Monthly CIMC”) and with respect to the first Construction Invoice, the amount of any accrued Community Impact Mitigation Costs incurred by or on behalf of Lessor as of the last day of such previous calendar month and (v) with respect to the first Construction Invoice, the amount of Pre-CPCN Expenses (other than Capital Costs) incurred by or on behalf of Lessor as of the last day of such previous calendar month and accrued Return on Capital with respect to the Major Equipment Procurement Pre-CPCN Expenses as of the last day of such previous calendar month. No later than the thirtieth (30th) calendar day after which Lessee receives the Construction Invoice (or if such day is not a Business Day, the next Business Day), Lessee shall pay to or for the account of Lessor as Lessor shall direct in writing in immediately available funds in Dollars an amount equal to the sum of the amounts in (ii), (iii), (iv), and (v) specified in such Construction Invoice.

(c) Lessor agrees to make available to Lessee, upon written request, copies of all notices, invoices, bills or other documentation reasonably requested by Lessee with respect to any of the amounts described in Section 2.1(b) for which reimbursement is sought pursuant to Article 2.

(d) If at any time prior to the Lease Effective Date Lessor transfers a portion of its Unit 1 Ownership Interest and New Common Facilities Ownership Interest to MGE Power and/or WPPI or their respective Affiliates or any other Owner, then Lessor shall, within five (5) days after such transfer, pay to Lessee an amount equal to the aggregate amount of the costs described in Section 2.1(b)(ii), (iv) and (v) which are reimbursed to Lessor by such new Owner(s).

2.2 Decommissioning Completion Date. Notwithstanding any provision to the contrary contained herein, the Parties’ rights and obligations under Articles 3 (except for Article 5 of Schedule 3.1(a) and Section 3.5), 4, 5, 7.4, 7.5, 11 and 16 and Sections 8.2, 17.1, 17.4 and 20.1(a) shall not become effective until the Decommissioning Completion Date shall have occurred.

2.3 Failure to Achieve the Decommissioning Completion Date.

(a) If the Decommissioning Completion Date has not occurred by the Required Decommissioning Completion Date, then either Party (a “Terminating Party”) may, provided that the failure to achieve the Decommissioning Completion Date by the Required Decommissioning Completion Date is not due to the acts or omissions of the Terminating Party or the Terminating Party’s failure to perform any of its obligations under this Facility Lease or any other Lease Document to which it is a party, deliver a written notice to the other Party, identifying its election to terminate this Facility Lease (a “Construction Termination Notice”). The Construction Termination Notice shall identify the date on which this Facility Lease shall terminate (the “Construction Termination Date”); provided that the Construction Termination Date shall not be less than one hundred eighty (180) days and no more than three hundred sixty five days (365) after the date of the Construction Termination Notice unless the Parties mutually agree otherwise and the PSCW approves such date.

(b) If Lessee elects to terminate this Facility Lease pursuant to Section 2.3(a), then no later than fifteen (15) days after receipt of the Construction Termination Notice, Lessor shall deliver to Lessee a written notice identifying the total amount (the “Pre-Termination Pre-CPCN Expenses”) of (i) Pre-CPCN Expenses and (ii) Lessor’s Percentage of other costs and expenses approved by the PSCW which have been incurred by or on behalf of Lessor in connection with the development, design, engineering and procurement of the Unit 1 Facility which have not already been reimbursed by Lessee pursuant to Section 2.1(b). If Lessor elects to terminate this Facility Lease pursuant to Section 2.3(a), then Lessor shall include the amount of the Pre-Termination Pre-CPCN Expenses in its Construction Termination Notice.

(c) If either Party has delivered the Construction Termination Notice in accordance with Section 2.3(a) and as of the Construction Termination Date the Decommissioning Completion Date has not occurred (and the Construction Termination Notice has not been withdrawn by the Terminating Party), then effective as of the Construction Termination Date:

(i) Lessee shall pay all Pre-Termination Pre-CPCN Expenses to or for the account of Lessor on the Construction Termination Date as Lessor shall direct in writing in immediately available funds in Dollars; and

(ii) this Facility Lease shall automatically terminate and each Party shall cease to have any liability to the other Party hereunder, except for any obligations surviving pursuant to the express terms of this Facility Lease; provided, however, that it shall be a condition of such termination that each Party shall have paid any and all amounts due under this Facility Lease (including pursuant to this Article 2).

(d) Notwithstanding any provision to the contrary contained herein, if the Decommissioning Completion Date has occurred prior to the Construction Termination Date, then the Construction Termination Notice shall automatically be revoked and the provisions of Section 2.2 shall apply.

(e) If, within one hundred eighty (180) days after the Required Decommissioning Completion Date, no Party eligible to deliver a Construction Termination Notice exercises its option to deliver a Construction Termination Notice to the other Party in accordance with Section 2.3(a), then the Construction Termination Date shall be deemed to have occurred and this Facility Lease shall terminate in accordance with this Article 2, unless the Parties mutually agree otherwise and the PSCW approves such continuation.

ARTICLE 3: CONSTRUCTION OF UNIT 1

3.1 Construction of Unit 1 Facility.

(a) Lessor shall develop, design, engineer, procure, permit, construct and commission the Unit 1 Facility in all material respects in accordance with the Development Protocol as set forth in Schedule 3.1(a). Notwithstanding anything to the contrary contained herein, Lessor may delegate all or a portion of its obligations under this Article 3 and Article 4 to one or more agents, provided that Lessor shall continue to be responsible in accordance with the terms and conditions of this Facility Lease for all such delegated obligations.

(b) Lessor shall obtain and maintain in full force and effect all material Government Approvals required by applicable Law to perform its obligations under Section 3.1(a) and shall comply in all material respects with all such Government Approvals and all applicable Laws in connection with the performance of its obligations under Section 3.1(a).

(c) No later than thirty (30) days following the Decommissioning Completion Date, Lessor shall provide and maintain (or cause to be provided and maintained) until the Limited Use Termination Date, Construction Security to secure compliance with its payment obligations under Section 3.3 and Section 4.5.

(d) The Parties shall use commercially reasonable efforts to coordinate Lessor’s activities contemplated under Article 3 and Article 4 with Lessee’s ongoing operation and maintenance of the Existing Units, in accordance with Good Utility Practice; provided, however, that such coordination shall not materially interfere with or impair the operation and use of the Existing Units.

3.2 Construction Milestone Schedule.

(a) Lessor shall use commercially reasonable efforts to achieve each of the Milestones by its respective Milestone Date as set forth in the Construction Milestone Schedule attached hereto as Schedule 3.2(a).

(b) Lessor shall provide Lessee, with a copy to the PSCW and to the Independent Evaluator, with prompt written notice of the date upon which it has achieved each Milestone.

(c) During the Construction Term, Lessor shall provide Lessee with monthly status reports, with a copy to the PSCW and to the Independent Evaluator (which shall include, among other things, the status of all material Government Approvals required by Lessor to perform its obligations under Section 3.1(a)) and shall inform Lessee of any expected delays (and their duration) in achieving any Milestone by the respective Milestone Date. Should Lessor fail to achieve any Milestone by the respective Milestone Date, Lessor shall, as soon as practicable (and in any event within ten (10) days after such Milestone Date), provide Lessee with a Remedial Action Plan, with a copy to the PSCW and to the Independent Evaluator.

(d) If and to the extent Lessor fails as a result of Force Majeure or an Excused Event to achieve a Milestone by the respective Milestone Date, then such Milestone Date and all subsequent Milestone Dates, if any, shall be adjusted by a reasonable amount of time (not to exceed three hundred sixty five (365) days) attributable to the delay caused by such Force Majeure or Excused Event.

3.3 Failure to Achieve Commercial Operation by the Scheduled Commercial Operation Date. If Lessor shall fail to achieve Commercial Operation by the Scheduled Commercial Operation Date, then Lessor shall pay to Lessee Scheduled Commercial Operation Date Damages for each day from the Scheduled Commercial Operation Date until the Lease Effective Date as set forth in Schedule 3.3; provided, however, that the maximum amount of Scheduled Commercial Operation Date Damages payable by Lessor under this Section 3.3 shall not exceed in the aggregate the Delay Damages Cap as set forth in Schedule 3.3. Payments pursuant to this Section 3.3 shall be made on a monthly basis sixty (60) days after the conclusion of any month in which there are accrued and unpaid Scheduled Commercial Operation Date Damages.

3.4 Offset. Lessee may deliver to Lessor a written invoice for any amounts due and payable by Lessor during the Construction Term; provided, however, that a written invoice for payment shall not be sent more frequently than once in any calendar month. If Lessor shall fail to pay any undisputed amount shown on any such invoice within thirty (30) days of receipt thereof, Lessee shall be entitled to offset amounts due to Lessor during the Construction Term.

3.5 Insurance. Lessor shall obtain and maintain or cause to be obtained and maintained during the Construction Term insurance with respect to the Unit 1 Facility in accordance with the requirements of Schedule 13.2.

3.6 Event of Loss and Event of Total Loss.

(a) During the Construction Term, if an Event of Loss with respect to the Unit 1 Facility occurs that results in:

(i) less than one million Dollars ($1,000,000) in physical loss, destruction or damage to the Unit 1 Facility above any Loss Proceeds and/or Condemnation Award that Lessor receives or anticipates receiving for its own account in connection therewith, then Lessor shall be obligated to reconstruct or complete construction of the Unit 1 Facility in accordance with the requirements of Section 3.1;

(ii) equal to or greater than one million Dollars ($1,000,000) in physical loss, destruction or damage to the Unit 1 Facility above any Loss Proceeds and/or Condemnation Award that Lessor receives or anticipates receiving for its own account in connection therewith, then Lessor shall be obligated to reconstruct or complete construction of the Unit 1 Facility in accordance with the requirements of Section 3.1, if and only if Lessee agrees to and the PSCW approves an increase in the “AALF” to be recovered in the Basic Rent formula by an amount equal to the additional Construction Costs incurred by or on behalf of Lessor to reconstruct or complete construction (including any costs incurred as a result of the time required to obtain PSCW approval), less the aggregate amount of any Loss Proceeds and/or Condemnation Award received by Lessor for its own account in connection therewith. The Milestone Dates and the Required Lease Effective Date shall be extended by a reasonable amount of time attributable to the time required to reconstruct or complete construction of the Unit 1 Facility (including any time required to obtain PSCW approval) and this Facility Lease and the other Lease Documents shall be amended as otherwise may be required by the Parties and approved by the PSCW; or

(b) In the event that Lessee and/or the PSCW does not approve an increase in the “AALF” in the Basic Rent formula pursuant to Section 3.6(a)(ii), then Lessor may terminate this Facility Lease in accordance with Section 5.5 by delivering to Lessee a Purchase Price Notice (with the Purchase Price calculated as of the date of such notice) and the date upon which the Purchase Price Notice is delivered shall be deemed to be the Required Lease Effective Date for the purposes of Section 5.5.

(c) During the Construction Term, if an Event of Total Loss in respect of the Unit 1 Facility occurs, then Lessor may elect to terminate this Facility Lease in accordance with Section 5.5 by delivering to Lessee a Purchase Price Notice (with the Purchase Price calculated as of the date of such notice) and the date upon which the Purchase Price Notice is delivered shall be deemed to be the Required Lease Effective Date for the purposes of Section 5.5 or to continue this Facility Lease on such terms and conditions as the Parties may mutually agree and the PSCW approves.

ARTICLE 4: TESTING PROCEDURES; PERFORMANCE LEVELS

4.1 Testing Procedures. Except as provided in Section 4.2, Lessor shall be responsible for the development and implementation of all testing procedures during the construction, start-up and commissioning of the Unit 1 Facility and shall provide Lessee with advance written notice of all testing procedures.

4.2 Commercial Operation Test. Lessor shall perform a Commercial Operation Test in accordance with Schedule 4.2.

4.3 Test Fuel and Test Power Procedures. Each of the Parties shall comply with the Test Fuel and Test Power Procedures set forth in Schedule 4.3.

4.4 Intentionally Omitted.

4.5 Guaranteed Performance Levels. Lessor agrees to use commercially reasonable efforts to achieve the Guaranteed Performance Levels as set forth in Schedule 4.5 by the Scheduled Commercial Operation Date. Lessor shall test the Unit 1 Facility for the Guaranteed Performance Levels in connection with the Commercial Operation Test in accordance with the applicable testing procedures set forth in Schedule 4.2. If the Unit 1 Facility should fail to satisfy one or more of the Guaranteed Performance Levels in accordance with Schedule 4.2 (other than as a result of the acts or omissions of Lessee or the failure of Lessee to perform any of its obligations under this Facility Lease or any other Lease Document to which it is a party) but nevertheless achieves the Lease Effective Date, then within sixty (60) Business Days after the Lease Effective Date, Lessor shall pay to Lessee, as liquidated damages and not as a penalty the respective Guaranteed Performance Level Damages as set forth in Schedule 4.5; provided, however, that the maximum amount of Guaranteed Performance Level Damages payable by Lessor under this Section 4.5 for failure to achieve the Guaranteed Performance Levels shall not exceed the Performance Damages Cap as set forth in Schedule 4.5; provided, further, that notwithstanding any provision to the contrary contained herein, in no event shall Lessor be obligated to pay Guaranteed Performance Level Damages prior to the Lease Effective Date (including if the Lease Effective Date does not occur).

4.6 Unit Appraisal.

(a) No later than ninety (90) days and no earlier than one hundred twenty (120) days prior to the Lease Effective Date, Lessor shall submit to Lessee, with a copy to the PSCW, a written list of proposed Appraisers. Lessee shall select one (1) of the Appraisers from Lessor’s list and give written notice thereof to Lessor and the PSCW. The PSCW shall either approve the Appraiser selected by Lessee or choose a different Appraiser from Lessor’s list. The

Appraiser selected in accordance with this Section 4.6(a) (the “Unit Appraiser”) shall appraise the Unit 1 Facility (excluding the Site Improvements) in accordance with Section 4.6(b).

(b) Within ninety (90) days of appointment, the Unit Appraiser shall deliver to Lessor and Lessee a written report, with a copy to the PSCW, in form and substance satisfactory to Lessor and the PSCW (the “Unit Appraisal Report”), which shall certify as to (i) the economic useful life (the “Economic Useful Life”) of the Unit 1 Facility at the end of each of the Base Term and the First Renewal Term, (ii) the expected fair market value (the “Appraised FMV”) of the Unit 1 Facility (excluding the Site Improvements) at the end of each of the Base Term and the First Renewal Term; provided, however, that the Appraised FMV shall be determined without taking into account inflation or deflation occurring after the Lease Effective Date (including any inflation or deflation occurring during the Base Term or First Renewal Term) and (iii) the estimated demolition and removal costs expected to be incurred by or on behalf of Lessor at the end of the Unit 1 Facility’s Economic Useful Life (the “Demolition and Removal Costs”).

ARTICLE 5: LEASE EFFECTIVE DATE

5.1 Achievement of the Lease Effective Date or the Deemed Lease Effective Date. Notwithstanding any provision to the contrary contained herein, the Parties’ rights and obligations under Articles 6, 9, 10, 12, 13, 14 and 15 and Sections 7.1, 7.2, 7.3, 8.3, 8.4, 8.5, 17.2, 17.3(a) and 20.1(b) shall not become effective until the Lease Effective Date or the Deemed Lease Effective Date shall have occurred in accordance with the terms and conditions of this Facility Lease. Each Party shall use commercially reasonable efforts to satisfy their respective conditions precedent to the Lease Effective Date as set forth in Schedule 5.1.

5.2 Notice of Purchase Price. If the Lease Effective Date has not occurred by the Required Lease Effective Date, then within fifteen (15) days after the Required Lease Effective Date, Lessor shall deliver to Lessee, with a copy to the Independent Evaluator and the PSCW, a written notice (the “Purchase Price Notice”) in which Lessor shall indicate (together with reasonable supporting information) (i) the Aggregate Construction Costs incurred by or on behalf of Lessor as of the Required Lease Effective Date, (ii) the aggregate amount of outstanding Return on Capital with respect to the Aggregate Construction Costs, calculated as of the Required Lease Effective Date, (iii) the aggregate amount of outstanding Monthly Management Services Costs incurred by or on behalf of Lessor as of the Required Lease Effective Date and (iv) the aggregate amount of outstanding Monthly CIMC incurred by or on behalf of Lessor as of the Required Lease Effective Date (collectively, the “Purchase Price”). Lessor shall provide such other information as the Independent Evaluator may reasonably request in connection with its evaluation pursuant to Section 5.4 of Exhibit 3.1(a).

5.3 Lessor’s Failure to Achieve the Lease Effective Date.

(a) If the Lease Effective Date has not occurred by the Required Lease Effective Date due to the acts or omissions of Lessor (including the failure of Lessor to satisfy its conditions precedent to the Lease Effective Date set forth in Schedule 5.1) or the failure of Lessor to perform any of its obligations under this Facility Lease or any other Lease Document to which it is a party, then within one hundred twenty (120) days after the Required Lease Effective Date, Lessee may deliver to Lessor written notice that Lessee has elected either: (i) to terminate this Facility Lease (the “Lessee Termination Notice”), (ii) to continue this Facility Lease (the “Lessee Continuation Notice”) or (iii) to change the Required Lease Effective Date to a later date which shall be no more than three hundred sixty-five (365) days after the original Required Lease Effective Date; provided that Lessee shall include in its notice (A) Lessee’s response to the Independent Evaluator’s evaluation provided pursuant to Section 5.4 of Exhibit 3.1(a) and (B) a copy of the PSCW’s written approval that its election is reasonable and prudent; provided, further, that Lessee may only once elect to change the Required Lease Effective Date pursuant to Section 5.3(a)(iii).

(b) If Lessee elects to terminate this Facility Lease pursuant to Section 5.3(a), then Lessee shall specify in the Lessee Termination Notice (i) the conditions precedent to the Lease Effective Date that Lessee believes have not been satisfied, (ii) the date on which this Facility Lease shall terminate (the “Lessee Termination Date”), provided that the Lessee Termination Date shall not be earlier than the date that is one hundred eighty (180) days after the Required Lease Effective Date, and (iii) whether Lessee elects to purchase the Leased Facility.

(c) If Lessee elects to terminate this Facility Lease and to purchase the Leased Facility pursuant to Section 5.3(a), then Lessee shall purchase the Leased Facility and shall pay an amount equal to the Purchase Price, to or for the account of Lessor, subject to Section 5.6(d), on the Lessee Termination Date as Lessor shall direct in writing in immediately available funds in Dollars and this Facility Lease shall terminate on the Lessee Termination Date in accordance with Section 5.6.

(d) If Lessee elects to terminate this Facility Lease but not to purchase the Leased Facility pursuant to Section 5.3(a), then Lessee shall pay the aggregate amount of the Pre-Termination Pre-CPCN Expenses less the Major Equipment Procurement Pre-CPCN Expenses to or for the account of Lessor on the Lessee Termination Date as Lessor shall direct in writing in immediately available funds in Dollars and this Facility Lease shall terminate on the Lessee Termination Date in accordance with Section 5.6.

(e) If Lessee elects to continue this Facility Lease pursuant to Section 5.3(a) and provided that Lessee has secured a Completeness Determination from the PSCW and approval from the PSCW to continue this Facility Lease (a copy of which Lessee has included in the Lessee Continuation Notice), then: (i) Lessee shall specify in the Lessee Continuation Notice the date on which the Lease Effective Date shall be deemed to have occurred (the “Lessee Deemed Lease Effective Date”), provided that the Lessee Deemed Lease Effective Date shall not be more than thirty (30) days after the date of the Lessee Continuation Notice; and (ii) the provisions of the first sentence of Section 5.1 shall apply.

(f) In the event that Lessee fails to timely deliver a notice pursuant to Section 5.3(a) within one hundred twenty (120) days after the Required Lease Effective Date, then this Facility Lease will automatically terminate on the date that is one hundred eighty (180) days after the Required Lease Effective Date and Lessee shall be deemed to have elected to purchase the

Leased Facility in accordance with Section 5.3(c). Notwithstanding any other provision of this Section 5.3 or any notice provided by Lessee, in the event the conditions precedent to the Lease Effective Date have been satisfied in accordance with the terms and conditions of this Facility Lease prior to any termination date provided for in this Section 5.3, then the Lessee Termination Notice and the first sentence of this Section 5.3(f) shall automatically be revoked and the provisions of the first sentence of Section 5.1 shall apply.

5.4 Lessee’s Failure to Achieve the Lease Effective Date.

(a) If the Lease Effective Date has not occurred by the Required Lease Effective Date due to the acts or omissions of Lessee (including the failure of Lessee to satisfy its conditions precedent to the Lease Effective Date set forth in Schedule 5.1) or the failure of Lessee to perform any of its obligations under this Facility Lease or any other Lease Document to which it is a party or due to an Excused Event, then within ninety (90) days after the Required Lease Effective Date, Lessor may deliver to Lessee written notice of its election to terminate this Facility Lease (the “Lessor Termination Notice”) or to continue this Facility Lease (the “Lessor Continuation Notice”).

(b) If Lessor elects to terminate this Facility Lease pursuant to Section 5.4(a), then Lessor shall specify in the Lessor Termination Notice (i) the conditions precedent to the Lease Effective Date that Lessor believes have not been satisfied, (ii) the date on which this Facility Lease shall terminate (the “Lessor Termination Date”), provided that the Lessor Termination Date shall not be earlier than the date that is one hundred eighty (180) days after the Required Lease Effective Date, and (iii) whether Lessor elects to retain or sell the Leased Facility to Lessee.

(c) If Lessor elects to terminate this Facility Lease and to sell the Leased Facility to Lessee pursuant to Section 5.4(a), then Lessee shall purchase the Leased Facility and shall pay the Purchase Price to or for the account of Lessor, subject to Section 5.6(d), on the Lessor Termination Date as Lessor shall direct in writing in immediately available funds in Dollars and this Facility Lease shall terminate on the Lessor Termination Date in accordance with Section 5.6.

(d) If Lessor elects to terminate this Facility Lease and to retain the Leased Facility pursuant to Section 5.4(a), then Lessee shall pay the amount of the Pre-Termination Pre-CPCN Expenses less the Major Equipment Procurement Pre-CPCN Expenses to or for the account of Lessor on the Lessor Termination Date as Lessor shall direct in writing in immediately available funds in Dollars and this Facility Lease shall terminate on the Lessor Termination Date in accordance with Section 5.6.

(e) If Lessor elects to continue this Facility Lease pursuant to Section 5.4(a) and provided that Lessor has secured a Completeness Determination from the PSCW (a copy of which Lessor has included in the Lessor Continuation Notice) then: (i) Lessor shall specify in the Lessor Continuation Notice the date on which the Lease Effective Date shall be deemed to have occurred (the “Lessor Deemed Lease Effective Date”), provided that the Lessor Deemed Lease

Effective Date shall not be more than thirty (30) days after the date of the Lessor Continuation Notice; and (ii) the provisions of the first sentence of Section 5.1 shall apply.

(f) In the event that Lessor fails to timely deliver either the Lessor Termination Notice or the Lessor Continuation Notice within ninety (90) days after the Required Lease Effective Date in accordance with Section 5.4(a), then this Facility Lease will automatically terminate on the date that is one hundred eighty (180) days after the Required Lease Effective Date and Lessor shall be deemed to have elected to sell the Leased Facility in accordance with Section 5.4(c). Notwithstanding any other provision of this Section 5.4 or any notice provided by Lessor, in the event that the conditions precedent to the Lease Effective Date have been satisfied in accordance with the terms and conditions of this Facility Lease prior to any termination date provided for in this Section 5.4, then the Lessor Termination Notice and the first sentence of this Section 5.4(f) shall automatically be revoked and the provisions of the first sentence of Section 5.1 shall apply.

5.5 Failure to Achieve the Lease Effective Date Due to Force Majeure.

(a) If the Lease Effective Date has not occurred by the Required Lease Effective Date due to Force Majeure then within ninety (90) days after the Required Lease Effective Date, Lessor may deliver to Lessee a Lessor Termination Notice or a Lessor Continuation Notice.

(b) If Lessor elects to terminate this Facility Lease pursuant to Section 5.5(a), then Lessor shall specify in the Lessor Termination Notice (i) the conditions precedent to the Lease Effective Date that Lessor believes have not been satisfied, (ii) the Lessor Termination Date, which shall not be earlier than the date that is one hundred eighty (180) days after the Required Lease Effective Date, and (iii) whether the Lessor elects to retain or sell the Leased Facility to Lessee.

(c) If Lessor elects to terminate this Facility Lease and to sell the Leased Facility to Lessee pursuant to Section 5.5(a) and Section 5.5(b), then Lessee shall purchase the Leased Facility and shall pay the Purchase Price less any Loss Proceeds and/or Condemnation Award that Lessor received for its own account as a result of such Force Majeure or Event of Total Loss to or for the account of Lessor, subject to Section 5.6(d), on the Lessor Termination Date as Lessor shall direct in writing in immediately available funds in Dollars and this Facility Lease shall terminate on the Lessor Termination Date in accordance with Section 5.6.

(d) If Lessor elects to terminate this Facility Lease and to retain the Leased Facility pursuant to Section 5.5(a), then Lessee shall pay the amount of Pre-Termination Pre-CPCN Expenses less the Major Equipment Procurement Pre-CPCN Expenses to or for the account of Lessor on the Lessor Termination Date as Lessor shall direct in writing in immediately available funds in Dollars and this Facility Lease shall terminate on the Lessor Termination Date in accordance with Section 5.6.

(e) If Lessor elects to continue this Facility Lease pursuant to Section 5.5(a) and provided that Lessor has secured a Completeness Determination from the PSCW (a copy of which Lessor has included in the Lessor Termination Notice) and Lessee has agreed in writing to continue this Facility Lease, then: (i) Lessor shall specify in the Lessor Termination Notice the Lessor Deemed Lease Effective Date, provided that the Lessor Deemed Lease Effective Date shall not be more than thirty (30) days after the date of the Lessor Continuation Notice; and (ii) the provisions of the first sentence of Section 5.1 shall apply.

(f) In the event that Lessor fails to timely deliver either a Lessor Termination Notice or a Lessor Continuation Notice within ninety (90) days after the Required Lease Effective Date in accordance with Section 5.5(a), then this Facility Lease will automatically terminate on the date that is one hundred eighty (180) days after the Required Lease Effective Date and Lessor shall be deemed to have elected to sell the Leased Facility in accordance with Section 5.5(c). Notwithstanding any other provision of this Section 5.5 or any notice provided by Lessor, in the event the conditions precedent to the Lease Effective Date have been satisfied in accordance with the terms and conditions of this Facility Lease prior to any termination date provided for in this Section 5.5, then the Lessor Termination Notice and the first sentence of this Section 5.5(f) shall automatically be revoked and the provisions of the first sentence of Section 5.1 shall apply.

5.6 Termination of the Facility Lease. If Lessee or Lessor elects to terminate this Facility Lease pursuant to Section 5.3(b), Section 5.4(b) or Section 5.5(b), as the case may be, then on the Lessee Termination Date or the Lessor Termination Date, as the case may be:

(a) this Facility Lease shall automatically terminate and each Party shall cease to have any liability to the other Party hereunder, except for any obligations surviving pursuant to the express terms of this Facility Lease; provided, however, that it shall be a condition of such termination that each Party shall have performed its respective obligations pursuant to this Section 5.6 and paid any and all amounts due under this Facility Lease (including any outstanding Monthly Return on Capital Amount Monthly Management Services Costs or Community Impact Mitigation Costs pursuant to Section 2.1(b) not included in the Purchase Price or other amounts due pursuant to Article 5 except as otherwise provided in Section 5.6(d));

(b) if the Leased Facility is sold to Lessee pursuant to Section 5.3(b), Section 5.4(b) or Section 5.5(b), then:

(i) Lessor shall transfer on an “as is” and “where is” basis (by an appropriate instrument of transfer in form and substance reasonably satisfactory to Lessee (provided that such instrument of transfer shall not contain representations or warranties, express or implied, other than a representation and warranty as to the absence of Lessor’s Liens attributable to Lessor, the Member or the Lenders and a representation and warranty that Lessor has authority to sell the Leased Facility) and prepared and recorded at Lessee’s cost and expense) the Leased Facility to Lessee (or its designee);

(ii) to the extent permitted by applicable Law and the provisions of the applicable Government Approvals, Lessor shall, at Lessee’s cost and expense, assign to Lessee or its designee, as the case may be, all of Lessor’s right, title and interest, if any, in all Government Approvals that are required to be obtained in connection with the ownership, use, operation or maintenance of the Unit 1 Facility;

(iii) Lessor shall use commercially reasonable efforts to assign to Lessee, at Lessee’s cost and expense, all of its right, title and interest, if any, in any warranties, covenants and representations of any manufacturer or vendor of the Unit 1 Facility or any component thereof; and

(iv) Lessor shall use commercially reasonable efforts to assign to Lessee, at Lessee’s cost and expense, certain of Lessor’s right, title and interest, if any, in any Project Documents to which it is a party (but only such right, title and interest which it has in its capacity as Lessor under such Project Documents) in accordance with Exhibit E.

(c) if Leased Facility is not sold to Lessee but retained by Lessor pursuant to Section 5.3(b), Section 5.4(b) or Section 5.5(b) then:

(i) to the extent permitted by applicable Law and the provisions of the applicable Government Approvals, Lessee shall, at Lessor’s cost and expense, assign to Lessor or its designee, as the case may be, all of Lessee’s right, title and interest, if any, in all Government Approvals that are required to be obtained in connection with the ownership, use, operation or maintenance of the Unit 1 Facility;

(ii) Lessee shall use all commercially reasonable efforts to assign to Lessor, at Lessor’s cost and expense, all of its right, title and interest, if any, in any warranties, covenants and representations of any manufacturer or vendor of the Unit 1 Facility or any component thereof;

(iii) Lessee shall use commercially reasonable efforts to assign to Lessor, at Lessor’s cost and expense, all of its right, title and interest in the Interconnection Agreement, together with any easements or rights-of-way associated therewith;

(iv) Lessee shall use commercially reasonable efforts to assign to Lessor, at Lessor’s cost and expense, certain of Lessee’s right, title and interest, if any, in any Project Documents to which it is a party (but only such right, title and interest which it has in its capacity as Lessee under such Project Documents) in accordance with Exhibit E;

(v) Lessor may request in writing that the Parties enter into good faith negotiations for an operation and maintenance agreement with respect to Unit 1, on terms and conditions reasonably satisfactory to the Parties (the “Replacement Operating Agreement”); and

(vi) Lessor shall sell to Lessee, and Lessee, shall purchase from Lessor, a portion of Lessor’s New Common Facilities Ownership Interest equal to the aggregate amount of Lessor’s New Common Facilities Ownership Interest which are allocated to the Existing Units pursuant to Schedule 7.4 of this Facility Lease.

(d) if the Leased Facility is sold to Lessee pursuant to Section 5.3(b), Section 5.4(b) or Section 5.5(b) and the Purchase Price is greater than thirty percent (30%) of the Approved Amount, then Lessee shall not be obligated to pay the entire amount of such Purchase Price on the Lessor Termination Date or Lessee Termination Date, as the case may be, but shall be obligated to pay Lessor as follows:

(i)(A) if such Purchase Price is between thirty percent (30%) and fifty percent (50%) of the Approved Amount, then Lessee shall be obligated to pay the full amount of such Purchase Price in twenty (20) equal quarterly installments; and

(B) if such Purchase Price is over fifty percent (50%) of the Approved Amount, then Lessee shall be obligated to pay the full amount of such Purchase Price in forty (40) equal quarterly installments.

(ii) In addition to the repayment of the Purchase Price, Lessee shall be obligated to pay Lessor a Return on Capital with respect to the outstanding unpaid amount of the Purchase Price. On or before the tenth (10th) day of each calendar month (or if such day is not a Business Day, the next Business Day) following the Lessee Termination Date or the Lessor Termination, as the case may be, until the Purchase Price is paid in full to Lessor, Lessor shall submit a written invoice to Lessee which shall indicate (i) the total amount outstanding of the Purchase Price and (ii) the Return on Capital with respect to the total amount outstanding of the Purchase Price. No later than the thirtieth (30th) day after which Lessee receives each invoice (or if such day is not a Business Day, the next Business Day), Lessee shall pay the amount specified in the invoice to or for the account of Lessor as Lessor shall direct in writing in immediately available funds in Dollars.

(iii) Notwithstanding any provision to the contrary contained in this Facility Lease, this Section 5.6(d) shall survive the termination of this Facility Lease.

(e) each Party shall promptly and duly execute and deliver such further documents and take such further action reasonably requested by the other Party, as may be reasonably necessary to carry out the intent and purpose of this Section 5.6.

5.7 PSCW Return Event. If a PSCW Return Event occurs during the Construction Term, then Lessor may, subject to Lessor delivering to Lessee a Purchase Price Notice (with the Purchase Price calculated as of the date of such notice) and a Lessor Termination Notice, exercise its rights and remedies pursuant to Section 5.4(b), provided that for purposes of exercising its rights and remedies under Section 5.4(b), Lessee shall be deemed to have failed to achieve the Lease Effective Date by the Required Lease Effective Date pursuant to Section 5.4(a) and Lessor shall be entitled to exercise its rights and remedies pursuant to Section 5.4(b).

ARTICLE 6: LEASE OF LEASED FACILITY; NATURE OF TRANSACTION

6.1 Lease of Leased Facility. Subject to Section 5.1, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Leased Facility subject to and in accordance with the terms and conditions of this Facility Lease, for the Base Term and, subject to Lessee’s exercise of its renewal options in accordance with Article 14, the Renewal Terms.

6.2 Nature of Transaction. It is the intent of the Parties that: (a) the transactions contemplated hereby constitute a capital lease pursuant to GAAP from Lessor to Lessee for purposes of Lessee’s financial reporting only; (b) the transactions contemplated hereby preserve ownership of the Leased Facility by Lessor for federal and state income tax, bankruptcy and UCC purposes; and (c) other than for Lessee’s financial reporting, the obligations of Lessee to pay Rent shall be treated as payments of rent. Except as otherwise required by any taxing Governmental Authority, the Parties agree that they shall not, nor shall any of their Affiliates, at any time take any action or fail to take any action with respect to the filing of any income tax return, including an amended income tax return, inconsistent with the intention of the Parties expressed in this Section 6.2. Without limiting the generality of the foregoing, the Parties intend and agree that the transactions contemplated in this Facility Lease are, and shall be treated as a lease for U.S. federal and state income tax purposes.

ARTICLE 7: RENT

7.1 Rent Payments.

(a) Basic Rent. Lessee shall pay to Lessor in the manner and place set forth in Section 7.2 on each Rent Payment Date rent calculated in accordance with Schedule 7.1 (the “Basic Rent”) for the lease of the Leased Facility during the Base Term.

(b) Supplemental Rent. Lessee shall pay to Lessor and any other Person entitled thereto pursuant to Section 7.2 any and all Supplemental Rent on the date on which the same shall become due and payable, including, to the extent permitted by applicable Law, interest at the applicable Overdue Rate on any payment of Rent, the Termination Value or the Fair Market Value Purchase Price not paid when due for the period from the due date until the same shall be paid. The expiration or other termination of the Lease Term and/or Lessee’s obligation to pay Basic Rent or Renewal Rent hereunder, as the case may be, shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Facility Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when the same shall be due and payable, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for non-payment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent. Lessor agrees to make available to Lessee, upon written request, copies of all notices, invoices, bills or other documentation reasonably requested by Lessee with respect to the calculation of Supplemental Rent.

(c) Invoices and Supporting Documentation. On or before the tenth (10th) day of each calendar month (or if such day is not a Business Day, the next Business Day) from the Lease Effective Date until this Facility Lease expires or is terminated, Lessor shall submit a written invoice to Lessee which shall indicate the amount of Basic Rent or Renewal Rent, as the case may be, that Lessee owes to Lessor for the previous month. The invoice shall specify each component of the Basic Rent or Renewal Rent formula, as the case may be, and shall resemble the sample calculations, attached for illustrative purposes only, set forth in Annex A to Schedule 7.1 and Annexes A, B and C to Schedule 14.2. Lessor agrees to make available to Lessee, upon written request, copies of all notices, invoices, bills or other documentation reasonably requested by Lessee with respect to the calculation of Basic Rent and Renewal Rent.

(d) Community Impact Mitigation Costs. Lessee shall reimburse Lessor through Basic Rent or Renewal Rent payments for Community Impact Mitigation Costs incurred by or on behalf of Lessor after the Lease Effective Date.

7.2 Place and Manner of Payment.

(a) All payments of Rent, the Termination Value and the Fair Market Value Purchase Price payable by Lessee to Lessor under this Facility Lease shall be made by Lessee to or for the account of Lessor as Lessor shall from time to time direct in writing in immediately available funds in Dollars in the amount of such payments on the date when such payments are due.

(b) Neither Lessee’s inability or failure to take possession of all, or any portion, of the Leased Facility when delivered by Lessor, nor Lessor’s inability or failure to deliver all or any portion of the Leased Facility to Lessee, whether or not attributable to any act or omission of Lessee or any act or omission of any other Person (other than Lessor), or for any other reason whatsoever, shall delay or otherwise affect Lessee’s obligation to pay Rent, the Termination Value and/or the Fair Market Value Purchase Price in accordance with the terms of this Facility Lease.

(c) If the Leased Facility is sold to Lessee pursuant to Section 14.4, and the Fair Market Value Purchase Price is greater than thirty percent (30%) of the Approved Amount, then Lessee shall not be obligated to pay the entire amount of such Fair Market Value Purchase Price as of the last day of the Base Term or Renewal Term, as the case may be, but shall be obligated to pay Lessor as follows:

(i)(A) if such Fair Market Value Purchase Price is between thirty percent (30%) and fifty percent (50%) of the Approved Amount, then Lessee shall be obligated to pay the full amount of the Fair Market Value Purchase Price in twenty (20) equal quarterly installments; and (B) if such Fair Market Value Purchase Price is over fifty percent (50%) of the Approved Amount, then Lessee shall be obligated to pay the full amount of such Fair Market Value Purchase Price in forty (40) equal quarterly installments.

(ii) In addition to the repayment of the Fair Market Value Purchase Price, Lessee shall be obligated to pay Lessor a Return on Capital with respect to the outstanding unpaid amount of the Fair Market Value Purchase Price. On or before the tenth (10th) day of each calendar month (or if such day is not a Business Day, the next Business Day) following the last day of the Base Term or Renewal Term, as the case may be, until the Fair Market Value Purchase Price is paid in full to Lessor, Lessor shall submit a written invoice to Lessee which shall indicate (i) the total amount outstanding of the Fair Market Value Purchase Price and (ii) the Return on Capital with respect to the total amount outstanding of the Fair Market Value Purchase Price. No later than the thirtieth (30th) day after which Lessee receives each invoice (or if such day is not a Business Day, the next Business Day), Lessee shall pay the amount specified in the invoice to or for the account of Lessor in Dollars.

(iii) Notwithstanding any provision to the contrary contained in this Facility Lease, this Section 7.2(c) shall survive the termination of this Facility Lease.

7.3 Net Lease.

(a) THIS FACILITY LEASE IS A NET LEASE AND LESSEE’S OBLIGATION TO PAY ALL RENT, THE TERMINATION VALUE AND/OR THE FAIR MARKET VALUE PURCHASE PRICE SHALL BE ABSOLUTE AND UNCONDITIONAL UNDER ANY AND ALL CIRCUMSTANCES AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSEE SHALL NOT BE ENTITLED TO ANY ABATEMENT OR REDUCTION OF RENT, THE TERMINATION VALUE OR THE FAIR MARKET VALUE PURCHASE PRICE OR ANY SETOFF AGAINST RENT, THE TERMINATION VALUE, THE FAIR MARKET VALUE PURCHASE PRICE, INDEMNITY OR ANY OTHER AMOUNT, WHETHER ARISING BY REASON OF ANY PAST, PRESENT OR FUTURE CLAIMS OF ANY NATURE BY LESSEE AGAINST LESSOR OR ANY OTHER PERSON, OR OTHERWISE, EXCEPT FOR THE DAMAGES, ADJUSTMENTS AND TERMINATION PROVISIONS SPECIFICALLY PROVIDED IN THIS FACILITY LEASE.

(b) Except as otherwise expressly provided herein and by performance of the obligations in connection herewith, this Facility Lease shall not terminate, nor shall the obligations of Lessee be otherwise affected:

(i) by reason of the condition, merchantability, design, quality, fitness for use, any defect in or damage to, loss of possession or use, obsolescence or destruction of any or all of the Leased Facility or the Unit 1 Facility, however caused, or any inability to use the Leased Facility or any part thereof by reason of any such defect;

(ii) by the taking or requisitioning of any or all of the Leased Facility by condemnation or otherwise or by any removal, abandonment, salvage, loss, contamination or destruction of the Leased Facility or the Unit 1 Facility or any part thereof;

(iii) by the invalidity or unenforceability or lack of due authorization by any Person to any Lease Document or other infirmity of this Facility Lease or any other Lease Document;

(iv) by the attachment of any Lien of any third party to any or all of the Leased Facility or the Unit 1 Facility;

(v) by any prohibition or restriction of or interference with Lessee’s use of any or all of the Leased Facility or the Unit 1 Facility by any Person (other than Lessor or a Person rightly claiming through Lessor);

(vi) by the insolvency of or the commencement by or against Lessor or any party to a Lease Document of any bankruptcy, reorganization or similar proceeding;

(vii) by any restriction, prevention or curtailment of or interference with any use of the Leased Facility or any part thereof;

(viii) by any defect in title to or rights to the Leased Facility or the Unit 1 Facility or any Lien on such title or rights to the Leased Facility or the Unit 1 Facility;

(ix) by any change, waiver, extension or indulgence by any Person party to the Lease Documents except to the extent provided in such change, waiver, extension or indulgence;

(x) by any claim that Lessee has or might have against any Person, including any vendor, manufacturer or contractor of or for the Leased Facility or the Unit 1 Facility;

(xi) by any invalidity, unenforceability, illegality or disaffirmance of this Facility Lease against or by Lessee or any provision hereof or any of the other Lease Documents or any provision thereof;

(xii) by the impossibility or illegality of performance by Lessee, Lessor or both under this Facility Lease or any other Lease Document to which either is a party;

(xiii) by any failure on the part of Lessor to perform or comply with any of the terms of this Facility Lease or any other Lease Document (other than performance by Lessor of its obligations under and in accordance with Section 6.1);

(xiv) by any action of any Governmental Authority;

(xv) by any claim for infringement or other liability resulting from any patent, trademark, copyright or other intellectual property rights; or

(xvi) by any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding.

(c) It is the intention of the Parties that all payments of Rent, the Termination Value and the Fair Market Value Purchase Price payable by Lessee hereunder shall be payable in all events in the manner and at the times herein provided unless Lessee’s obligations in respect thereof shall have been terminated or modified pursuant to the express provisions of this Facility Lease. Each payment of Rent, the Termination Value and the Fair Market Value Purchase Price by Lessee hereunder shall be final, and Lessee shall not seek to recover all or any part of such payment from Lessor except as expressly provided in this Facility Lease. Without affecting Lessee’s obligation to pay Rent, the Termination Value and/or the Fair Market Value Purchase Price, as the case may be, and subject in all respects to Sections 7.3, 17.3 and 22.15, Lessee may exercise its remedies at law for a breach by Lessor of its respective obligations under this Facility Lease in accordance with Section 17.2(b). Lessor shall be under no obligation to marshal any assets in favor of Lessee or against or in payment of any or all Rent, the Termination Value or the Fair Market Value Purchase Price. The Parties intend that the obligations of Lessee under this Facility Lease shall be covenants and agreements that are separate and independent from any obligations of Lessor hereunder or under any other Lease Document and the obligations of Lessee under this Facility Lease shall continue unaffected unless such obligations have been modified or terminated in accordance with an express provision of this Facility Lease.

7.4 Common Facilities Adjustment. Upon the occurrence of any of the following events, the New Common Facilities, which are used in common by two or more of Unit 1, Unit 2, the Future Unit and the Existing Units, will be adjusted and the rent formulas in Schedule 7.1 and Schedule 14.2, respectively, will be adjusted as provided below: (i) the “Lease Effective Date” or termination pursuant to Article 5 of the Elm Road II Facility Lease, (ii) the “Lease Effective Date” or termination before the “Lease Effective Date” if the Future Unit is leased to Lessee pursuant to a lease substantially similar to this Facility Lease, or alternatively, if the Future Unit is not so leased, upon commercial operation of the Future Unit or (iii) Lessor transfers or sells to or purchases from another Owner or its Affiliates, a Unit 1 Ownership Interest and a corresponding New Common Facilities Ownership Interest (each, a “New Common Facilities Adjustment Event”):

(a) Lessor shall adjust Lessor’s New Common Facilities Ownership Interest and New Common Facilities Ownership Percentage in accordance with Schedule 7.4. If Lessor’s New Common Facilities Ownership Interest is increased pursuant to this Section 7.4, then the increased amount of New Common Facilities Ownership Interest shall be part of the Leased Facility and shall be subject to the terms and conditions of this Facility Lease. If Lessor’s New Common Facilities Ownership Interest is decreased pursuant to this Section 7.4, then the decreased amount of New Common Facilities Ownership Interest shall be released from the Leased Facility and shall no longer be subject to the terms and conditions of this Facility Lease; and

(b) Lessor shall amend the Basic Rent and the Renewal Rent formulas in Schedule 7.1 and Schedule 14.2, respectively, to reflect any change in Lessor’s New Common

Facilities Ownership Interest and New Common Facilities Ownership Percentage, in accordance with Schedule 7.4.

7.5 Unit 1 Ownership Adjustment.

(a) Subject to Section 7.5(c), if at any time Lessor acquires all or a portion of another Owner’s ownership interest in Unit 1, then effective as of the consummation of such acquisition, the amount of Unit 1 Ownership Interest acquired shall be part of the Leased Facility, and shall be subject to the terms and conditions of this Facility Lease, and Lessor shall amend the Basic Rent and the Renewal Rent formulas in Schedule 7.1 and Schedule 14.2, respectively, to reflect the change in Lessor’s Unit 1 Ownership Interest and Unit 1 Ownership Percentage in accordance with this Section 7.5(a).

(b) If at any time Lessor sells or transfers a portion of its ownership interest in Unit 1 to another Owner, then effective as of the consummation of such sale or transfer, the amount of Unit 1 Ownership Interest sold or transferred shall no longer be a part of the Leased Facility and shall be released from the terms and conditions of this Facility Lease, and Lessor shall amend the Basic Rent and the Renewal Rent formulas in Schedule 7.1 and Schedule 14.2, respectively, to reflect the change in Lessor’s Unit 1 Ownership Interest and Unit 1 Ownership Percentage in accordance with this Section 7.5(b).

(c) If nine (9) months after the date of this Facility Lease or at any time thereafter, Lessor’s Unit 1 Ownership Percentage is or becomes greater than eighty-four percent (84%), then Lessor and Lessee shall provide to the PSCW, within forty-five (45) days thereafter, a report that either: (i) demonstrates that Lessee’s customers are not paying for too much capacity, or (ii) a plan to eliminate customer impact from paying for too much capacity, pursuant to order point 24 of the CPCN Approval.

ARTICLE 8: REPRESENTATIONS AND WARRANTIES

8.1 Representations and Warranties of the Parties. Each of Lessee and Lessor represents and warrants to the other Party, as of the Execution Date as follows:

(a) Due Organization, Etc. It: (i) is duly formed, validly existing and in good standing under the Laws of the State of Wisconsin, (ii) has all requisite power and all material Government Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it or proposed to be conducted by it makes such qualification necessary.

(b) Due Authorization. It has all necessary corporate power and authority to execute, deliver and perform its obligations under this Facility Lease and each other Lease Document to which it is a party, and the execution, delivery and performance by it of this Facility Lease and each other Lease Document to which it is a party have been duly authorized by all necessary corporate action on its part.

(c) Non-Contravention. The execution, delivery and performance by it of this Facility Lease and each other Lease Document to which it is a party does not and shall not:

(i) violate its Organic Documents;

(ii) violate any Law or Government Approval applicable to it or its property or to the Leased Facility;

(iii) result in a breach of or constitute a default of any Lease Document or any other material agreement to which it is a party; or

(iv) result in, or require the creation or imposition of, any Lien (other than a Permitted Encumbrance) on any of its properties.

(d) Enforceability, Etc. This Facility Lease and each other Lease Document to which it is a party: (i) has been duly authorized and duly and validly executed and delivered by it; and (ii) assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar Laws affecting creditors’ rights generally and by general principles of equity.

(e) Litigation. No court order, judgment or arbitral award has been issued and is outstanding with respect to it or any of its properties, rights or assets (including the Leased Facility) which prohibits it from executing or delivering this Facility Lease or any other Lease Document to which it is a party or performing in any material respect its obligations under this Facility Lease or any other Lease Document to which it is a party.

(f) Government Approvals. All Government Approvals required by applicable Law to have been obtained by it prior to the date of this representation and warranty in connection with the due execution and delivery of, and performance by it of its obligations and the exercise of its rights under, this Facility Lease and each other Lease Document to which it is a party have been obtained and are in full force and effect, and are held in its name and are free from conditions or requirements (i) compliance with which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Facility Lease and each other Lease Document to which it is party or the validity or enforceability of this Facility Lease and each other Lease Document to which it is a party or (ii) which it does not reasonably expect to be able to satisfy.

(g) No Breach of Lease Documents. It is not in breach of any material obligation under any of the Lease Documents to which it is a party.

8.2 Special Lessor Representations. Lessor represents and warrants to Lessee, as of the Decommissioning Completion Date as follows:

(a) Change in Business. Lessor is not engaged in any business other than the business relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing of the Elm Road Facility, as contemplated by this Facility Lease and the other Lease Documents and the activities incidental thereto, the Project Documents, the Elm Road II Facility Lease and any other agreements relating to the Future Unit.

(b) Ownership of Assets. Lessor does not own any assets other than those relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing of the Elm Road Facility, as contemplated by this Facility Lease and the other Lease Documents and the activities incidental thereto, the Project Documents, the Elm Road II Facility Lease and any other agreements relating to the Future Unit.

(c) No Subsidiaries. Lessor has no subsidiaries and does not beneficially own the whole or any part of the issued share capital or other ownership interest of any other Person.

(d) Other Indebtedness. Lessor has not incurred any indebtedness other than that permitted or required by this Facility Lease and the other Lease Documents or otherwise incurred in the ordinary course of business relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing of the Elm Road Facility. Lessor has not assumed or guaranteed or become obligated for the debts of any other Person other than as required or permitted by this Facility Lease and the other Lease Documents, the Project Documents, the Elm Road II Facility Lease and any other agreements relating to the Future Unit.

(e) Maintenance of Accounts; Maintenance of Records; Commingling of Funds; Arms-Length Transactions.

(i) Lessor maintains its accounts, books and records separate from any other Person and in accordance with GAAP.

(ii) Lessor does not commingle its funds or assets with those of any other Person and holds its assets and conducts its business in its own name.

(iii) Lessor will not enter into or be party to any transactions or agreements with its Members or Affiliates other than those transactions or agreements contemplated by the Elm Road I Facility Lease, the Project Documents, the Elm Road II Facility Lease and any other agreements relating to the Future Unit except in the ordinary course of its business and on terms that are reasonably fair and are no less favorable to it than would be obtained in a comparable arm’s length transaction with an unrelated third party.

8.3 Disclaimer of Warranties. Without waiving any claim Lessee may have against any manufacturer, vendor or contractor, LESSEE ACKNOWLEDGES AND AGREES THAT: (a) THE UNIT 1 FACILITY IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE ACCEPTABLE TO LESSEE; (b) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES; (c) LESSOR IS NOT A MANUFACTURER THEREOF OR A DEALER

IN OR VENDOR OF PROPERTY OF SUCH KIND, AND (d) LESSOR HAS NOT MADE, OR DOES OR WILL NOT MAKE (i) ANY REPRESENTATION OR WARRANTY OR COVENANT WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF ANY OR ALL OF THE UNIT 1 FACILITY IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE OR ANY OTHER PERSON, OR (ii) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OR ALL OF THE UNIT 1 FACILITY, IT BEING AGREED THAT, EXCEPT AS EXPRESSLY SPECIFIED HEREIN OR IN THE OTHER LEASE DOCUMENTS, ALL RISKS ASSOCIATED WITH THE UNIT 1 FACILITY, AS BETWEEN LESSOR AND LESSEE, SHALL BE BORNE SOLELY BY LESSEE. In no event shall Lessee have any recourse against Lessor for any defect in or exception to title to the Unit 1 Facility, except with respect to Lessor’s Liens attributable to Lessor, the Member or the Lenders.

8.4 Assignment of Warranties. Lessor shall use all commercially reasonable efforts to assign to Lessee, effective as of the Lease Effective Date, all of Lessor’s right, title and interest in any warranties, covenants and representations of any manufacturer, vendor or contractor of the Unit 1 Facility or any component thereof.

8.5 Claims Against Third Parties Relating to the Unit 1 Facility. During the Lease Term, so long as no Lessee Event of Default shall have occurred and be continuing, Lessor hereby appoints irrevocably and constitutes Lessee its agent and attorney-in-fact, coupled with an interest, to assert and enforce, from time to time, in the name and for the account of Lessor and Lessee, as their interests may appear, but in all cases at the sole cost and expense of Lessee, whatever Claims and rights Lessor may have in respect of the Unit 1 Facility against any manufacturer, vendor or contractor, or under any express or implied warranties relating to the Unit 1 Facility. Lessor agrees to cooperate and provide any information reasonably requested by Lessee to assist Lessee in enforcing warranties from any manufacturer, vendor or contractor related to the Unit 1 Facility.

ARTICLE 9: USE AND MAINTENANCE OF UNIT 1 FACILITY

9.1 Use and Possession of Unit 1 Facility. Without limiting Lessee’s obligations under Section 9.2, Lessee shall use and operate the Unit 1 Facility in compliance in all material respects with all applicable Laws. Lessee shall obtain and maintain in full force and effect all material Government Approvals required by applicable Law to use and operate the Unit 1 Facility and to perform its other obligations under this Facility Lease and the other Lease Documents to which it is a party and shall comply in all material respects with all such Government Approvals in connection with the use and operation of the Unit 1 Facility and the performance of its other obligations under this Facility Lease and the other Lease Documents to which it is a party. Lessee shall not use and operate the Unit 1 Facility for any purpose or in any manner that would adversely affect, in any material respect, the Fair Market Value, utility, remaining useful life or residual value of the Unit 1 Facility (other than to the extent any of the foregoing constitutes Ordinary Wear and Tear). Lessee hereby waives any right that it may now have or hereafter acquire under any Law or otherwise (a) to require Lessor to repair, renew, replace or improve all or any part of the Unit 1 Facility, or (b) to make any repairs to the Unit 1 Facility at the expense of Lessor, in each case, except as expressly provided for in this Facility Lease. Subject to Section 9.3 and Section 22.7(f) and Article 17, the Unit 1 Facility shall at all times during the Lease Term be and remain in the possession and control of Lessee and the other Owners, if any.

9.2 Maintenance of Unit 1 Facility. During the Lease Term, Lessee shall, at its own cost and expense, keep, repair, maintain and preserve the Unit 1 Facility in all material respects: (a) in good condition (Ordinary Wear and Tear excepted), repair and working order; (b) in accordance with Good Utility Practice and all insurance policies required to be maintained by Lessee pursuant to this Facility Lease; (c) so as not to cause any manufacturer’s warranties then in effect on the Unit 1 Facility to become void; and (d) in compliance with all applicable Laws and Government Approvals.

9.3 Removal of Components.

(a) In the ordinary course of repairing, maintaining, preserving or testing the Unit 1 Facility or any component thereof, Lessee shall have the right to remove or cause to be removed any component of such Unit 1 Facility; provided, however, that: (i) Lessee shall cause any such component to be replaced by a replacement component; (ii) Lessee shall cause such replacement component to be free and clear of all Liens (other than Permitted Encumbrances) and in as good an operating condition as that of the component replaced and with a residual value, utility and remaining useful life at least equal to that of the component replaced (in each case, assuming that the replaced component was maintained in accordance with the terms of this Facility Lease); and (iii) the use of such replacement component as part of the Unit 1 Facility shall not, other than in a de minimis respect, diminish the Fair Market Value, utility, remaining useful life or residual value of the Unit 1 Facility. Each component (other than an Obsolete Component) removed from the Unit 1 Facility will remain subject to this Facility Lease, wherever located, until such time as such component is replaced by a replacement component which has been incorporated in the Unit 1 Facility and which meets the requirements for replacement components specified in this Section 9.3(a). Lessee shall take all actions reasonably requested by Lessor to cause such removed component to remain subject to this Facility Lease.

(b) Notwithstanding anything to the contrary contained in Section 9.3(a), Lessee shall not be required to replace a particular component in accordance with Section 9.3(a) if such component is obsolete and its removal without replacement could not reasonably be expected to diminish, other than in a de minimis respect, the residual value, utility or remaining useful life of the Unit 1 Facility (“Obsolete Component”).

(c) Immediately upon removal of an Obsolete Component or removal of any other component from the Unit 1 Facility pursuant to Section 9.3(a) and the replacement component becoming incorporated in the Unit 1 Facility in accordance with Section 9.3(a), and without further act and with no adjustment to the Rent, the Termination Value or the Fair Market Value Purchase Price, as the case may be: (i) the removed component shall no longer be subject to this Facility Lease, (ii) title to the removed component shall thereupon vest in Lessee or such other Person as shall be designated by Lessee, free and clear of all rights of Lessor, and (iii) in the case of any replacement component, title to the replacement component shall thereupon vest with Lessor and such replacement component shall (A) become subject to this Facility Lease and (B) be deemed a part of the Unit 1 Facility for all purposes of this Facility Lease.

ARTICLE 10: INVESTMENTS

10.1 Investments. Provided that Lessee’s senior unsecured long-term debt is rated at least Investment Grade, Lessor shall, during the Base Term and any Renewal Term, finance Lessor’s Percentage of all capital costs associated with any capital renewal, replacement, improvement, enhancement, modification, alteration and addition to the Unit 1 Facility (each, an “Improvement”) if such Improvement is required by applicable Law, is necessary or appropriate for the efficient operation of the Unit 1 Facility or is consistent with Good Utility Practice, provided that:

(a) Such Improvement will not have a material adverse effect on the value of Lessor’s investment in the Unit 1 Facility (including an adverse effect, in any material respect, on the Fair Market Value, residual value, utility or remaining useful life of the Unit 1 Facility, causing any manufacturer’s warranties then in effect on the Unit 1 Facility to become void, creating any Liens on the Leased Facility (other than Permitted Encumbrances) or causing the Improvement or Unit 1 Facility to become “limited use” property within the meaning of Rev. Proc. 2001-28, 2001-19 I.R.B. 1156) or otherwise cause harm to the Unit 1 Facility; and

(b) Lessee has received any Government Approvals required for designing, engineering, procuring, permitting, constructing and operating such Improvement, including any Government Approvals required by the PSCW which would be applicable if the Improvement was proposed, constructed and owned by a public utility in Wisconsin. The Parties agree that they will not, either separately or jointly, attempt to avoid PSCW regulation and oversight of Improvements, including by dividing an Improvement into a series of renewals, replacements, improvements, enhancements, modifications, alterations or additions any one or number of which would not be of sufficient cost to mandate PSCW oversight.

Improvements which meet the requirements of Section 10.1(a) and (b) shall be known as “Investments”.

10.2 Financing of Investments.

(a) No later than August 1st of each calendar year during the Lease Term, Lessee shall notify Lessor in writing (the “Investments Notice”) of each Investment which Lessee is planning or is required by applicable Law to make in the succeeding calendar year pursuant to Section 10.1. Each Investments Notice shall include: (i) a description of the Investments and the design and material equipment to be used in such Investments; (ii) a proposed timeline for designing, engineering, procuring, permitting and constructing the respective Investments; and (iii) the expected total and monthly capital costs for Lessee to design, engineer, procure, permit and construct the respective Investments. Lessee shall provide to Lessor such additional information with respect to the Investments as Lessor may reasonably request.

(b) If pursuant to Section 10.1, Lessor is not obligated to and does not elect, in its discretion, to finance any Investment, Lessee may, in its sole discretion, elect to finance the capital costs associated with such Investment as outlined in the Investments Notice.

(c) Within thirty (30) days from receipt of the Investments Notice, Lessor and Lessee shall promptly meet to agree on: (i) the final design and material equipment to be used in the respective Investments; (ii) the final timeline for designing, engineering, procuring, permitting and constructing the respective Investments; and (iii) the total capital costs (the “Investments Total Capital Costs”) and the monthly capital costs required to design, engineer, procure, permit and construct the respective Investments.

10.3 Title. Title to all Investments shall be and remain the property of Lessor and the other Owners, if any, and, to the extent of Lessor’s Percentage, it shall automatically become subject to this Facility Lease and be deemed part of the Unit 1 Facility for all purposes of this Facility Lease; provided, however, that if upon termination of this Facility Lease the Leased Facility is not purchased by Lessee, then any Investment made by Lessee that Lessor did not finance pursuant to Section 10.1 shall be purchased by Lessor or its designee pursuant to Section 15.1(b)(iv).

ARTICLE 11: SPECIAL LESSOR COVENANTS

Lessor covenants and agrees that on and after the Decommissioning Completion Date and until the termination of this Facility Lease, unless otherwise approved by Lessee, such approval not to be unreasonably withheld or delayed:

11.1 Change in Business. Lessor shall not engage in any business other than business relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing of the Elm Road Facility, as contemplated by this Facility Lease and the other Lease Documents and activities incidental thereto, the Project Documents, the Elm Road II Facility Lease and any other agreements relating to the Future Unit.

11.2 Ownership of Assets. Lessor shall not acquire any assets other than those relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing of the Elm Road Facility as contemplated by this Facility Lease and the other Lease Documents and activities incidental thereto, the Project Documents, the Elm Road II Facility Lease and any other agreements relating to the Future Unit.

11.3 No Subsidiaries. Lessor shall not have any subsidiaries and shall not beneficially own the whole or any part of the issued share capital or other ownership interest of any Person.

11.4 Other Indebtedness. Lessor shall not incur any indebtedness other than that permitted or required by this Facility Lease and the other Lease Documents, the Elm Road II

Facility Lease and any other agreements relating to the Future Unit or otherwise incurred in the ordinary course of business relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing of the Elm Road Facility. Lessor shall not assume or guarantee or become obligated for the debts of any other Person other than as required or permitted by this Facility Lease and the other Lease Documents, the Project Documents, Elm Road II Facility Lease and any other agreements relating to the Future Unit.

11.5 Amendments to Constituent Documents. Lessor shall not amend or permit to be amended its Membership Agreement or other constituent documents or the rights attaching to membership interests in Lessor if such amendment could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Facility Lease and the other Lease Documents to which it is a party or the validity or enforceability of such Lease Documents.

11.6 Maintenance of Accounts; Maintenance of Records; Commingling of Funds; Arms-Length Transactions.

(a) Lessor shall maintain its accounts, books and records separate from any other Person and in accordance with GAAP.

(b) Lessor shall not commingle its funds or assets with those of any other Person and will hold its assets and conduct business in its own name.

(c) Lessor shall not enter into or be party to any transactions or agreements with its Members or Affiliates (other than the Lease Documents, the Project Documents, the Elm Road II Facility Lease and those agreements contemplated thereby and any other agreements relating to the Future Unit) except in the ordinary course of its business and on terms that are reasonably fair and are no less favorable to it than would be obtained in a comparable arm’s length transaction with an unrelated third party.

11.7 Independent Director. If and only if Lessor is not an Affiliate of Lessee, Lessor shall ensure that its constituent documents require the favorable vote of one (1) independent director or independent member, as the case may be, before Lessor can take any of the following voluntary actions in anticipation of insolvency or bankruptcy:

(a) apply for or consent to the appointment of a receiver, trustee or liquidator of Lessor or of all or a substantial part of Lessor’s assets;

(b) file a voluntary petition in bankruptcy, or admit in writing Lessor’s inability to pay Lessor’s debts as they come due;

(c) make a general assignment for the benefit of Lessor’s creditors;

(d) file a petition or an answer seeking reorganization or arrangement with Lessor’s creditors or take advantage of any insolvency Law;

(e) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against Lessor in any bankruptcy, reorganization or insolvency proceedings; or

(f) agree to be the subject of an order, judgment or decree entered by any court of competent jurisdiction, approving a petition seeking reorganization of Lessor or appointing a receiver, trustee or liquidator of Lessor or of all or a substantial part of Lessor’s assets.

ARTICLE 12: INSPECTION AND RIGHT TO ENTER

12.1 Inspection. Upon at least five (5) Business Days’ prior written notice by Lessor, Lessee shall make the Unit 1 Facility and the Elm Road Site available to Lessor or its designee for inspection at reasonable times and under conditions reasonably acceptable to Lessee; provided that Lessor and its designees shall comply with all of Lessee’s reasonable rules and regulations, including security and safety requirements and any applicable insurance policies.

12.2 Right to Enter.

(a) Lessor and its designees shall have the right to enter upon the Elm Road Site for the purpose of exercising any of their rights or performing any of their obligations under this Facility Lease; provided that Lessor and its designees shall comply with all of Lessee’s reasonable rules and regulations, including security and safety requirements and any applicable insurance policies.

(b) Upon the occurrence and continuation of a Lessee Event of Default and the exercise of remedies by Lessor pursuant to Article 17, Lessor shall have the right to enter upon the Elm Road Site for the purpose of repossessing the Leased Facility. Lessor shall not be liable for any damage to Lessee’s property caused by the repossession of the Leased Facility pursuant to the preceding sentence.

ARTICLE 13: RISK OF LOSS; INSURANCE

13.1 Risk of Loss.

(a) During the Lease Term, the risk of loss of or decrease in the enjoyment and beneficial use of the Unit 1 Facility as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall not be answerable or accountable to Lessee therefor.

(b) Lessee shall notify Lessor of any Event of Loss with respect to the Unit 1 Facility (including a description of the loss of, destruction or damage to, or taking of the Unit 1 Facility) resulting in physical loss, destruction or damage to the Unit 1 Facility in excess of five hundred thousand Dollars ($500,000) or any Event of Total Loss occurring during the Lease Term. Following any Event of Loss with respect to the Unit 1 Facility occurring during the Lease Term, Lessee shall promptly repair the Unit 1 Facility or replace a component thereof, as applicable so that the Unit 1 Facility shall have a current and residual value, remaining useful life and utility at least equal to that of the Unit 1 Facility prior to such Event of Loss, assuming the Unit 1 Facility was in the condition and repair required to be maintained by this Facility Lease. Lessee shall notify Lessor of the repairs to be undertaken with respect to the Unit 1 Facility and when such repairs are completed. Lessor and its designees shall be entitled to make a physical inspection of the damaged and restored property in accordance with Section 12.2.

(c) If an Event of Loss with respect to the Unit 1 Facility occurs and Lessee does not repair the Unit 1 Facility or replace a component thereof in accordance with the provisions of Section 13.1(b), then, unless and until Lessor terminates this Facility Lease in accordance with the terms hereof, Lessee shall be obligated to continue to pay Rent to Lessor under this Facility Lease in the same amount as would otherwise have been payable hereunder.

(d) If an Event of Total Loss with respect to the Unit 1 Facility occurs during the Lease Term or an “Event of Total Loss” under and as defined in the Elm Road I Ground Lease which has a material adverse effect on the Unit 1 Facility occurs during the Lease Term, then Lessor shall receive, retain and own any Condemnation Award and Loss Proceeds related to such Event(s) of Total Loss which are paid to Lessor for its own account under the insurance coverages Lessee is required to carry during the Lease Term pursuant to this Facility Lease (collectively, the “Recovered Loss Proceeds”) and this Facility Lease shall terminate effective one hundred eighty (180) days after the date of such Event(s) of Total Loss. If the sum of the Recovered Loss Proceeds, plus Rent payable by Lessee through the termination of this Facility Lease (“Event of Total Loss Amount”) is greater than the then Aggregate Principal Amount, then Lessor shall pay to Lessee such difference within ninety (90) days of the date after the termination of this Facility Lease. If the Event(s) of Total Loss Amount is less than the then Aggregate Principal Amount, Lessee shall pay to Lessor, within ninety (90) days of the date of termination of this Facility Lease, the difference between the Event of Total Loss Amount and the Aggregate Principal Amount. If the Parties agree to apply the Recovered Loss Proceeds related to the Event of Total Loss to the repair or replacement of the Unit 1 Facility, this Facility Lease may be continued as amended by the mutual agreement of the Parties and as approved by the PSCW. The provisions of this Section 13.1(d) shall survive the termination of this Facility Lease.

13.2 Insurance. At all times during the Lease Term, Lessee shall maintain insurance with respect to the Unit 1 Facility in accordance with the requirements of Schedule 13.2. If Lessee fails to procure or maintain the full insurance coverage required by this Section 13.2, then Lessor may (but shall not be obligated to), upon thirty (30) days’ prior written notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to Lessee of any such failure, take out the required policies of insurance and pay the premiums on such required policies of insurance. All amounts so advanced therefor by Lessor shall become an additional obligation of Lessee hereunder, and Lessee shall forthwith pay such amounts to Lessor as Supplemental Rent, together with interest thereon from the date so advanced at the applicable Overdue Rate.

ARTICLE 14: END OF TERM OPTIONS AND TERMINATION

14.1 Appraisal Report.

(a) No later than seven hundred thirty (730) days and no earlier than eight hundred fifty (850) days prior to the end of the Base Term and any Renewal Term, Lessor shall submit to Lessee, with a copy to the PSCW, a written list of proposed Appraisers. Lessee shall select one (1) of the Appraisers from Lessor’s list and give written notice thereof to Lessor and the PSCW. The PSCW shall either approve the Appraiser selected by Lessee or choose a different Appraiser from Lessor’s list. The Appraiser selected in accordance with this Section 14.1(a) (the “Independent Appraiser”) shall appraise the Unit 1 Facility in accordance with Section 14.1(b).

(b) Within ninety (90) days of appointment, the Independent Appraiser shall deliver to Lessor and Lessee a written report, in form and substance satisfactory to Lessor (the “Appraisal Report”), which shall certify as to (i) the cash payment obtainable in an arm’s length sale of the Unit 1 Facility between an informed and willing purchaser under no compulsion to purchase and an informed and willing seller under no compulsion to sell at the end of the Base Term or the Renewal Term taking into account any Investments financed by Lessor, as the case may be (an amount equal to Lessor’s Percentage of such cash payment is herein referred to as the “Fair Market Value Purchase Price”) and (ii) in the case of an appraisal during the First Renewal Term or the Second Renewal Term, as the case may be, the Current Economic Useful Life of the Unit 1 Facility and the Appraised FMV of the Unit 1 Facility at the end of the subsequent Renewal Term taking into account any Investments; provided, however, that the Appraised FMV shall be determined without taking into account inflation or deflation occurring after the Lease Effective Date (including any inflation or deflation occurring during the respective Renewal Term).

(c) Within sixty (60) days of the date of an Appraisal Report, Lessee shall notify Lessor in writing in accordance with Wisconsin Stat. § 196.52(9)(b)(8)(a) (the “Lessee Election Notice”) whether it elects: (i) to renew this Facility Lease in accordance with Section 14.2, provided, however, that such election occurs during the Base Term, the First Renewal Term or the Second Renewal Term, (ii) to purchase the Leased Facility in accordance with Section 14.4, or (iii) to terminate this Facility Lease in accordance with Section 14.5, provided, however, that if Lessee fails to timely deliver to Lessor a Lessee Election Notice, Lessee shall be deemed to have elected (A) in the case of the Base Term, the First Renewal Term or the Second Renewal Term, to renew this Facility Lease in accordance with Section 14.2 or (B) in the case of the Third Renewal Term, to terminate this Facility Lease in accordance with Section 14.5.

(d) Notwithstanding anything to the contrary contained herein, if Lessee elects in the Lessee Election Notice to purchase the Leased Facility, Lessor shall have thirty (30) days from receipt of the Lessee Election Notice to demonstrate to the PSCW, pursuant to Wisconsin Stat. § 196.52(9)(b)(8)(b), that a renewal of this Facility Lease rather than sale of the Leased Facility is necessary to avoid material adverse tax consequences to Lessor or its Affiliates and any other requirements as set forth in Wisconsin Stat. § 196.52(9)(b)(8)(b). If the PSCW determines that a renewal of this Facility Lease is necessary in accordance with Wisconsin Stat. § 196.52(9)(b)(8)(b) within one hundred eighty (180) days of such demonstration or if the PSCW fails to make a determination within such one hundred eighty (180) day period, then this Facility Lease shall be renewed in accordance with Section 14.2. If the PSCW determines within such one hundred eighty (180) day period that Lessor has failed to demonstrate that renewal of this Facility Lease is necessary pursuant to Wisconsin Stat. § 196.52(9)(b)(8)(b), then Lessee shall purchase the Leased Facility in accordance with Section 14.4.

14.2 End of Term Renewal of Facility Lease.

(a) If Lessee notifies Lessor in the Lessee Election Notice that it elects or is deemed to have elected to renew this Facility Lease pursuant to Section 14.1(c) or Section 14.1(d) or Lessee notifies Lessor in the Lessee Early Renewal Notice that it elects to renew this Facility Lease early pursuant to Section 14.3(c), then at the end of the Base Term, the First Renewal Term or the Second Renewal Term, as the case may be, this Facility Lease shall, subject to Section 14.2(b), automatically be extended for a period of time (such periods of time, the “First Renewal Term”, the “Second Renewal Term” and the “Third Renewal Term”, respectively) equal to (i)(A) in the case of the First Renewal Term, eighty percent (80%) of the Economic Useful Life of the Unit 1 Facility as determined by the Unit Appraiser pursuant to Section 4.6 or (B) in the case of the Second Renewal Term or the Third Renewal Term, eighty percent (80%) of the Current Economic Useful Life of the Unit 1 Facility as determined by the Independent Appraiser pursuant to Section 14.1(b) or the Early Renewal Independent Appraiser pursuant to Section 14.3(b), as the case may be, less (ii) the sum of the Base Term and any previous Renewal Terms, in each case expressed in calendar months, with any partial calendar month rounded down to the next whole calendar month, on the same terms and conditions as were applicable during the Base Term; provided, however, that Lessee shall pay to Lessor pursuant to Section 7.1 on each Rent Payment Date during the respective Renewal Term rent calculated in accordance with Schedule 14.2 (“Renewal Rent”) for the lease of the Leased Facility during the respective Renewal Term; provided, further, if any subsequent Renewal Term will be less than twenty four (24) months, then the provisions in Section 14.1(c) shall apply as if the existing Base Term or Renewal Term, as the case may be, ends on the last day of such subsequent Renewal Term.

(b) Notwithstanding anything to the contrary in Article 14, in no event shall a Renewal Term extend beyond the earlier of: (i) (A) in the case of the First Renewal Term, the date as of which the Appraised FMV, as determined by the Unit Appraiser pursuant to Section 4.6, or (B) in the case of any Renewal Term (other than the First Renewal Term), the date as of which the Appraised FMV as determined by the Independent Appraiser pursuant to Section 14.1(b) or the Early Renewal Independent Appraiser pursuant to Section 14.3(b), as the case may be, is equal to or is less than twenty percent (20%) of the total Construction Costs incurred by or on behalf of Lessor to construct and commission the Unit 1 Facility, and (ii) the date as of which (A) in the case of the First Renewal Term, the sum of the Base Term and the First Renewal Term shall equal eighty percent (80%) of the Economic Useful Life of the Unit 1 Facility as determined by the Unit Appraiser pursuant to Section 4.6 and (B) in the case of any Renewal Term (other than the First Renewal Term), the sum of the Base Term, any previous Renewal

Terms and the subsequent Renewal Term shall equal eighty percent (80%) of the Current Economic Useful Life of the Unit 1 Facility, as determined by the Independent Appraiser pursuant to Section 14.1(b) or the Early Renewal Independent Appraiser pursuant to Section 14.3(b), as the case may be; it being the intent of the Parties that Lessee’s right to renew this Facility Lease shall not conflict with the Parties’ intent regarding the tax ownership of the Leased Facility for federal and state income tax purposes as more fully described in Section 6.2. If a Renewal Term would extend beyond the earlier of (i) and (ii) above, then the duration of such Renewal Term shall automatically and without any action on the part of the Parties be reduced so as to ensure that the provisions of this Section 14.2(b) are met, notwithstanding that the duration of such Renewal Term may be shorter than the duration prescribed for the Renewal Term in Section 14.2(a).

14.3 Early Exercise of Renewal Option.

(a) If Lessee expects to make Investments to the Unit 1 Facility and one of the following conditions (each, an “Early Renewal Condition”) has been satisfied, then Lessee may in accordance with this Section 14.3 exercise its option to renew this Facility Lease early:

(i) If 75% - 79.99% of the Base Term, the First Renewal Term or the Second Renewal Term, as the case may be, shall have expired at the expected in-service date of such Investments and Lessor’s Percentage of such Investments is expected to cost $50,000,000 or more;

(ii) If 80% - 84.99% of the Base Term, the First Renewal Term or the Second Renewal Term, as the case may be, shall have expired at the expected in-service date of such Investments and Lessor’s Percentage of such Investments is expected to cost $40,000,000 or more;

(iii) If 85% - 89.99% of the Base Term, the First Renewal Term or the Second Renewal Term, as the case may be, shall have expired at the expected in-service date of such Investments and Lessor’s Percentage of such Investments is expected to cost $30,000,000 or more;

(iv) If 90% - 94.99% of the Base Term, the First Renewal Term or the Second Renewal Term, as the case may be, shall have expired at the expected in-service date of such Investments and Lessor’s Percentage of such Investments is expected to cost $20,000,000 or more; or

(v) If 95% or more of the Base Term, the First Renewal Term or the Second Renewal Term, as the case may be, shall have expired at the expected in-service date of such Investments and Lessor’s Percentage of such Investments is expected to cost $10,000,000 or more.

(b) If one of the Early Renewal Conditions has been satisfied, then within fifteen (15) days of such occurrence (or, if earlier, the date by which an application for a certificate of public convenience and necessity with respect to such Investments is to be filed with the PSCW), Lessee may so notify Lessor in writing (each, an “Early Renewal Notice”). Lessee shall include in the Early Renewal Notice: (i) the Early Renewal Condition that has been satisfied; (ii) a description of the Investments (the “Renewal Triggering Plant Investment”) and the design and material equipment to be used in such Renewal Triggering Plant Investment; (iii) a proposed timeline for designing, engineering, procuring, permitting and constructing the Renewal Triggering Plant Investment; and (iv) Lessor’s Percentage of the expected total and monthly capital costs for Lessee to design, engineer, procure, permit and construct the Renewal Triggering Plant Investment. No later than fifteen (15) days after the date of the Early Renewal Notice, Lessor shall submit to Lessee, with a copy to the PSCW, a written list of proposed Appraisers. Lessee shall select one (1) of the Appraisers from Lessor’s list and give written notice thereof to Lessor and the PSCW. The PSCW shall either approve the Appraiser selected by Lessee or choose a different Appraiser from Lessor’s list. The Appraiser selected in accordance with this Section 14.3 (the “Early Renewal Independent Appraiser”) shall appraise Unit 1 Facility in accordance with this Section 14.3. The Early Renewal Independent Appraiser shall, within ninety (90) days of appointment, deliver to Lessor and Lessee a written report (the “Early Renewal Appraisal Report”), in form and substance satisfactory to Lessor, which shall certify as to the (i) Fair Market Value Purchase Price of the Unit 1 Facility taking into account any Investments financed by Lessor and (ii) in the case of an appraisal during the First Renewal Term or the Second Renewal Term, as the case may be, the Current Economic Useful Life of the Unit 1 Facility and the Appraised FMV of the Unit 1 Facility at the end of the subsequent Renewal Term taking into account any Investments; provided, however, that the Appraised FMV shall be determined without taking into account inflation or deflation occurring after the Lease Effective Date (including any inflation or deflation occurring during the respective Renewal Term).

(c) Lessor shall if Lessee’s senior unsecured long-term debt is rated at least Investment Grade, finance Lessor’s Percentage of all capital costs associated with the Renewal Triggering Plant Investments identified in the Early Renewal Notice; provided that if Lessor assumes such responsibility, then within ninety (90) days after the date of the Early Renewal Appraisal Report, Lessee may elect, in its sole discretion, to renew this Facility Lease early by giving written notice thereof to Lessor (the “Lessee Early Renewal Notice”). If Lessor does not finance Lessor’s Percentage of the capital costs of such Renewal Triggering Plant Investment, then Lessee may not elect to renew this Facility Lease early in accordance with this Section 14.3 and the provisions of Section 10.2(b) shall apply.

(d) If Lessee delivers a Lessee Early Renewal Notice in accordance with Section 14.3(c), then:

(i) Lessor and Lessee shall promptly meet to agree on (A) the final design and material equipment to be used in the respective Renewal Triggering Plant Investment, (B) the final timeline for designing, engineering, procuring, permitting and constructing the respective Renewal Triggering Plant Investment and (C) the total and monthly capital required to design, engineer, procure, permit and construct the respective Renewal Triggering Plant Investment; and

(ii) at the end of the Base Term or the Renewal Term, as the case may be, this Facility Lease shall automatically be extended for a Renewal Term in accordance with Section 14.2 and Lessee shall pay to Lessor Renewal Rent on each Rent Payment Date during such Renewal Term in accordance with Section 14.2.

14.4 End of Term Purchase of Leased Facility. If Lessee timely notifies Lessor in a Lessee Election Notice that it wishes to purchase the Leased Facility in accordance with Section 14.1(d) (provided that the PSCW determines or fails to timely determine that a renewal of this Facility Lease is not necessary in accordance with Wisconsin Stat. § 196.52(9)(b)(8)(b)), then effective as of the last day of the Base Term or the Renewal Term, as the case may be:

(a) Lessee shall purchase all, but not less than all, of the Leased Facility at a price equal to the Fair Market Value Purchase Price as most recently determined by the Independent Appraiser or the Early Renewal Appraiser, as the case may be, pursuant to Section 14.1(b) or Section 14.3(b), respectively, plus any Supplemental Rent then due;

(b) Lessor shall transfer on an “as is” and “where is” basis (by an appropriate instrument of transfer in form and substance reasonably satisfactory to Lessee (provided that such instrument of transfer shall not contain representations or warranties, express or implied, other than a representation and warranty as to the absence of Lessor’s Liens attributable to Lessor, the Member or the Lenders and a representation and warranty that Lessor has authority to sell the Leased Facility) and prepared and recorded at Lessee’s cost and expense) the Leased Facility to Lessee (or its designee);

(c) all Basic Rent or Renewal Rent, as the case may be, for the Leased Facility shall cease to accrue;

(d) this Facility Lease shall terminate and Lessee shall cease to have any liability to Lessor with respect to the Leased Facility, except for obligations surviving pursuant to the express terms of this Facility Lease, provided that it shall be a condition of such termination that each of the Parties shall have performed their respective obligations pursuant to this Section 14.4 and that Lessee shall pay, subject to Section 7.2(c), all amounts due which it is obligated to pay under this Facility Lease;

(e) to the extent permitted by applicable Law and the provisions of the applicable Government Approvals, Lessor shall, at Lessee’s cost and expense, assign to Lessee or its designee, as the case may be, all of Lessor’s right, title and interest, if any, in all Government Approvals that are required to be obtained in connection with the ownership, use, operation or maintenance of the Unit 1 Facility;

(f) Lessor shall use commercially reasonable efforts to assign to Lessee, at Lessee’s cost and expense, certain of Lessor’s right, title and interest, if any, in any Project Documents to which it is a party (but only such right, title and interest which it has in its capacity as Lessor under such Project Documents) in accordance with Exhibit E; and

(g) Lessor shall execute and deliver, and/or cause to be executed and delivered, all appropriate releases and other documents or instruments (and in such form) as Lessee may reasonably request to effect the foregoing and otherwise to release the Leased Facility from the terms of this Facility Lease, all of which shall be prepared, filed and, if appropriate, recorded at the cost and expense of Lessee.

14.5 Termination. If Lessee elects not to purchase the Leased Facility or renew this Facility Lease, in each case, in accordance with the terms of this Article 14, then the provisions of Article 15 shall apply.

ARTICLE 15: RETURN OF LEASED FACILITY

15.1 Return of Leased Facility.

(a) Unless the Leased Facility is being transferred to Lessee pursuant to the provisions of this Facility Lease, Lessee shall return the Leased Facility to Lessor or its designee (written notice of which Lessor shall provide to Lessee no less than thirty (30) days before return of the Leased Facility) at the expiration of the Lease Term (or such earlier date as may be required by the provisions of this Facility Lease) by surrendering the Leased Facility into the possession of Lessor or such designee in the condition required by Section 15.2 and at the location of the Leased Facility on Parcel 1.

(b) Concurrently with the return of the Leased Facility to Lessor or its designee pursuant to Section 15.1(a):

(i) all Basic Rent or Renewal Rent, as the case may be, for the Leased Facility shall cease to accrue;

(ii) this Facility Lease shall terminate and Lessee shall cease to have any liability to Lessor with respect to the Leased Facility, except for obligations surviving pursuant to the express terms of this Facility Lease, provided that it shall be a condition of such termination that Lessee shall have performed all of its obligations pursuant to this Section 15.1(b) and that Lessee shall pay any and all amounts due which it is obligated to pay under this Facility Lease;

(iii) Lessee shall sell to Lessor or its designee, as the case may be, all inventory (including any fuel inventory) and spare parts related to the operation and maintenance of the Unit 1 Facility that are owned by or on behalf of Lessee (in its capacity as Lessee thereunder) pursuant to the Elm Road I Operation and Maintenance Agreement or the Common Facilities Operations and Maintenance Agreement for an amount equal to the greater of (A) the actual cost to Lessee of such inventory and spare parts, or (B) the Fair Market Value of such inventory and spare parts;

(iv) Lessee shall sell, and Lessor or its designee shall purchase an ownership interest in any Investment made by or on behalf of Lessee that Lessor did not finance pursuant to Section 10.1 (such ownership interest to equal Lessor’s Percentage of the entire ownership interest in such Investment) for an amount equal to Lessor’s Percentage of the lesser of (a) the net book value of such Investment (i.e., the depreciated cost of such Investment, using straight line depreciation) and (b) the Fair Market Value of such Investment as determined by the Independent Inspection Engineer pursuant to Section 15.2(c);

(v) Lessee shall provide to Lessor or its designee, as the case may be, an inventory list of the Unit 1 Facility and all then current plans, specifications and operating, maintenance and repair manuals and copies of operating and maintenance records relating to the Unit 1 Facility that have been received or prepared by Lessee;

(vi) to the extent permitted by applicable Law and the provisions of the applicable Government Approvals, Lessee shall assign to Lessor or its designee, as the case may be, all of Lessee’s right, title and interest, if any, in all Government Approvals that are required to be obtained in connection with the use, operation or maintenance of the Leased Facility;

(vii) Lessee shall, at its own cost and expense, use commercially reasonable efforts to assign to Lessor, all of its right, title and interest, if any, in any warranties, covenants and representations of any manufacturer or vendor of the Unit 1 Facility or any component thereof, including reassignment of any warranties, covenants and representations assigned by Lessor to Lessee pursuant to Section 8.4;

(viii) If requested by Lessor in writing, the Parties shall enter into good faith negotiations for a Replacement Operating Agreement;

(ix) Lessor shall sell to Lessee, and Lessee, shall purchase from Lessor, a portion of Lessor’s New Common Facilities Ownership Interest equal to the aggregate amount of Lessor’s New Common Facilities Ownership Interest allocated to the Existing Units pursuant to Schedule 7.4; and

(x) Lessee shall execute and deliver, and/or cause to be executed and delivered to Lessor, all appropriate releases and other documents or instruments and in such form as Lessor may reasonably request to effect the foregoing (including the assignment of certain of Lessee’s right, title and interest in the Project Documents to which it is a party (but only such right, title and interest which it has in its capacity as Lessee under such Project Documents)) in accordance with Exhibit E and the Interconnection Agreement, together with any easements or rights-of-way associated therewith) and otherwise to release the Leased Facility from the terms of this Facility Lease, all of which shall be prepared, filed and, if appropriate, recorded at Lessee’s cost and expense.

15.2 Condition of Leased Facility Upon Return. At the time of returning the Leased Facility to Lessor or its designee pursuant to Section 15.1(a), Lessee agrees that:

(a) the Unit 1 Facility shall be in a condition at least as good as the condition in which the Unit 1 Facility would have been if Lessee had maintained the Unit 1 Facility in accordance with Article 9 (Ordinary Wear and Tear excepted);

(b) there shall exist no Lien with respect to the Unit 1 Facility except Lessor’s Liens attributable to Lessor or the Member and Permitted Encumbrances, unless Lessee shall have insured or bonded for any such Liens in a manner reasonably satisfactory to Lessor; and

(c) Lessee shall make the Unit 1 Facility available to be inspected and appraised, by the Inspection Independent Engineer, at Lessee’s sole cost, at any time during the ninety (90) day period immediately prior to the expiration of the Lease Term (or such earlier date as may be required by the provisions of this Facility Lease). Lessor shall submit to Lessee, with a copy to the PSCW, a written list of approved Inspection Engineers. Lessee shall select one (1) of the Inspection Engineers from Lessor’s list and give written notice thereof to Lessor and the PSCW. The PSCW shall either approve of the Inspection Engineer selected by Lessee or choose a different Inspection Engineer from Lessor’s list. The Inspection Engineer selected in accordance with this Section 15.2(c) (the “Inspection Independent Engineer”) shall inspect and appraise the Unit 1 Facility and, separately, any Lessee-financed Investments, no later than sixty (60) days after PSCW approval and deliver a written report (the “End of Term Inspection Report”) to Lessor and Lessee in which the Inspection Independent Engineer shall opine as to: (i) the need for any modifications or maintenance required at that point in time other than modifications or maintenance needed as a result of Ordinary Wear and Tear on the Unit 1 Facility (“Exceptional Maintenance”); (ii) the amount that the Unit 1 Facility’s Fair Market Value is diminished as of the date of the End of Term Inspection Report due to the need to undertake Exceptional Maintenance (the “Exceptional Maintenance Amount”); and (iii) the Fair Market Value of any Lessee-financed Investments, taking into account the Fair Market Value of the Unit 1 Facility, as a whole, and the useful life of such Lessee-financed Investments. If the Independent Inspection Engineer reports that Exceptional Maintenance is needed, then the PSCW shall review the End of Term Inspection Report and, if the PSCW approves the Exceptional Maintenance Amount, Lessee shall pay Lessor’s Percentage of such approved Exceptional Maintenance Amount to Lessor upon return of the Leased Facility to Lessor.

ARTICLE 16: EVENTS OF DEFAULT

At any time after the Decommissioning Completion Date, the following shall constitute events of default by Lessee under this Facility Lease (each, a “Lessee Event of Default”):

16.1 Payment Default. Any amount due and payable by Lessee under this Facility Lease or any other Lease Document to which it is a party shall not have been paid within thirty (30) days of its respective due date and after notice thereof by Lessor.

16.2 Misrepresentation. Any representation or warranty of Lessee contained in this Facility Lease or any other Lease Document to which it is a party is false or misleading in any material respect when made, deemed made or reaffirmed, as the case may be, and would, if capable of being corrected, still be incorrect sixty (60) days later with reference to the facts and circumstances existing on such later date and which has a Material Adverse Effect.

16.3 Covenant Defaults. Lessee defaults in the performance or observance of any of its other material obligations under this Facility Lease (other than provided for in Section 16.1 and Section 16.2) or any other Lease Document to which it is a party and such default continues unremedied for a period of ninety (90) days after written notice thereof by Lessor; provided, however, that such ninety (90) day period shall be extended for an additional ninety (90) days so long as such default is remediable and Lessee is diligently pursuing such remedy.

16.4 Judgment Default. One or more final judgments in the aggregate in excess of one hundred million Dollars ($100,000,000), to the extent not paid or covered by insurance provided by an insurance carrier who has acknowledged coverage in writing, shall be rendered against Lessee and shall not be discharged within ninety (90) days from the date of entry thereof.

16.5 Bankruptcy. Lessee shall have:

(a) applied for or consented to the appointment of a receiver, trustee or liquidator of Lessee or of all or a substantial part of Lessee’s assets;

(b) been adjudicated bankrupt or insolvent, or filed a voluntary petition in bankruptcy, or admitted in writing its inability to pay its debts as they come due;

(c) made a general assignment for the benefit of creditors;

(d) filed a petition or an answer seeking reorganization or arrangement with creditors or taken advantage of any insolvency Law;

(e) filed an answer admitting the material allegations of, or consented to, or defaulted in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or

(f) been the subject of an order, judgment or decree entered by any court of competent jurisdiction, approving a petition seeking reorganization of Lessee or appointing a receiver, trustee or liquidator of Lessee or of all or a substantial part of Lessee’s assets, and such order, judgment or decree shall have continued unstayed and in effect for a period of at least sixty (60) consecutive days.

16.6 Lack of Government Approvals. Any Government Approval required by applicable Law for the continued performance by Lessee of its obligations under this Facility Lease or any other Lease Document to which it is party shall have been revoked, suspended, modified or withdrawn, and Lessee shall have failed to restore such Government Approval within one hundred eighty (180) days after such revocation, suspension, modification or withdrawal, and such revocation, suspension, modification or withdrawal has a Material Adverse Effect.

ARTICLE 17: REMEDIES

17.1 Construction Term Remedies.

(a) Lessor Remedies. If a Lessee Event of Default has occurred and is continuing during the Construction Term then Lessor may, subject to Lessor delivering to Lessee a Purchase Price Notice (with the Purchase Price calculated as of the date of such notice), exercise its rights and remedies pursuant to Section 5.4 and Section 5.6, provided that for purposes of exercising its rights and remedies under Section 5.4 and Section 5.6, Lessee shall be deemed to have failed to achieve the Lease Effective Date by the Required Lease Effective Date in accordance with Section 5.4(a) and the Required Lease Effective Date shall be deemed to be the date upon which the Purchase Price Notice is delivered pursuant hereto.

(b) Lessee Remedies. Subject to Section 17.3, and notwithstanding any provision to the contrary contained herein, if Lessor shall (i) fail to perform or breach any of its material obligations under Articles 2, 3, 4 and 5 during the Construction Term, Lessee’s sole and exclusive remedies shall be those remedies, if any, expressly provided for therein, and to the maximum extent permitted by Law, Lessee expressly waives any other rights or remedies available to it at law or in equity, and (ii) fail to perform or breach any of its other material obligations under this Facility Lease during the Construction Term, and such default continues unremedied for a period of ninety (90) days after written notice thereof by Lessee, provided, however, that such ninety (90) day period shall be extended for an additional ninety (90) days so long as such default is remediable and Lessor is diligently pursuing such remedy, then Lessee may, upon written notice to Lessor, declare this Facility Lease to be in default, and at any time, subject to Section 17.3 and the other terms of this Facility Lease, Lessee shall have all remedies available to it at law or in equity.

17.2 Lease Term Remedies.

(a) Lessor Remedies. Subject to Section 17.3(a), whenever during the Lease Term any Lessee Event of Default shall have occurred and be continuing, Lessor may, upon written notice to Lessee, declare this Facility Lease to be in default, and at any time thereafter, so long as all outstanding Lessee Events of Default shall not have been remedied, Lessor may take any one or more of the following actions as Lessor in its sole discretion shall elect, to the extent permitted by and subject to compliance with any mandatory requirements of applicable Law:

(i) Lessor shall have the right to demand in writing that Lessee pay to Lessor immediately, as and for final liquidated damages and not as a penalty, but exclusive of any indemnities and other amounts payable by Lessee under this Facility Lease, and in lieu of all damages (including Rent (other than Supplemental Rent)) beyond the date of such demand (the “Demand Date”), and Lessee shall immediately pay the Termination Value for the Leased Facility determined as of the Rent Payment Date immediately preceding the Demand Date (it being agreed that the Termination Value shall be adjusted by subtracting therefrom any Basic Rent and/or Renewal Rent, as the case may be, previously paid by Lessee which is attributable to any period occurring on or after the Demand Date and adding thereto any Basic Rent and/or

Renewal Rent, as the case may be, which has not been paid by Lessee but which has accrued for any portion of the Lease Term occurring prior to the Demand Date); provided that if a Lessee Event of Default described in Section 16.5 shall occur, the Termination Value determined in accordance with this Section 17.2(a)(i) shall automatically, and without any action on the part of Lessor, become immediately due and payable. Concurrently with the payment by Lessee of the Termination Value to Lessor pursuant to this Section 17.2(a) and the payment of all Supplemental Rent due and owing under the Lease Documents to the Persons entitled thereto:

(A) Basic Rent or Renewal Rent, as the case may be, for the Leased Facility shall cease to accrue;

(B) this Facility Lease shall terminate and Lessee shall cease to have any liability to Lessor with respect to the Leased Facility, except for Supplemental Rent and other obligations surviving pursuant to the express terms of this Facility Lease and any other Lease Document; provided that it shall be a condition of such termination that Lessee shall pay all amounts (including Supplemental Rent) due which it is obligated to pay under this Facility Lease and the other Lease Documents;

(C) Lessor shall transfer on an “as is” and “where is” basis (by an appropriate instrument of transfer in form and substance reasonably satisfactory to Lessee (provided that such instrument of transfer shall not contain representations or warranties, express or implied, other than a representation and warranty as to the absence of Lessor’s Liens attributable to Lessor or the Member and a representation and warranty that Lessor has the authority to sell the Leased Facility) and prepared and recorded at Lessee’s cost and expense) the Leased Facility to Lessee (or its designee);

(D) Lessor, shall execute and deliver and/or cause to be executed and delivered to Lessee, all appropriate releases and other documents or instruments and in such form as Lessee may reasonably request to effect the foregoing (including the assignment of certain of Lessor’s right, title and interest in the Project Documents to which it is a party (but only such right, title and interest which it has in its capacity as Lessor under such Project Documents)) in accordance with Exhibit E and otherwise to release the Leased Facility from the terms of this Facility Lease, all of which shall be prepared, filed and, if appropriate, recorded at Lessee’s cost and expense; and

(E) to the extent permitted by applicable Law and the provisions of the applicable Government Approvals, Lessor shall, at Lessee’s cost and expense, assign to Lessee or its designee, as the case may be, all of Lessor’s right, title and interest, if any, in all Government Approvals that are required to be obtained in connection with the ownership, use, operation or maintenance of the Unit 1 Facility.

(ii) Lessor may (A) terminate this Facility Lease as of the date specified in writing to Lessee and (B) declare the entire balance of Basic Rent and/or Renewal Rent, as the case may be, to be due and payable together with accrued unpaid Basic Rent and/or Renewal Rent, as the case may be, and any other Supplemental Rent payable under this Facility

Lease and the other Lease Documents; provided that no reletting or taking possession of the Leased Facility by or on behalf of Lessor shall be construed as a termination of this Facility Lease by Lessor unless Lessor has delivered written notice of its intent to terminate this Facility Lease;

(iii) Lessee shall, upon Lessor’s written demand, surrender to Lessor possession of the Leased Facility in the manner and condition required under Article 15 as if the Leased Facility were being returned upon the Base Term Expiration Date and Lessee shall quit the same. Lessor may act to repossess the Leased Facility by such means as are available at law or in equity. Lessor shall have no liability by reason of any such repossession performed in accordance with Law;

(iv) Lessor may relet all, or any portion, of the Leased Facility, for the account of Lessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions and for such purposes as Lessor may determine. Lessor may collect, receive and retain the rents resulting from such reletting. If the amount of such rents during any period is less than the Basic Rent or Renewal Rent, as the case may be, to be paid during that period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the next Rent Payment Date;

(v) Lessor may exercise any other right or remedy that may be available to it under applicable Law or proceed by appropriate court action (legal or equitable) to enforce the terms hereof and/or to recover damages for the breach hereof; and

(vi) Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this Facility Lease or any Laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Facility Lease nor its enforcement shall prejudice or in any manner affect Lessor’s right to realize upon or enforce any other security now or hereafter held by Lessor, it being agreed that Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by Lessor in such order and manner as Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Lease Documents to Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lessor. In no event shall Lessor, in the exercises of the remedies provided in this Facility Lease, be deemed a mortgagee in possession, and Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

(b) Lessee Remedies. If Lessor fails to perform any of its material obligations under this Facility Lease during the Lease Term, and such default continues unremedied for a period of ninety (90) days after written notice thereof by Lessee, provided, however, that such ninety (90) day period shall be extended for an additional ninety (90) days so long as such default is remediable and Lessor is diligently pursuing such remedy, then Lessee may, upon written notice to Lessor, declare this Facility Lease to be in default, and at any time, subject to Section 17.3 and the other terms of this Facility Lease, Lessee shall have all remedies available to it at law or in equity.

17.3 Limitation on Liability. Notwithstanding any provision to the contrary contained in this Facility Lease, the Parties acknowledge and agree that:

(a) upon the declaration of a Lessee Event of Default in accordance with Section 17.2, the maximum amount due and owing by Lessee under this Facility Lease shall be the Termination Value determined in accordance with Section 17.2(a)(i), plus all Supplemental Rent due and owing under the Lease Documents to the Persons entitled thereto, less any Loss Proceeds or Condemnation Award received by Lessor for its own account in connection therewith and not provided to Lessee;

(b) Lessor and the Member shall have no personal liability to Lessee or its respective successors and permitted assigns for any claim based on or in respect of this Facility Lease or any other Lease Document or arising in any way from the transactions contemplated hereby or thereby (other than for Lessor’s Liens attributable to Lessor or the Member, as the case may be), and the recourse shall be solely had against Lessor’s and the Member’s interest in the Leased Facility, as the case may be, and the Lease Documents;

(c) Lessor shall not be liable to Lessee for any costs or expenses incurred by Lessee in accordance with the fulfillment of its obligations under this Facility Lease and any other Lease Document to which it is a party; and

(d) Notwithstanding anything to the contrary contained herein, neither Party shall be liable to the other Party under this Facility Lease for any consequential, exemplary or punitive damages.

17.4 No Delay or Omission to be Construed as Waiver. No delay in exercising or omission to exercise any right, power or remedy accruing to a Party upon any breach or default by the other Party under this Facility Lease and any other Lease Document to which it is a party shall impair any such right, power or remedy of such Party, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

ARTICLE 18: LIENS

Neither Party shall directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Encumbrances) on or with respect to the Leased Facility or any part thereof or its interest or the other Party’s interest therein or in this Facility Lease or any other Lease Document to which it is a party.

ARTICLE 19: INDEMNIFICATION

19.1 General Indemnity. Each Party (an “Indemnifying Party”) shall indemnify the other Party, their respective officers, directors, employees, representatives and agents (each an “Indemnitee”) from, and hold each of them harmless against, any and all Claims that may at any time be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to: (a) the execution, delivery or performance by the Indemnifying Party of this Facility Lease and any other Lease Document to which it is a party; (b) any breach or default by the Indemnifying Party of any of its covenants or representations and warranties under this Facility Lease or any other Lease Document to which it is a party; (c) any violation by the Indemnifying Party of any applicable Law or Government Approval; and (d) any Environmental Claim arising out of the management, use, control, ownership or operation, as the case may be, by the Indemnifying Party of the Unit 1 Facility or the Elm Road Site; provided, however, that in no event shall an Indemnitee be indemnified for any such Claim caused by reason of the gross negligence or willful misconduct of such Indemnitee.

19.2 Tax Indemnity. The Parties acknowledge and agree to comply with the tax indemnity requirements set forth in Schedule 19.2.

19.3 Survival. The provisions of this Article 19 shall survive termination of this Facility Lease.

ARTICLE 20: COMPLIANCE AUDIT; DISPUTE RESOLUTION

20.1 Compliance Audit.

(a) No later than sixty (60) days prior to the Lease Effective Date, the Lessee shall submit to the PSCW, with a copy to Lessor, a written list of Independent Auditing Firms. The PSCW shall select one (1) of the Independent Auditing Firms (the “Compliance Auditor”) and give written notice thereof to Lessor and Lessee.

(b) The Compliance Auditor shall perform an annual audit of Lessor’s and Lessee’s compliance with the following provisions of this Facility Lease: Article 7, Section 8.5, Articles 10, 11, Section 13.1(d), Articles 14, 15, 16, 17, 19, and Sections 22.3 and 22.7. The Compliance Auditor’s reports shall be public and shall be filed with the PSCW. The Lessor and/or the Lessee shall either make all adjustments determined to be required under the terms of this Facility Lease by the Compliance Auditor, or, if Lessor or Lessee disagrees with the judgment of the Compliance Auditor, the Lessor or the Lessee shall submit the Dispute to the PSCW for resolution in an expedited regulatory proceeding. Any such proceeding shall be public and Lessee’s customers as well as all other interested parties shall have a right to intervene.

20.2 General Provisions. Any Dispute arising out of or in connection with this Facility Lease may be resolved in accordance with the provisions of Sections 20.3 through 20.9 to the extent permitted by applicable Law, provided, however, that any Dispute arising out of or in connection with this Facility Lease pursuant to Section 20.1, Article 5 of Schedule 3.1(a), or Chapter 196 of the Wisconsin statutes shall be subject to the procedures set forth in Section 20.1, Article 5 of Schedule 3.1(a), or Chapter 196.

20.3 Negotiation. In the event of a Dispute, the Parties shall in good faith attempt to resolve such Dispute by negotiations within five (5) Business Days from the date a Party gives written notice to the other Party of such Dispute, including a description of the Dispute. If a Dispute cannot be resolved by negotiation during such five (5) Business Day period, the Parties’ Project Managers shall meet at least once and shall attempt to resolve such controversy or claim. Either Project Manager may request the other Project Manager to meet within five (5) Business Days of such request at a mutually agreed upon time and place. Such request must be in writing and include a description of the nature of the Dispute. If the Dispute is not resolved within five (5) Business Days from the date of the first meeting of the Project Managers (or, if the Project Managers fail to meet within the applicable period required by this Section 20.3), then the Project Managers shall refer the Dispute to the Party’s Senior Executives who shall have authority to settle the Dispute. Thereupon, each Project Manager shall promptly prepare and deliver to the Parties’ Senior Executives and the other Project Manager a memorandum describing the Dispute and their positions and summarizing any negotiations which have taken place, together with all relevant documents. The Senior Executives shall meet within five (5) Business Days from the exchange of such memoranda, at a mutually agreed time and place.

20.4 Binding Arbitration.

(a) Expedited Arbitration. Individual Disputes involving claims or requesting payments in an amount equal to or less than one million Dollars ($1,000,000) and Aggregated Disputes less than or equal to five million Dollars ($5,000,000) that are not resolved under Section 20.3, within ten (10) Business Days of the first meeting of the Senior Executives (or if the Senior Executives fail to meet within the applicable period required by Section 20.3, the last day on which the Senior Executives were required by Section 20.3 to meet), shall be resolved through expedited arbitration conducted by an Independent Attorney in accordance with the Commercial Arbitration Rules’ expedited procedures. Selection of the Independent Attorney shall commence upon a Party giving notice to the other Party of its election to so initiate expedited arbitration proceedings. Lessor and Lessee shall each select one (1) Attorney and provide notice thereof to the other Party and the PSCW, provided, however, that for so long as Lessee is an Affiliate of Lessor, the PSCW shall have thirty (30) days from receipt of Lessee’s notice to provide Lessee written notice that it does not approve of Lessee’s selected Attorney and the name of an Attorney acceptable to the PSCW. The two Attorneys shall promptly meet and select a third Attorney (the “Independent Attorney”) who shall preside over the expedited arbitral proceedings pursuant to this Section 20.4(a). Should the two Attorneys fail within five (5) Business Days of meeting to reach agreement on the Independent Attorney, then the Independent Attorney shall be selected under the Commercial Arbitration Rules’ expedited procedures. A copy of the award of the Independent Attorney shall be filed with the Compliance Auditor and the PSCW.

(b) Non-Expedited Arbitration. Individual Disputes involving claims or requesting payments in an amount over one million Dollars ($1,000,000) and Aggregated Disputes over five million Dollars ($5,000,000) that are not resolved under Section 20.3, within ten (10) Business Days of the first meeting of the Senior Executives (or if the Senior Executives fail to meet within the applicable period required by Section 20.3, the last day on which the Senior Executives were required by Section 20.3 to meet), shall be resolved by binding arbitration by the Independent Arbitrator in accordance with this Section 20.4(b). Selection of the Independent Arbitrator shall commence upon a Party giving notice to the other Party of its election to so initiate arbitration proceedings. Lessor and Lessee shall each select one (1) Arbitrator and provide notice thereof to the other Party and the PSCW, provided, however, that for so long as Lessee is an Affiliate of Lessor, the PSCW shall have thirty (30) days from receipt of Lessee’s notice to provide Lessee written notice that it does not approve of Lessee’s selected Arbitrator and the name of an Arbitrator acceptable to the PSCW. The two Arbitrators shall promptly meet and select a third Arbitrator (the “Independent Arbitrator”) who shall preside over the arbitral proceedings pursuant to this Section 20.4(b); provided, however, that if such Dispute is a Technical Dispute, the two Arbitrators selected by or on behalf of Lessor and Lessee shall choose the Independent Arbitrator from the list of Arbitrators approved by the American Arbitration Association. Should the two Arbitrators fail, within five (5) Business Days of meeting, to reach agreement on the Independent Arbitrator, then the Independent Arbitrator shall be selected pursuant to the Commercial Arbitration Rules. Except as otherwise expressly set forth herein to the contrary, the arbitration shall be conducted in Wisconsin in accordance with the Commercial Arbitration Rules then in force and effect, including the Optional Rules for Emergency Measures of Protection. All Disputes among Lessor and Lessee that arise under or in connection with one or more Lease Documents may be brought in a single arbitration. In order to facilitate the comprehensive resolution of related disputes, and upon the request of either Party to the arbitration proceeding, the Independent Arbitrator shall consolidate the arbitration proceeding brought under this Facility Lease with any other arbitration proceeding involving the Parties relating to this Facility Lease or any other Lease Document if the Independent Arbitrator determines (A) there are issues of fact or law common to the proceeding, so that a consolidated proceeding would be more efficient than separate proceedings and (B) no Party would be prejudiced as a result of such consolidation through undue delay or otherwise.

20.5 Timing; Discovery; Awards, Fees and Expenses.

(a) It is the intent of the Parties that the Independent Arbitrator exercise due diligence to expedite full submission of the Dispute and closing of the arbitration hearings barring extraordinary circumstances. Any arbitration hereunder shall be concluded as promptly as practicable. Unless the Parties otherwise agree, once commenced, hearings shall be held five (5) days a week (Monday through Friday), with each hearing day to begin at 9:00 a.m. and conclude at 5:00 p.m. The Parties may by agreement alter these limits, or the Independent Arbitrator may alter these limits if the Independent Arbitrator determines that the interests of justice require such. The Independent Arbitrator shall use best efforts to issue the final award or awards within forty (40) Business Days after closing the hearings, or if hearings have been waived, from the date of the AAA’s transmittal of the final statements and proofs to the Independent Arbitrator. Failure to do so shall not be a basis for challenging the award.

(b) To promote a speedy resolution of Disputes, the Parties agree that discovery shall be limited to that required by the Independent Arbitrator and shall be handled expeditiously. Each Party shall produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limits set and to the extent required by order of the Independent Arbitrator. Depositions shall not be taken or interrogatories served or requests to admit expected as a matter of course and shall be propounded only upon order of the Independent Arbitrator. It is the intention of the Parties that all discovery shall be concluded within thirty (30) Business Days of the date the statement of claim is received by the Independent Arbitrator unless such Independent Arbitrator rules that more time is required in the interests of justice and to obtain a fair and informed result. All disputes regarding discovery shall be promptly resolved by the Independent Arbitrator.

(c) Following closing of the hearings, the Independent Arbitrator shall render its written award as provided by the Commercial Arbitration Rules. The award shall include findings of fact and conclusions of law upon which the award is based. The Independent Arbitrator shall base the written award on the applicable law chosen by the Parties. A copy of the award of the Independent Arbitrator shall be filed with the Compliance Auditor and the PSCW.

(d) The Parties shall equally share the cost of the fee or honorarium of the Independent Arbitrator. Each Party agrees to pay its own legal fees, including stenographic costs and other hearing-related expenses, such as travel, lodging, and any service charges required by the AAA. The Independent Arbitrator may in its written award render an award of attorneys’ fees and all other costs of the arbitration against the losing Party in whole or in part as the Independent Arbitrator so determines.

20.6 Deadlines. All deadlines specified in this Article 20 may be extended by mutual agreement of the Parties.

20.7 Statutes of Limitation. All applicable statutes of limitation shall be tolled while the procedures specified in Section 20.3 through Section 20.9 are pending. The Parties shall take such action, if any, required to effectuate such tolling.

20.8 Binding Upon Parties. In the resolution of any Dispute pursuant to this Article 20, each of the Parties, their Project Managers and Senior Executives and any Independent Attorney or Independent Arbitrator appointed pursuant hereto, shall give effect to this Article 20.

20.9 Continued Performance. Notwithstanding any Dispute between the Parties and/or pending the final decision of the PSCW, Independent Attorney or the Independent Arbitrator of a Dispute hereunder, (a) each Party shall continue to perform its respective obligations under this Facility Lease, and (b) neither Party shall exercise any other remedies hereunder arising by virtue of the matters in dispute.

20.10 Survival. The provisions of this Article 20 shall survive termination of this Facility Lease.

ARTICLE 21: CONFIDENTIALITY OF INFORMATION

21.1 Non-Disclosure Obligations. Each Party agrees that it, its Affiliates and its Affiliates’ respective directors, officers, employees, representatives, agents and advisors will use any Confidential Information and Trade Secrets of another Party solely for the purpose of implementing this Facility Lease and the other Lease Documents. Each Party further agrees that a receiving Party may disclose Confidential Information or Trade Secrets only to such directors, officers, employees, agents, representatives and advisors who are involved in the receiving Party’s implementation of this Facility Lease and other Lease Documents, and then only on a need to know basis. Each Party agrees that it will not (and each Party shall take full responsibility for ensuring that all of its Affiliates and all of its and its Affiliates’ respective officers, directors, employees, agents, representatives and advisors do not) in any way disclose, communicate, transfer or use (other than as permitted by this Section 21.1) any Confidential Information or Trade Secrets of another Party, without the prior written consent in each instance of such other Party; provided, however, that Lessor shall have the right to disclose such Confidential Information or Trade Secrets without the consent of Lessee to any Person (and its agents and advisors) contemplating a purchase, directly or indirectly, of all or an interest in Lessor or the Unit 1 Facility, provided that such Person agrees that it (and its agents and advisors) will maintain such Confidential Information and Trade Secrets in accordance with the terms and conditions of this Article 21. The covenants in the preceding sentence shall apply for as long as the underlying information or data remains a Trade Secret; and with respect to Confidential Information, shall apply for two (2) years after the expiration or termination of this Facility Lease.

21.2 Return of Material. Each Party agrees that it will promptly return to the disclosing Party all Confidential Information and Trade Secrets received from such disclosing Party within five (5) days following the written request of the disclosing Party after any expiration or termination of this Facility Lease. The return of Confidential Information and Trade Secrets shall be accomplished by personal delivery or forwarded by reputable couriers properly addressed to the disclosing Party at the addresses set forth on Schedule 22.4. As an alternative, the receiving Party may destroy all such Confidential Information and Trade Secrets, and certify to the disclosing Party that such destruction has been carried out.

21.3 Law. Each Party agrees that if it becomes subject to a subpoena or other Law to disclose any of the Confidential Information or Trade Secrets of another Party, it will provide such Party with prompt notice so that such Party may seek a protective order or other appropriate remedy. If such protective order or other appropriate remedy is denied or otherwise not obtained, the Party required to furnish the information shall furnish only that portion of the Confidential Information and/or Trade Secrets which is, in the opinion of its counsel, legally compelled, and will cooperate with the other Party and its counsel to enable the other Party to attempt to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information and/or Trade Secrets to be disclosed.

ARTICLE 22: MISCELLANEOUS

22.1 Applicable Law. THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FACILITY LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN.

22.2 Jury Trial. EACH OF LESSEE AND LESSOR WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS FACILITY LEASE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS FACILITY LEASE AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

22.3 Quiet Enjoyment. So long as no Lessee Event of Default shall have occurred and be continuing (and subject in all events to Section 7.3), Lessee shall peaceably and quietly have, hold and enjoy the use, operation and possession of the Leased Facility for the Lease Term free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor. Such right of quiet enjoyment is independent of, and shall not affect the rights of Lessor (or anyone claiming by, through or under Lessor) otherwise to initiate legal action to enforce, the obligations of Lessee under this Facility Lease.

22.4 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a Party shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, by overnight mail or next Business Day or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clause (a) or (b) above, in each case addressed as provided in Schedule 22.4, or to such other address as any Party may designate by written notice to the other Party.

22.5 Counterparts. This Facility Lease shall be executed in several counterparts. One counterpart shall be prominently marked “Lessor’s Copy” and the other counterpart shall be prominently marked “Lessee’s Copy.” Only the counterpart marked “Lessor’s Copy” shall evidence a monetary obligation of Lessee or shall be deemed to be an original or to be chattel paper for purposes of the UCC, and such copy shall be held by Lessor.

22.6 Severability. Whenever possible, each provision of this Facility Lease shall be interpreted in such manner as to be effective and valid under applicable Law; but if any provision of this Facility Lease shall be prohibited by or deemed invalid under any applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Facility Lease.

22.7 Transfer Restrictions.

(a) This Facility Lease shall be binding upon the Parties and their respective successors and permitted assigns. Except as provided in this Section 22.7 or the Right of First Refusal Agreement, neither Party may sell, assign, transfer, convey or otherwise dispose of, directly or indirectly (collectively, “Transfer”), all or any part of its rights, benefits, advantages, titles or interest in and to this Facility Lease and each other Lease Document to which it is a party and the Leased Facility and all replacements thereof and substitutions therefor, including all Investments thereto, without the prior written consent of the other Party, and any such Transfer in contravention of this Section 22.7(a) shall be null and void ab initio. Notwithstanding the foregoing, however, Lessor may Transfer portions of its Unit 1 Ownership Interest and its New Common Facilities Ownership Interest to WPPI or MGE Power or their Affiliates or any other Owner, in accordance with Section 7.4 and Section 7.5 and the terms and conditions of the Lease Documents, provided that the portion transferred will not reduce Lessor’s Unit 1 Ownership Percentage in Unit 1 to an amount totaling less than 83.33%.

(b) Notwithstanding any provision to the contrary contained herein, Lessor may, at any time, without the prior written consent of Lessee, assign to the Lenders as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Lessor Secured Obligations, all of its rights, benefits, advantages, titles and interests in and to this Facility Lease and each other Lease Document to which it is a party and the Leased Facility and all replacements thereof and substitutions therefor, including all Investments thereto; provided, however, that such assignment shall not in any way relieve Lessor of any of its obligations hereunder; provided, further, that in the event that the Lenders exercise their remedies under the Security Documents and foreclose on Lessor’s rights, benefits, advantages, titles and interests in and to the Leased Facility and the Lease Documents, then the Lenders shall, except to the extent otherwise agreed by Lessee in writing, be bound by the terms and conditions of this Facility Lease and the other Lease Documents. Lessee hereby irrevocably consents to any such assignment and to the creation of any such security interest in favor of the Lenders, in each case, pursuant to the Security Documents.

(c) Notwithstanding any provision to the contrary contained herein, after and only after the seventh (7th) anniversary of the date of Commercial Operation of the Leased

Facility, Lessor may, subject to this Section 22.7(c) and otherwise in accordance with the terms and conditions of this Section 22.7, Transfer all of its rights, benefits, advantages, titles and interests in and to this Facility Lease and each other Lease Document to which it is a party and the Leased Facility and all replacements thereof and substitutions therefor, including all Investments thereto (collectively, the “Transferred Interest”), to a Person (the “Acceptable Assignee”) (i) (A) whose senior unsecured long-term debt is rated at least the Rating Requirement or (B) whose Parent’s senior unsecured long-term debt is rated at least the Rating Requirement and who guarantees such Persons’ obligations under any Lease Document to which such Person shall be a party, (ii) who has five (5) years experience in the United States electric generating power industry and (iii) who meets the requirements set forth in Article 11. It shall be a condition precedent to any Transfer pursuant to this Section 22.7(c) that the PSCW determines that the Acceptable Assignee meets the requirements in Section 22.7(c)(i)-(iii) and that the Acceptable Assignee enter into an assignment and assumption agreement, in form and substance reasonably satisfactory to the Parties, whereby the Acceptable Assignee shall assume and Lessor shall assign all of its rights, obligations, benefits, advantages, titles and interests in this Facility Lease and each other Lease Document to which it is a party (including the covenants set forth in Article 11) and the Acceptable Assignee shall purchase and Lessor shall sell all of its ownership interest in the Leased Facility and all replacements thereof and substitutions therefor, including all Investments thereto.

(d) No less than one hundred twenty (120) days prior to a proposed Transfer by Lessor of all of its rights, benefits, advantages, titles and interests in and to this Facility Lease and each Lease Document to which it is a party and the Leased Facility and all replacements thereof and substitutions therefor, including all Investments thereto, in each case, pursuant to Section 22.7(c) to an Acceptable Assignee (other than an Affiliate), Lessor shall provide Lessee written notice of such proposed Transfer, including the terms and conditions of the proposed Transfer and the name of the Acceptable Assignee. Lessee shall have sixty (60) days from receipt of such notice to notify Lessor in writing of its election to exercise its right of first refusal to purchase the Transferred Interest on the same terms and conditions of such proposed Transfer; provided, however, that if Lessee fails to notify Lessor of its election to exercise its right of first refusal within such 60-day period, Lessee shall be deemed to have waived its right of first refusal with respect to such proposed Transfer. If Lessee notifies Lessor of its election to exercise its right of first refusal within such 60-day period, then within thirty (30) days of delivery of such notice to Lessor, Lessee and Lessor shall meet to negotiate the terms and conditions of the transfer documents (the “Transfer Documents”) by which Lessor shall Transfer the Transferred Interest to Lessee; provided, that the terms and conditions of the Transfer Documents shall be no less favorable to Lessor than the terms and conditions of the proposed Transfer of the Transferred Interest by Lessor to the Acceptable Assignee. Upon consummation of the Transfer by Lessor and Lessee pursuant to the Transfer Documents, this Facility Lease shall terminate and each of the Parties shall cease to have any liability to one another with respect to the Leased Facility and each other Lease Document to which it is a party, except for obligations surviving pursuant to the express terms of this Facility Lease and the other Lease Documents, provided that it shall be a condition of such termination that each of the Parties shall have performed their respective obligations pursuant to the Lease Documents and the Transfer Documents and that each Party shall pay all amounts due which it is obligated to pay under the Lease Documents and the Transfer Documents.

(e) The Parties acknowledge that they have entered into the Right of First Refusal Agreement with WEC and the Member.

(f) Lessee shall not, without the prior written consent of Lessor, sublease all or any portion of the Leased Facility and all replacements thereof and substitutions therefor, including all Investments thereto, and its rights, benefits, advantages, titles and interest in and to this Facility Lease and each other Lease Document to which it is a party, and any such sublease made in contravention of this Section 22.7(f) shall be null and void ab initio.

(g) The Parties acknowledge that Schedule 22.7(g) addresses certain regulatory implications imposed on Lessee by the PSCW with respect to a ratings downgrade as a result of a Transfer.

22.8 Third-Party Beneficiaries. Except as expressly provided herein, none of the provisions of this Facility Lease are intended for the benefit of any Person except the Parties, their respective successors and permitted assigns.

22.9 Entire Agreement. This Facility Lease states the rights and obligations of the Parties with respect to the leasing of the Leased Facility and the other transactions contemplated by this Facility Lease and supersedes all prior agreements, oral or written, with respect thereto.

22.10 Headings and Table of Contents. Section headings and the table of contents used in this Facility Lease (including the Schedules, Annexes and Exhibits attached hereto) are for convenience of reference only and shall not affect the construction of this Facility Lease.

22.11 Schedules, Annexes and Exhibits. The Schedules, Annexes and Exhibits along with all attachments referenced therein, are incorporated herein by reference and made a part hereof.

22.12 No Joint Venture. Any intention to create a joint venture or partnership relation between Lessor and Lessee is hereby expressly disclaimed.

22.13 Amendments and Waivers. No term, covenant, agreement or condition of this Facility Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by both Parties and approved by the PSCW.

22.14 Survival. Except as expressly provided herein the warranties and covenants made by each Party shall not survive the expiration or termination of this Facility Lease in accordance with its terms.

22.15 Limitation on Liability. The Parties acknowledge and agree that: (a) this Facility Lease is executed and delivered by the Member, not individually or personally but solely as

Member of Lessor under the Membership Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto; (b) each of the representations, undertakings and agreements herein made on the part of Lessor is made and intended not as a personal representation, undertaking and agreement (as applicable) by the Member, but is made and intended for the purpose of binding only Lessor; (c) nothing herein contained shall be construed as creating any liability on the Member, individually or personally, to perform any covenant either expressly contained or implied herein, all such liability, if any, being expressly waived by the Parties or by any Person claiming by, through or under the Parties; and (d) under no circumstances shall the Member be personally liable for the payment of any indebtedness or expenses of Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Lessor under this Facility Lease.

22.16 Further Assurances. Each Party shall promptly and duly execute and deliver such further documents and assurances for and take such further actions reasonably requested by the other Party, all as may be reasonably necessary to carry out the purpose of this Facility Lease.

[Signature page follows on next page]

IN WITNESS WHEREOF, Lessor and Lessee have caused this Elm Road I Facility Lease Agreement to be duly executed and delivered under seal by their respective officers thereunto duly authorized.

ELM ROAD GENERATING STATION SUPERCRITICAL, LLC, as Lessor

By:	/s/ TOM METCALFE
Name:	Tom Metcalfe
Title:	Vice President and General Manager

WISCONSIN ELECTRIC POWER COMPANY, as Lessee

By:	/s/ GERALD A. ABOOD
Name:	Gerald A. Abood
Title:	Vice President - Commodity Resources

SCHEDULE 1.1

TO THE FACILITY LEASE

DEFINITIONS; INTERPRETATION

A. Interpretation. In each Lease Document, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Lease Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii) reference to any gender includes the other gender;

(iv) reference to any agreement (including any Lease Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v) reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or re-enactment of such section or other provision;

(vi) reference in any Lease Document to any Preamble, Recital, Article, Section, Annex, Schedule or Exhibit means such Article or Section thereof or Preamble, Recital, Annex, Schedule or Exhibit thereto;

(vii) “hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to a Lease Document as a whole and not to any particular Article, Section or other provision thereof;

(viii) “including” (and with the correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(ix) Costs, fees, expenses and other amounts “incurred by or on behalf of Lessor” and words of similar import shall be deemed references to costs, fees, expenses and other amounts incurred (a) by or on behalf of Lessor or (b) by any agents to whom Lessor has delegated any of its obligations pursuant to Section 3.1(d) of the Facility Lease on behalf of Lessor and the other Owners, if any;

SCHEDULE 1.1

TO THE FACILITY LEASE

(x) with respect to any rights and obligations of the parties under the Lease Documents, all such rights and obligations shall be construed to the extent permitted by applicable Law; and

(xi) any transfer or assignment by any Party pursuant to this Facility Lease of any agreement or its rights and obligations under any agreement, any warranty, any Government Approval, New Common Facilities, inventory or spare parts shall only be with respect to such rights, titles and interests it has in its capacity as Lessor or Lessee, as the case may be, under this Facility Lease.

B. Computation of Time Periods. For purposes of computation of periods of time under the Lease Documents, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

C. Accounting Terms and Determinations. Unless otherwise specified in any Lease Document, all terms of an accounting character used therein shall be interpreted, all accounting determinations thereunder shall be made, and any financial statements required to be delivered thereunder shall be prepared, in accordance with GAAP.

D. Conflict in Lease Documents. If there is any conflict between the Facility Lease and any other Lease Document, such Lease Documents shall be interpreted and construed, if possible, so as to avoid or minimize such conflict.

E. Legal Representation of the Parties. The Lease Documents were negotiated by the parties thereto with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Lease Document to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

F. Definitions. Unless the context otherwise requires, the following defined terms shall have the meanings ascribed to them below:

“AAA” shall mean the American Arbitration Association or any successor thereto.

“Acceptable Assignee” shall have the meaning given to such term in Section 22.7(c) of the Facility Lease.

“Acceptable Bank” shall mean a U.S. bank or a U.S. branch of a non-U.S. bank whose senior unsecured long-term debt is rated at least Investment Grade.

“Acceptable Guarantor” shall mean a Person whose senior unsecured long-term debt is rated at least Investment Grade.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Additional Insureds” shall have the meaning given to such term in Section 1.3(b) of Schedule 13.2 of the Facility Lease.

“Affiliate” shall mean, with respect to any Person, (a) each entity that such Person Controls, (b) each Person that Controls such Person, and (c) each entity that is under common Control with such Person.

“Aggregate Construction Costs” shall mean all Construction Costs actually incurred by or on behalf of Lessor but not to exceed the Approved Amount.

“Aggregate Principal Amount” shall mean the sum of the current unamortized principal balances of (a) the Approved Amount, (b) Lessor’s costs incurred in connection with Investments (including Renewal Triggering Plant Investments) deemed complete and in-service, (c) Lessor’s costs incurred in connection with Investments (including Renewal Triggering Plant Investments) under construction and (d) any lender breakage costs incurred with respect to the amounts in (a), (b) or (c) above (including, make-whole costs, attorney fees, appraisal fees, and other incidental expenses incurred in connection therewith).

“Aggregated Disputes” shall mean more than one Dispute.

“Applicable Cost of Debt” shall mean the respective cost of debt determined in Annex B to Schedule 7.1 to the Facility Lease.

“Appraisal Report” shall have the meaning given to such term in Section 14.1(b) of the Facility Lease.

“Appraised FMV” shall have the meaning given to such term in Section 4.6(b) of the Facility Lease.

“Appraiser” shall mean a nationally recognized appraiser with no less than ten (10) years’ experience appraising U.S. electric generation facilities who is not employed by, does not provide services to, and does not otherwise derive any financial or other benefit from any of the Parties, their respective Affiliates or the PSCW other than as provided in the Lease Documents, or the PTF Leases.

“Approved Amount” shall mean the total amount of actual Construction Costs incurred by or on behalf of Lessor as of the Lease Effective Date but in any case not to exceed an amount equal to:

(a) $1,453,352,800, plus

(b) any Construction Costs in excess of (a), but in any case not to exceed five percent (5%) of (a), which are prudently incurred and approved by the PSCW in advance of being recovered in the Rent payments, plus

SCHEDULE 1.1

TO THE FACILITY LEASE

(c) any Construction Costs in excess of (a), which are incurred by or on behalf of Lessor due to an Excused Event, an event of Force Majeure or Event of Loss, which Construction Costs are prudently incurred and approved by the PSCW in advance of being recovered in the Rent payments,

(d) provided, however, the Approved Amount shall not exceed actual Construction Costs incurred by or on behalf of Lessor.

“Arbitrator” shall mean an independent arbitrator with no less than ten (10) years’ arbitration experience in the U.S. electric generation industry who is not employed by, does not provide services to, and does not otherwise derive any financial or other benefit from any of the Parties, their respective Affiliates or the PSCW other than as provided in the Lease Documents or the PTF Leases.

“Attorney” shall mean an independent attorney with no less than ten (10) years’ project development and financing experience in the U.S. electric energy industry who is not employed by, does not provide services to, and does not otherwise derive any financial or other benefit from any of the Parties, their respective Affiliates or the PSCW other than as provided in the Lease Documents or the PTF Leases.

“Authorized Officer” shall mean, with respect to (a) any Person other than a partnership or limited liability company, the president, any vice president, the treasurer, the chief financial officer or any other similar senior officer of such Person, (b) any Person who is a partnership, the president, any vice president, the treasurer, the chief financial officer or any other similar senior officer of any general partner of such Person, and (c) any Person who is a limited liability company, the president, any vice president, the treasurer, the chief financial officer or any other similar senior officer of the manager or the managing member of such Person.

“Base Term” shall mean the period of time beginning on the Lease Effective Date and ending on the Base Term Expiration Date.

“Base Term Expiration Date” shall mean the date falling on the earlier of (i) the thirtieth (30th) anniversary of the Lease Effective Date or (ii) the number of years and months equal to eighty percent (80%) of the Economic Useful Life of the Unit 1 Facility as determined by the Unit Appraiser pursuant to Section 4.6 of the Facility Lease.

“Basic Rent” shall have the meaning given to such term in Section 7.1(a) of the Facility Lease.

“Business Day” shall mean any day on which commercial banks are not authorized or required to close in Milwaukee, Wisconsin.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Capital Costs” shall mean all Pre-CPCN Expenses directly attributable to project development, design, engineering and construction that a Wisconsin public utility would normally be required to capitalize under PSCW rules for accounting purposes, including Major Equipment Procurement Pre-CPCN Expenses.

“Claims” shall mean liabilities, obligations, damages, losses, demands, penalties, interest, fines, claims, actions, suits, judgments, settlements, and reasonable costs, fees, expenses and disbursements (including reasonable legal fees and expenses and costs of investigation), of any kind and nature whatsoever.

“Commercial Arbitration Rules” shall mean the commercial arbitration rules of the AAA.

“Commercial Operation” shall mean that the Unit 1 Facility has successfully completed the Commercial Operation Test.

“Commercial Operation Test” shall mean the commercial operation tests for the Unit 1 Facility as set forth in Schedule 4.2 to the Facility Lease.

“Community Impact Mitigation Costs” shall mean Lessor’s Unit 1 Ownership Percentage of all costs and expenses incurred by or on behalf of Lessor associated with satisfying local regulatory requirements or to mitigate any adverse effect the Elm Road Facility might otherwise have on local communities but in no event to exceed the amount approved by the PSCW.

“Completeness Determination” shall mean an order or approval from the PSCW that the Unit 1 Facility is complete within the meaning of Wisconsin Stat. § 196.52(9)(b)(7).

“Compliance Auditor” shall have the meaning given to such term in Section 20.1 of the Facility Lease.

“Component” shall mean any of Component 1, Component 2, Component 3 or Component 4 as defined in Exhibit A.

“Condemnation Award” shall mean any monetary award in respect of a taking of all or substantially all of or a material portion of the Unit 1 Facility by an exercise of eminent domain or a similar right or power by a Governmental Authority, or as a result of a Governmental Authority ordering the Unit 1 Facility to cease to operate.

“Confidential Information” shall mean, with respect to a Party, all proprietary and confidential business information and data of such Party that does not constitute a Trade Secret and that is not generally known by or readily ascertainable by or available to, on a legal or authorized basis, the general public; provided, however, “Confidential Information” shall not

SCHEDULE 1.1

TO THE FACILITY LEASE

include any information: (a) which is already known to the receiving Party; or (b) which before being divulged by the disclosing Party (i) has become generally know to the public through no wrongful act of the receiving Party or its representatives and agents, (ii) has been received by the receiving Party from a third party without (to the receiving Party’s knowledge) restriction on disclosure and without (to the receiving Party’s knowledge) a breach by the third party of an obligation of confidentiality, or (iii) is independently developed by the receiving Party without use of the Confidential Information received from a disclosing Party.

“Construction Costs” shall mean Lessor’s Percentage of all internal and third party costs, expenses and fees incurred by or on behalf of Lessor in connection with the performance of its obligations under Articles 2, 3 and 4 of the Facility Lease, including: (a) Capital Costs; (b) all costs, expenses and fees incurred by or on behalf of Lessor in connection with the Site Improvements in accordance with the Elm Road I Ground Lease; and (c) all costs, expenses and fees incurred by or on behalf of Lessor in connection with any of the construction contracts or equipment supply agreements with respect to the Unit 1 Facility, but not including Pre CPCN Expenses otherwise reimbursed pursuant to Section 2.1(b), Community Impact Mitigation Costs and Monthly Management Services Costs less Lessor’s Percentage of any monetary payments (including liquidated damages but excluding liquidated damages or other monetary payments paid to Lessee) actually received by Lessor from any contractor in connection with any of the construction contracts or equipments supply agreements with respect to the Unit 1 Facility (net of legal fees and any other expenses incurred by or on behalf of Lessor in connection with the receipt or recovery of such monetary payments).

“Construction Effective Date” shall mean the date on which construction in connection with the Unit 1 Facility commences.

“Construction Invoice” shall have the meaning given to such term in Section 2.1(b) of the Facility Lease.

“Construction Milestone Schedule” shall mean the schedule of Milestones and Milestone Dates by which such Milestones are to be achieved as set forth in Schedule 3.2(a) to the Facility Lease.

“Construction Security” shall mean (a) a corporate guaranty from an Acceptable Guarantor for the benefit of Lessee substantially in the form of Exhibit B to the Facility Lease, or (b) an irrevocable letter of credit from an Acceptable Bank for the benefit of Lessee substantially in the form of Exhibit C to the Facility Lease, in each case, with a stated amount of twenty million Dollars ($20,000,000).

“Construction Term” shall mean the period beginning on the Decommissioning Completion Date and ending on the Lease Effective Date.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Construction Termination Date” shall have the meaning given to such term in Section 2.3(a) of the Facility Lease.

“Construction Termination Notice” shall have the meaning given to such term in Section 2.3(a) of the Facility Lease.

“Control” shall mean the possession, directly or indirectly, through one or more intermediaries, of the following:

(a) (i) in the case of a corporation, fifty percent (50%) or more of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to fifty percent (50%) or more of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, fifty percent (50%) or more of the beneficial interest therein; and (iv) in the case of any other entity, fifty percent (50%) or more of the economic or beneficial interest therein; and

(b) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity.

“CPCN Approval” shall mean the PSCW order approving the certificate of public convenience and necessity for the Unit 1 Facility, either individually or as part of the Elm Road Facility.

“Current Economic Useful Life” shall mean the economic useful life of the Unit 1 Facility as re-determined by an Independent Appraiser pursuant to Section 14.1(b) of the Facility Lease or an Early Renewal Independent Appraiser pursuant to Section 14.3(b) of the Facility Lease, as the case may be, at the end of a Renewal Term using the same methodology and approach utilized by the Unit Appraiser pursuant to Section 4.6(b) of the Facility Lease.

“Decommissioning Activities” shall have the meaning given to such term in Schedule 1.1 to the Elm Road I Ground Lease.

“Decommissioning Completion Date” shall mean the date on which all of the conditions precedent set forth on Schedule 2.2 to the Facility Lease have been satisfied or waived by the appropriate Party.

“Deemed Lease Effective Date” shall mean either the Lessee Deemed Lease Effective Date or the Lessor Deemed Lease Effective Date.

“Delay Damages Cap” shall have the meaning given to such term in Schedule 3.3 to the Facility Lease.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Demand Date” shall have the meaning given to such term in Section 17.2(a)(i) of the Facility Lease.

“Demolition and Removal Costs” shall have the meaning given to such term in Section 4.6(b) of the Facility Lease.

“Development Protocol” shall mean the development protocol outlining the design, development, engineering, procurement, construction and commissioning of the Unit 1 Facility as set forth in Schedule 3.1(a) to the Facility Lease.

“Dispute” shall mean any controversy, claim or dispute of whatsoever nature or kind between the Parties, arising out of or relating to the Facility Lease or the validity, execution, performance, discharge, termination or breach therefrom including Technical Disputes.

“Dollars” shall mean the lawful currency of the United States.

“Early Renewal Appraisal Report” shall have the meaning given to such term in Section 14.3(b) of the Facility Lease.

“Early Renewal Condition” shall have the meaning given to such term in Section 14.3(a) of the Facility Lease.

“Early Renewal Independent Appraiser” shall have the meaning given to such term in Section 14.3(b) of the Facility Lease.

“Early Renewal Notice” shall have the meaning given to such term in Section 14.3(b) of the Facility Lease.

“Economic Useful Life” shall have the meaning given to such term in Section 4.6(b) of the Facility Lease.

“Elm Road Common Facilities Ownership Agreement” shall mean that certain Common Facilities Ownership Agreement to be entered into among Lessor, WPPI and MGE Power.

“Elm Road Common Facilities Operation and Maintenance Agreement” shall mean that certain Common Facilities Operation and Maintenance Agreement to be entered into among WEPCO, WPPI and MGE.

“Elm Road Facility” shall have the meaning given to such term in the Recitals to the Facility Lease.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Elm Road II Facility Lease” shall mean that certain Elm Road II Facility Lease Agreement to be entered into between Lessor and Lessee.

“Elm Road I Ground Lease” shall have the meaning given to such term in the Recitals to the Facility Lease.

“Elm Road I Ground Sublease” shall have the meaning given to such term in the Recitals to the Facility Lease.

“Elm Road I Operation and Maintenance Agreement” shall mean that certain Operation and Maintenance Agreement to be entered into among WEPCO, WPPI and MGE in respect of Unit 1.

“Elm Road I Ownership Agreement” shall mean that certain Unit 1 Ownership Agreement to be entered into among Lessor, WPPI and MGE Power.

“Elm Road Site” shall have the meaning given to such term in the Elm Road I Ground Lease.

“Emergency Condition” shall mean any condition or situation which presents an imminent threat of danger to life, or threat to health or material property, or could reasonably be expected to cause a significant disruption on or significant damages to the Unit 1 Facility or any material portion thereof or to Lessee’s electric generating facilities or the Transmission Provider’s electric transmission system.

“End of Term Inspection Report” shall have the meaning given to such term in Section 15.2(c) of the Facility Lease.

“Environmental Claim” shall mean, with respect to any Person, any notice, claim, administrative, regulatory or judicial action, suit, lien, judgment, demand or other communication (whether written or oral) by any other Person alleging or asserting such Person’s liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from: (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person; or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Law” shall mean any and all Laws, now or hereafter in effect, and any judicial or administrative judgment, relating to the environment, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment including ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage,

SCHEDULE 1.1

TO THE FACILITY LEASE

disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

“Event of Loss” shall mean any loss of, destruction or damage to, or taking of the Unit 1 Facility (or any part thereof), other than an Event of Total Loss.

“Event of Total Loss” shall mean: (a) all or substantially all of the Unit 1 Facility shall be damaged to the extent of being completely or substantially completely destroyed; (b) any damage to the Unit 1 Facility that results in an insurance settlement with respect thereto on the basis of a total loss or an agreed constructive or a compromised total loss of the Unit 1 Facility; or (c) all or substantially all of or a material portion of the Unit 1 Facility has been taken by exercise of eminent domain or a similar right or power by a Governmental Authority or a Governmental Authority shall order that the Unit 1 Facility cease to operate permanently.

“Exceptional Maintenance” shall have the meaning given to such term in Section 15.2(c) of the Facility Lease.

“Exceptional Maintenance Amount” shall have the meaning given to such term in Section 15.2(c) of the Facility Lease.

“Excused Event” shall mean any of the following, regardless of the reason for the occurrence thereof:

(a) any failure or inability by Lessee to deliver Test Fuel or accept Test Power, provided, that such failure or inability is not a result of Lessor’s failure or inability to: (i) provide Lessee such information, as Lessee may reasonably request, as necessary in order to procure (and have delivered) Test Fuel; or (ii) fulfill its obligations under Section 4.3 of the Facility Lease;

(b) the occurrence of instability on the Transmission Provider’s electric transmission system (or any event, circumstance, condition or failure relating thereto, including an Emergency Condition) which precludes the Transmission Provider from accepting any Test Power; provided, that such failure or instability is not primarily as a result of any action of Lessor or the Unit 1 Facility; and (ii) Lessor is otherwise available to deliver such Test Power;

(c) the occurrence of instability on Lessee’s system (or any event, circumstance, condition or failure relating thereto) which either prevents or precludes Lessee from accepting, or Lessor from delivering to Lessee, any Test Power; provided, that: (i) such failure or instability is not primarily as a result of any action of Lessor or the Unit 1 Facility; and (ii) Lessor is otherwise available to deliver such Test Power; or

SCHEDULE 1.1

TO THE FACILITY LEASE

(d) any other failure or delay of Lessee or the Transmission Provider to meet any of the conditions for Commercial Operation; provided that such failure is not primarily as a result of any action of Lessor or the Unit 1 Facility.

“Execution Date” shall mean the date of the Facility Lease.

“Exercise Date” shall have the meaning given to such term in Annex B to Schedule 7.1.

“Existing Units” shall have the meaning given to such term in the Recitals to the Facility Lease.

“Facility Lease” shall have the meaning given to such term in the Preamble to the Facility Lease.

“Fair Market Value” shall mean, with respect to the Unit 1 Facility or any part thereof (including any Investment thereto) as of any date, the price a purchaser would pay to purchase such Unit 1 Facility or part thereof in an arm’s-length transaction between a willing buyer and a willing seller, neither of them being under any compulsion to buy or sell.

“Fair Market Value Purchase Price” shall have the meaning given to such term in Section 14.1(b) of the Facility Lease.

“FERC” shall mean the Federal Energy Regulatory Commission or any successor thereto.

“Financing Documents” shall mean each agreement, document or instrument to which one or more of the Lenders and Lessor are a party and which provide for construction and/or term debt financing and/or working capital and/or other financing or refinancing to Lessor in connection with the Leased Facility and each other agreement, document or instrument delivered in connection with any of the foregoing.

“First Renewal Term” shall have the meaning given to such term in Section 14.2(a) of the Facility Lease.

“Force Majeure” shall mean any cause or occurrence which is beyond the reasonable control, and without the fault or negligence, of the Party claiming the Force Majeure and which causes such Party to be unable, or otherwise materially impairs or delays its ability, to perform its obligations under the Facility Lease and which by the exercise of reasonable foresight such Party could not have been reasonably expected to avoid, including any acts of God, strikes, work stoppages, lockouts or other labor actions that are in each case of an industry or sector-wide nature and that are not directed solely or specifically at such Party, acts of the public enemy, wars, terrorism, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, civil disturbances, explosions, change in Law (including such

SCHEDULE 1.1

TO THE FACILITY LEASE

change that results in any rescission, termination, material modification, suspension or determination of invalidity or lack of effectiveness of any Government Approval), any Government Approvals (provided, that such order has been resisted in good faith by all commercially reasonable means), the acts or omissions of any Governmental Authority or the failure to act on the part of any Governmental Authority, provided, that such action has been timely requested and diligently pursued and any other cause or occurrence whether of the kind herein enumerated or otherwise, which, despite the reasonable efforts of such Party to prevent or mitigate its effects, prevents or delays the performance of such Party, or prevents the obtaining of the benefits of performance by the other Party, and is not within the control of such Party claiming Force Majeure.

“Future Unit” shall mean any electric generating unit that uses that additional portion of the New Common Facilities which are constructed beyond the requirements of Unit 1, Unit 2 and the Existing Units.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time applied on a basis consistent with such Person’s most recent audited consolidated financial statements.

“Good Utility Practice” shall mean, at a particular time: (a) any of the practices, methods and acts engaged in or approved by a significant portion of the United States electric power generating industry prior to such time; or (b) any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with applicable Law and good business practices, reliability, safety and expedition; provided that “Good Utility Practice” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers’ warranties and the requirements of Governmental Authority and any applicable agreement.

“Government Approval” shall mean any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing (except any filing relating to the perfection of security interests), variance, claim, order, judgment, decree, publication, notices to, declarations of or with or registration by or with any Governmental Authority.

“Governmental Authority” shall mean any applicable foreign, federal, state, county, municipal or other government, quasi-government or regulatory authority, agency, board, body, commission, instrumentality, court or tribunal, or any political subdivision of any thereof, or any arbitrator or panel of arbitrators.

“Guarantee Conditions” shall have the meaning given to such term in Section 1.1 of Schedule 4.2 to the Facility Lease.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Guaranteed Performance Levels” have the meaning given to such term in Schedule 4.5 to the Facility Lease.

“Guaranteed Performance Level Damages” shall have the meaning given to such term in Schedule 4.5 to the Facility Lease.

“Hazardous Material” shall mean, collectively, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under any Environmental Law including the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., or any similar state statute.

“Improvement” shall have the meaning given to such term in Section 10.1 of the Facility Lease.

“Indemnifying Party” shall have the meaning given to such term in Section 19.1 of the Facility Lease.

“Indemnitee” shall have the meaning given to such term in Section 19.1 of the Facility Lease.

“Independent Appraiser” shall have the meaning given to such term in Section 14.1(a) of the Facility Lease.

“Independent Arbitrator” shall have the meaning given to such term in Section 20.4(b) of the Facility Lease.

“Independent Attorney” shall have the meaning given to such term in Section 20.4(a) of the Facility Lease.

“Independent Auditing Firm” shall mean an independent nationally recognized accounting firm with no less than ten (10) years’ experience auditing U.S. electric utilities and/or U.S. independent power producers which is not employed by, does not provide services to, and does not otherwise derive any financial or any other benefit from any of the Parties, their respective Affiliates or the PSCW other than as provided in the Lease Documents or the PTF Leases.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Independent Evaluator” shall have the meaning given to such term in Section 5.1 of Schedule 3.1(a) of the Facility Lease.

“Individual Dispute” shall mean any Dispute which is not an Aggregate Dispute.

“Initial Construction Report” shall have the meaning given to such term in Section 5.1 of Schedule 3.1(a) of the Facility Lease.

“Inspection Engineer” shall mean a nationally recognized independent engineer with no less than ten (10) years’ experience in the U.S. electric generation industry who is not employed by, does not provide services to, and does not otherwise derive any financial or other benefit from any of the Parties, their respective Affiliates or the PSCW other than as provided in the Lease Documents or the PTF Leases.

“Inspection Independent Engineer” shall have the meaning given to such term in Section 15.2(c) of the Facility Lease.

“Interconnection Agreement” shall mean that certain Interconnection Agreement, dated as of December 14, 2001, between Transmission Provider and Lessee.

“Investment Grade” shall mean, with respect to the senior unsecured long-term debt of a Person, a rating of at least “A” by Standard & Poor’s Rating Services or “A3” by Moody’s Investors Services; provided, however, that if either of the Rating Agencies shall have changed its system of classification after the date of the Facility Lease, then the above ratings shall be changed to the new ratings which correspond to the above ratings.

“Investments” shall have the meaning given to such term in Section 10.1(b) of the Facility Lease.

“Investments Notice” shall have the meaning given to such term in Section 10.2(a) of the Facility Lease.

“Investments Total Capital Costs” shall have the meaning given to such term in Section 10.2(c) of the Facility Lease.

“Law” shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority or judicial or administrative body, whether now or hereafter in effect (including any Environmental Law).

SCHEDULE 1.1

TO THE FACILITY LEASE

“Lease Documents” shall mean the Facility Lease, the Elm Road I Ground Lease, the Elm Road I Ground Sublease, the Interconnection Agreement, the Project Development and Services Agreement, the Financing Documents, if any, the Security Documents, if any, and each other agreement, document or instrument delivered in connection with any of the foregoing.

“Lease Effective Date” shall mean the date on which all of the conditions precedent set forth on Schedule 5.1 to the Facility Lease have been satisfied or waived by the appropriate Party.

“Lease Term” shall mean the Base Term and any Renewal Terms.

“Leased Facility” shall have the meaning given to such term in the Recitals to the Facility Lease.

“Lenders” shall mean the banks, bond and commercial paper holders and/or financial institutions (together with their administrative agent, collateral agents, depositary banks and other agents) and/or other Persons which provide construction and/or term debt financing and/or working capital and/or other financing or refinancing to Lessor in connection with the Leased Facility or any portion thereof.

“Lessee” shall have the meaning given to such term in the Preamble to the Facility Lease.

“Lessee Continuation Notice” shall have the meaning given to such term in Section 5.3(a) of the Facility Lease.

“Lessee Deemed Lease Effective Date” shall have the meaning given to such term in Section 5.3(e) of the Facility Lease.

“Lessee Early Renewal Notice” shall have the meaning given to such term in Section 14.3(c) of the Facility Lease.

“Lessee Election Notice” shall have the meaning given to such term in Section 14.1(c) of the Facility Lease.

“Lessee Event of Default” shall have the meaning given to such term in Article 16 of the Facility Lease.

“Lessee Termination Date” shall have the meaning given to such term in Section 5.3(b) of the Facility Lease.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Lessee Termination Notice” shall have the meaning given to such term in Section 5.3(a) of the Facility Lease.

“Lessor” shall have the meaning given to such term in the Preamble to the Facility Lease.

“Lessor Collateral” shall mean all collateral of whatever nature purported to be subject to the Lien of the Security Documents, if any.

“Lessor Continuation Notice” shall have the meaning given to such term in Section 5.4(a) of the Facility Lease.

“Lessor Deemed Lease Effective Date” shall have the meaning given to such term in Section 5.4(e) of the Facility Lease.

“Lessor Secured Obligations” shall mean the obligations and liabilities of Lessor under the Financing Documents, if any.

“Lessor Termination Date” shall have the meaning given to such term in Section 5.4(b) of the Facility Lease.

“Lessor Termination Notice” shall have the meaning given to such term in Section 5.4(a) of the Facility Lease.

“Lessor’s Liens” shall mean Liens on or against any or all of the Unit 1 Facility or any part thereof, the Lease Documents, the Lessor Collateral or any payment of Rent which result from: (a) any act of, or any Claim against, the Member, any Lender or Lessor in any case unrelated to the transactions contemplated by the Lease Documents; (b) any Tax owed by the Member, any Lender or Lessor, except for any Tax required to be paid by Lessee under the Lease Documents, including any Tax for which Lessee is obligated to indemnify the Member, any Lender or Lessor, as the case may be; or (c) any act or omission of the Member, any Lender or Lessor in contravention of the Lease Documents to which it is a party.

“Lessor’s Percentage” shall mean, as of any date, the Unit 1 Ownership Percentage and/or the New Common Facilities Ownership Percentage, as the context requires, as of such date.

“Lien” shall mean, with respect to any property, any mortgage, lien, pledge, charge, lease, easement, servitude, right of others, security interest or encumbrance of any kind in respect of such property. For purposes of the Lease Documents, Lessee shall be deemed to own, subject to a Lien, any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such property.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Limited Use Termination Date” shall mean the later of (a) one hundred eighty (180) days after the Required Lease Effective Date and (b) the Punch-List Termination Date.

“Loss Proceeds” shall mean all proceeds (including insurance proceeds) paid or payable by a third-party (including an insurer or re-insurer) in respect of an Event of Loss or an Event of Total Loss with respect to the Unit 1 Facility, provided that “Loss Proceeds” shall not include any third-party liability insurance proceeds or other insurance proceeds paid or payable directly to a third party in accordance with the terms of such insurance policy.

“M.A.I.N. Guides” shall mean current Bylaws and Guides of Mid-America Interconnected Network or any successor thereto.

“Major Equipment Procurement Pre-CPCN Expenses” shall mean Lessor’s Percentage of all Pre-CPCN capital expenditures which are related to major equipment procurement as specified in Exhibit A of the Project Development and Services Agreement.

“Management Services Index” shall mean the first published final number for “GDP-IPD” for 2002, as provided by the Department of Commerce, Bureau of Economic Analysis.

“Material Adverse Effect” shall mean, with respect to a Party, a material adverse effect on (a) the development, design, engineering, procurement, permitting, construction, commissioning, financing, leasing, use, operation, maintenance or ownership of the Unit 1 Facility; (b) the business, operations, prospects, condition (financial or otherwise) or property of such Party; (c) the ability of such Party to perform its obligations (including payment obligations) under any of the Lease Documents to which it is a party; or (d) the validity or enforceability of any of the Lease Documents to which it is a party.

“Member” shall mean W.E. Power LLC, a Wisconsin limited liability company.

“Membership Agreement” shall mean the Elm Road Generating Station Supercritical, LLC Membership Agreement, dated as of April 14, 2003, between Lessor and the Member.

“Metering Point” shall mean the Transmission Provider’s high voltage side of one or more generator step up transformers, as more specifically set forth in the Interconnection Agreement.

“MGE” shall mean Madison Gas and Electric Company, a Wisconsin corporation.

“MGE Power” shall mean MGE Power- Elm Road LLC, a Wisconsin limited liability company.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Milestone Dates” shall mean the construction milestone dates for Unit 1 as set forth in Schedule 3.2(a) to the Facility Lease.

“Milestone Report” shall have the meaning given to such term in Section 5.1 of Schedule 3.1(a) of the Facility Lease.

“Milestones” shall mean the construction milestones for Unit 1 as set forth in Schedule 3.2(a) to the Facility Lease.

“Monthly CIMC” shall have the meaning given to such term in Section 2.1(b) of the Facility Lease.

“Monthly Management Services Costs” shall mean, with respect to any calendar month, the aggregate amount of managerial costs and expenses (other than Construction Costs or costs and expenses associated with Investments which are capitalized as part of such Investments) incurred by or on behalf of Lessor in connection with the exercise of its rights and the performance of its obligations under the Facility Lease and each other Lease Document to which it is a party during such calendar month, including salaries and benefits of administrative, management and other back office personnel, rent, utilities, office supplies and corporate overhead.

“Monthly Management Services Costs Cap” shall mean the maximum amount of Monthly Management Services Costs incurred by or on behalf of Lessor during any calendar year (other than Monthly Management Services Costs incurred by or on behalf of Lessor in connection with the exercise of its rights and the performance of its obligations under the Facility Lease in respect of any Investments) which Lessor can recover from Lessee, which amount shall equal one hundred thousand Dollars ($100,000) (in 2002 Dollars), adjusted annually on the anniversary of the Lease Effective Date based on the Management Services Index.

“Monthly Return on Capital Amount” shall have the meaning given to such term in Section 2.1(b) of the Facility Lease.

“Moody’s” shall have the meaning given to such term in Annex B to Schedule 7.1.

“New Common Facilities” shall have the meaning given to such term in the Recitals to the Facility Lease.

“New Common Facilities Adjustment Event” shall have the meaning given to such term in Section 7.4 of the Facility Lease.

“New Common Facilities Ownership Interest” shall mean, as of any date, the ownership interest in a Component of the New Common Facilities that Lessor holds as of such date

SCHEDULE 1.1

TO THE FACILITY LEASE

pursuant to Section 7.4 of the Facility Lease, as the same may be adjusted from time to time pursuant to Section 7.4 of the Facility Lease. For the avoidance of doubt, Lessor’s New Common Facilities Ownership Interest for each Component shall be equal to the entire New Common Facilities Ownership Interest in such Component unless and until Lessor has sold or transferred a portion of its New Common Facilities Ownership Interest in such Component to one or more of the other Owners, if any, to Lessee pursuant to the Elm Road II Facility Lease or to a Future Unit lessee, if applicable.

“New Common Facilities Ownership Percentage” shall mean, as of any date, Lessor’s percentage ownership interest in a Component of the New Common Facilities as of such date pursuant to Section 7.4 of the Facility Lease, as the same may be adjusted from time to time pursuant to Section 7.4 of the Facility Lease. For the avoidance of doubt, Lessor’s New Common Facilities Ownership Percentage for each Component shall be one hundred percent (100%) unless and until Lessor has sold or transferred a portion of its New Common Facilities Ownership Percentage to one or more of the other Owners, if any, to Lessee pursuant to the Elm Road II Facility Lease or to a Future Unit lessee, if applicable.

“Obsolete Component” shall have the meaning given to such term in Section 9.3(b) of the Facility Lease.

“Officer’s Certificate” shall mean, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Optional Rules for Emergency Measures of Protection” shall mean those rules set forth by the AAA pursuant to its Commercial Arbitration Rules and governing emergency interim relief procedures.

“Ordinary Wear and Tear” shall mean the deterioration of the Unit 1 Facility or any part thereof which would be reasonably expected to result from operating the Unit 1 Facility in a manner consistent with Good Utility Practice.

“Organic Documents” shall mean: (a) with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock; (b) with respect to any Person that is a limited partnership, its certificate of limited partnership and partnership agreement; and (c) with respect to any Person that is a limited liability company, its certificate of formation and its limited liability company agreement, in each case, as amended, supplemented, amended and restated, or otherwise modified and in effect from time to time.

“Outstanding Construction Costs” shall have the meaning given to such term in Section 2.1(b) of the Facility Lease.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Overdue Rate” shall mean, as of any date, a rate per annum equal to the Prime Rate as in effect on such date, plus three hundred (300) basis points; provided that in no event shall the “Overdue Rate” exceed the maximum rate of interest allowed by applicable Law.

“Owners” shall mean those Persons, if any, who have or acquire an undivided ownership interest in Unit 1 and/or the New Common Facilities.

“Parcel 1” shall have the meaning set forth in Exhibit B-1 to the Elm Road I Ground Lease.

“Parcel 2” shall have the meaning set forth in Exhibit B-2 to the Elm Road I Ground Lease.

“Parent” shall mean, with respect to any Person, the Person that Controls such Person and that is not itself Controlled by any other Person.

“Party” and “Parties” shall have the meanings given to such terms in the Preamble to the Facility Lease.

“Performance Damages Cap” shall have the meaning set forth in Schedule 4.5 to the Facility Lease.

“Permitted Encumbrances” shall mean, in respect of any property:

(a) Liens for Taxes, assessments or governmental charges not due and delinquent;

(b) Liens for Taxes, assessments or governmental charges already due, but whose validity or amount is being contested in good faith, by appropriate proceedings initiated timely and diligently prosecuted, and for which adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest or a bond in the full amount thereof has been posted;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business or incident to the construction or improvement of such property in respect of obligations which are not overdue for a period of more than thirty (30) days or which are being contested in good faith, by appropriate proceedings initiated timely and diligently prosecuted, and for which adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest or a bond in the full amount thereof has been posted;

SCHEDULE 1.1

TO THE FACILITY LEASE

(d) easements, rights of way, reservations, restrictions, covenants, party-wall agreements, agreements for joint or common use, landlords’ rights of distraint and other similar encumbrances affecting such property, granted in the ordinary course of business, which in the aggregate are not material in amount and which do not in the aggregate materially detract from the value of such property subject thereto or impair the use of such property for the purposes for which it is held;

(e) court proceedings affecting such property, provided the execution or other enforcement thereof is effectively stayed and the Claims secured thereby are being contested in good faith, by appropriate proceedings initiated timely and diligently prosecuted, and for which adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest or a bond in the full amount thereof has been posted;

(f) minor defects and irregularities in title to such property, which do not in the aggregate materially impair the value of such property or the use of such property for the purposes for which it is held; and

(g) Liens arising in connection with Liens pursuant to the Security Documents, if any.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an unincorporated organization and any government or political subdivision thereof.

“Pre-CPCN Expenses” shall mean Lessor’s Percentage of all internal and third-party costs, expenses and fees (including, without limitation, financial, accounting, legal and consulting fees) incurred by or on behalf of Lessor after August 31, 2000 in connection with the development, design, engineering and procurement of the Unit 1 Facility, including all Capital Costs.

“Pre-Tax Return on Equity” shall have the meaning given to such term in Schedule 7.1 to the Facility Lease.

“Pre-Termination Pre-CPCN Expenses” shall have the meaning given to such term in Section 2.3(b) of the Facility Lease.

“Prime Rate” shall mean the rate of interest published from time to time by the Wall Street Journal (or any successor publication) as the base rate on corporate loans posted by a certain percentage of the largest banks in the United States; provided that if there is more than one such rate published, the higher rate shall be effective for the purposes of the Lease Documents.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Project” shall have the meaning given to such term in Schedule 3.1(a) to the Facility Lease.

“Project Development and Services Agreement” shall mean that certain Project Development and Services Agreement, dated as of February 14, 2003, between WEC and Lessee.

“Project Documents” shall mean the Elm Road I Operation and Maintenance Agreement, the Elm Road I Ownership Agreement, the Elm Road Common Facilities Ownership Agreement and the Elm Road Common Facilities Operation and Maintenance Agreement, and each other agreement, document or instrument delivered in connection with the foregoing.

“Project Managers” shall mean, with respect to each Party, the project manager so designated by such Party in writing delivered to the other Party.

“PSCW” shall mean the Public Service Commission of Wisconsin or any successor thereto.

“PSCW Return Event” shall mean that the PSCW has issued a final order determining that the construction of the Unit 1 Facility has not been completed and that all real property interest transferred under the Elm Road I Ground Lease must be transferred back to Lessee, in each case, as provided for in Wisconsin Stat. § 196.52(9)(b)(7).

“PTF Leases” shall mean the Facility Lease, the Elm Road II Facility Lease, the Port Washington I Facility Lease, dated as of May 28, 2003, between Lessee and Lessor’s Affiliate, Port Washington Generating Station LLC, a Wisconsin limited liability company (“PWGS LLC”), the Port Washington II Facility Lease, dated as of May 28, 2003 between Lessee and PWGS LLC and the facility lease with respect to the Future Unit, if applicable.

“Punch-List Termination Date” shall mean the date falling three hundred sixty five (365) days after the Lease Effective Date.

“Punch-List Work” shall have the meaning given to such term in Schedule 3.1(a) to the Facility Lease.

“Purchase Price” shall have the meaning given to such term in Section 5.2 of the Facility Lease.

“Purchase Price Notice” shall have the meaning given to such term in Section 5.2 of the Facility Lease.

“Rating Agencies” shall mean Standard & Poor’s Rating Services or its successor and Moody’s Investors Services or its successor.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Rating Requirement” shall mean, with respect to the senior unsecured long-term debt of a Person, a rating of at least two of the following: (a) “A” by Standard and Poor’s Rating Services, (b) “A3” by Moody’s Investors Services and (c) “A” by Fitch IBCA; provided, however, that if any of these rating agencies shall have changed their system of classification after the date of the Facility Lease, then the above ratings shall be changed to the new ratings which correspond to the above ratings.

“Refinancing Effective Date” shall have the meaning given to such term in Annex B to Schedule 7.1 of the Facility Lease.

“Refinancing Option” shall have the meaning given to such term in Annex B to Schedule 7.1 of the Facility Lease.

“Release” shall mean any “release” as such term is defined in 42 U.S.C. § 9601 (22) or any successor statute.

“Remedial Action Plan” shall mean, with respect to a Milestone which Lessor shall have failed to achieve by the respective Milestone Date, a written plan prepared by Lessor and delivered to Lessee pursuant to Section 3.2(c) of the Facility Lease which provides a detailed description of Lessor’s course of action and plan to achieve such Milestone and the date by which Lessor plans to achieve such missed Milestone and to achieve all subsequent Milestones by their respective Milestone Dates.

“Renewal Rent” shall have the meaning given to such term in Section 14.2(a) of the Facility Lease.

“Renewal Term” shall have the meaning given to such term in Section 14.2(a) of the Facility Lease.

“Renewal Triggering Plant Investment” shall mean any Investments to the Unit 1 Facility which have triggered an early renewal pursuant to Section 14.3(b) of the Facility Lease.

“Rent” shall mean Basic Rent, Renewal Rent and/or Supplemental Rent, as the case may be.

“Rent Payment Date” shall mean the thirtieth (30th) calendar day after which Lessee receives a Rent invoice pursuant to Section 7.1(c) (or if such day is not a Business Day, the next Business Day) of the Facility Lease.

“Replacement Operating Agreement” shall have the meaning given to such term in Section 5.6(c)(v) of the Facility Lease.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Required Decommissioning Completion Date” shall mean the date falling nine (9) months after the Execution Date.

“Required Lease Effective Date” shall mean the date falling on the later of May 1, 2010 or sixty-nine (69) months after the Decommissioning Completion Date.

“Return on Capital” shall mean with respect to Construction Costs or other capital expenditures or the Fair Market Value Purchase Price, an amount equal to the product of (a) the Return on Capital Percentage and (b) the amount of such Construction Costs or other capital expenditures or the Fair Market Value Purchase Price, as the case may be (in $).

“Return on Capital Percentage” shall mean the monthly percentage (%) equal to the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) an amount equal to the product of (x) an after-tax cost of equity equal to 12.7% and (y) a fixed tax rate gross-up factor of 1.6606 (provided, that if there is a statutory change in federal or state income tax rates applicable to Subchapter C corporations after the Execution Date, such tax rate gross-up will be adjusted upward or downward to reflect such a change in tax rates and such adjustment shall be effective as of the date the change in tax rates becomes effective (even if retroactive)) and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt (in %).

“Right of First Refusal Agreement” shall mean that certain Right of First Refusal Agreement, dated as of November 9, 2004, among WEC, Member, Lessor and Lessee, substantially in the form of Exhibit D to the Facility Lease.

“Scheduled Commercial Operation Date” shall mean the date falling on the later of May 1, 2009 or fifty (50) months after the Decommissioning Completion Date, as such date may be extended by a reasonable amount of time attributable to any delay in achieving Commercial Operation caused by Force Majeure or an Excused Event (or the acts or omissions of Lessee or the failure of Lessee to perform any of its obligations under this Facility Lease or any other Lease Document to which it is a party).

“Scheduled Commercial Operation Date Damages” shall have the meaning set forth in Schedule 3.3 to the Facility Lease.

“Second Renewal Term” shall have the meaning given to such term in Section 14.2(a) to the Facility Lease.

“Security Documents” shall mean all security agreements, pledges, consents and other security documents, if any, granting Liens to the Lenders to secure the Lessor Secured Obligations.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Senior Executives” shall mean, with respect to (a) any Person other than a partnership or limited liability company, a director-level officer or its equivalent or higher of such Person, (b) any Person who is a partnership, a director-level officer or its equivalent or higher of the general partner of such Person, and (c) any Person who is a limited liability company, a director-level officer or its equivalent or higher of the manager or the managing member of such Person.

“Site Improvements” shall have the meaning given to such term in Schedule 1.1 to the Elm Road I Ground Lease.

“Supplemental Rent” shall mean any and all amounts, liabilities and obligations which Lessee assumes or agrees or is otherwise obligated to pay under the Facility Lease (other than Basic Rent, Renewal Rent and any other amounts, liabilities and obligations which Lessee assumes or agrees or is otherwise obligated to pay pursuant to Articles 2, 3, 4 and 5 of the Facility Lease) or any other Lease Document (whether or not designated as Supplemental Rent) to Lessor or any other Person, including indemnities and damages for breach of any covenants, representations, warranties or agreements.

“Taxes” and “Tax” shall mean any and all fees (including documentation, recording, license and registration fees), taxes (including income (whether net, gross or adjusted gross), gross receipts, lease, sublease, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto imposed by any Governmental Authority.

“Technical Dispute” shall mean any Dispute of a technical or operational nature relating to the design, engineering, procurement, permitting, construction, commissioning, operation or maintenance of the Unit 1 Facility which requires specialized knowledge to resolve.

“Terminating Party” shall have the meaning given to such term in Section 2.3(a) of the Facility Lease.

“Termination Value” shall mean, with respect to each Rent Payment Date, the net present value of the remaining Basic Rent or Renewal Rent, as the case may be, utilizing a discount rate equal to “RRLF%” as defined in Schedule 7.1 or Schedule 14.2 to the Facility Lease; provided, however, that with respect to each Rent Payment Date occurring after the date Lessee has delivered a Lessee Early Renewal Notice, the “AALF” component of the Basic Rent and Renewal Rent formulas used to calculate the “Termination Value” shall be increased to include an amount equal to the aggregate amount of project costs and expenses incurred by or on behalf of Lessor prior to such Rent Payment Date to construct the respective Renewal Triggering Plant Investment to the Unit 1 Facility.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Test”, “Tested” and “Testing” shall mean any testing or commissioning of the Unit 1 Facility prior to Commercial Operation.

“Test Fuel” shall mean, collectively, all fuel utilized by Lessor or requested (and purchased) by Lessor from Lessee in connection with any Testing of the Unit 1 Facility prior to Commercial Operation.

“Test Fuel and Test Power Procedures” shall mean the test fuel and test power procedures for the Unit 1 Facility as set forth in Schedule 4.3 to the Facility Lease.

“Test Power” shall mean all energy produced by Unit 1 during any Test thereof prior to Commercial Operation.

“Third Renewal Term” shall have the meaning given to such term in Section 14.2(a) of the Facility Lease.

“Trade Secrets” shall mean, with respect to a Party, information of such Party, including a formula, pattern, compilation, program, device, technique or process, which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (b) is the subject of efforts to maintain its secrecy that are reasonable under the circumstances.

“Transfer” shall have the meaning given to such term in Section 22.7(a) of the Facility Lease.

“Transfer Documents” shall have the meaning given to such term in Section 22.7(d) of the Facility Lease.

“Transferred Interest” shall have the meaning given to such term in Section 22.7(c) of the Facility Lease.

“Transmission Provider” shall mean the Person or Persons providing transmission service pursuant to a FERC accepted transmission tariff to Lessee for energy from the Unit 1 Facility.

“UCC” shall mean the Uniform Commercial Code of Wisconsin or any other applicable jurisdiction.

“Unit 1” shall have the meaning given to such term in the Recitals to the Facility Lease.

“Unit 1 Facility” shall mean, collectively, Unit 1 and the New Common Facilities, provided, however, after the Lease Effective Date the “Unit 1 Facility” shall not include the Site Improvements.

SCHEDULE 1.1

TO THE FACILITY LEASE

“Unit 1 Ownership Interest” shall mean, as of any date, the ownership interest in Unit 1 that Lessor holds, as of such date pursuant to Section 7.5 of the Facility Lease, as the same may be adjusted from time to time pursuant to Section 7.5 of the Facility Lease. For the avoidance of doubt, Lessor’s Unit 1 Ownership Interest shall be the entire ownership interest in Unit 1 unless and until Lessor has sold or transferred a portion of its Unit 1 Ownership Interest to one or more of the other Owners.

“Unit 1 Ownership Percentage” shall mean, as of any date, Lessor’s percentage ownership interest in Unit 1, as of such date pursuant to Section 7.5 of the Facility Lease, as the same may be adjusted from time to time pursuant to the Section 7.5 of the Facility Lease. For the avoidance of doubt, Lessor’s Unit 1 Ownership Percentage shall be one hundred percent (100%) unless and until Lessor has sold or transferred a portion of its Unit 1 Ownership Percentage to one or more of the other Owners.

“Unit 2” shall have the meaning given to such term in the Recitals to the Facility Lease.

“Unit Appraisal Report” shall have the meaning given to such term in Section 4.6(b) of the Facility Lease.

“Unit Appraiser” shall have the meaning given to such term in Section 4.6(a) of the Facility Lease.

“WEC” shall mean Wisconsin Energy Corporation, a Wisconsin corporation.

“WEPCO” shall mean Wisconsin Electric Power Company, a Wisconsin corporation.

“WPPI” shall mean Wisconsin Public Power, Inc., a Wisconsin municipal electric company.

SCHEDULE 2.2

TO THE FACILITY LEASE

CONDITIONS TO DECOMMISSIONING COMPLETION DATE

The following shall be conditions precedent to the Decommissioning Completion Date, unless waived by the respective Party:

1. Lessee Officer’s Certificate. Lessee shall have delivered to Lessor an Officer’s Certificate, in form and substance reasonably satisfactory to Lessor, signed by one of Lessee’s Authorized Officers and certifying as to the accuracy in all material respects of the representations and warranties in Section 8.1 of the Facility Lease as of the Decommissioning Completion Date.

2. Lessor Officer’s Certificate. Lessor shall have delivered to Lessee an Officer’s Certificate, in form and substance reasonably satisfactory to Lessee, signed by one of Lessor’s Authorized Officers and certifying as to the accuracy in all material respects of the representations and warranties in Sections 8.1 and 8.2 of the Facility Lease as of the Decommissioning Completion Date.

3. Lease Documents. Each Party shall have executed and delivered or caused to be executed and delivered each of the Elm Road I Ground Lease, the Elm Road I Ground Sublease, the Project Development and Services Agreement and any other Lease Document to which it is a party required by its terms or the terms of any other Lease Document to be executed and delivered by it on or before the Decommissioning Completion Date and each such Party shall not be in breach or default in any material respect of its covenants or representations and warranties under any such Lease Documents.

4. Decommissioning Activities. Lessee shall have completed all of the Decommissioning Activities in accordance with the terms and conditions of the Elm Road I Ground Lease and at least sixty (60) days shall have passed since Lessee has provided Lessor with written notice of the completion of such Decommissioning Activities.

5. Government Approvals. Each Party shall have secured all Government Approvals required by applicable Law to be obtained by it on or prior to the Decommissioning Completion Date in order to commence its respective obligations for the Construction Term under the Lease Documents to which it is a party and shall have delivered copies (certified by one of its Authorized Officers as true and correct) to the other Party of all such Government Approvals.

SCHEDULE 3.1(a)

TO THE FACILITY LEASE

DEVELOPMENT PROTOCOL

Lessor shall design, engineer, procure, permit, construct and commission a 615 MW net nominal supercritical pulverized coal electrical generating unit and related facilities (as further described in Exhibit A to the Facility Lease) on Parcel 1 in accordance with this Development Protocol (the “Project”). The Project’s costs shall not exceed the Approved Amount.

The Parties agree to jointly establish a process consistent with Good Utility Practice whereby Lessee collaborates with Lessor in the planning, design, engineering, procurement, construction, installation and start-up of the Project and which includes an independent party with the expertise to monitor the construction and cost of the Project. The Project’s procedures shall include the following components: (1) planning; (2) design; (3) construction; (4) start-up and (5) Independent Evaluator.

Lessor shall permit Lessee’s representatives to participate in Lessor’s regularly scheduled design, construction and start-up progress meetings. Such meetings shall take place starting on the Construction Effective Date and shall occur no less than once every thirty (30) days and shall continue throughout the Construction Term.

ARTICLE 1: PLANNING

1.1 Project Managers. Lessee shall have the right to review and consent to Lessor’s selection of Project Managers and senior Project personnel, such consent not to be unreasonably withheld or delayed. Following Lessee’s review and consent, Lessor shall not change such Project Managers or senior Project personnel without Lessee’s prior consent, such consent not to be unreasonably withheld or delayed.

1.2 Selection Process. Lessee shall participate in the selection of the following:

(a) the form of contract for the construction and installation of major equipment associated with the Unit 1 Facility;

(b) the engineering firms, construction firms and firms providing multiple services to the Project; and

(c) the major components for the Unit 1 Facility, including boiler, air quality control systems, ash handling, steam turbine/ generator, condenser, coal and material handling, coal preparation, water intake structures, ship loading facilities, plant control systems, plant electrical systems and related auxiliary equipment.

1.3 Warranties. Lessor shall enter into contracts for procurement of equipment, materials, boiler, air quality control systems, ash handling, steam turbine / generator, condenser,

SCHEDULE 3.1(a)

TO THE FACILITY LEASE

coal and material handling, coal preparation, water intake structures, ship loading facilities, plant control system, plant electrical systems and all related auxiliary equipment to support these systems for the Unit 1 Facility with original equipment manufacturers which contracts include assignable, commercially reasonable warranties for the products purchased which are consistent with Good Utility Practice.

1.4 Training. Lessor shall provide training for Lessee’s personnel from the Project’s original equipment manufacturers. Such training is intended to prepare Lessee’s engineering, supervisory, operation, maintenance and technical personnel to operate the Unit 1 Facility on the Lease Effective Date.

1.5 Record Retention. Lessee shall provide Lessor with its written plan for record retention and a filing system for all records related to the Unit 1 Facility no later than thirty (30) days after Decommissioning Completion Date.

1.6 Service Level Agreements. At Lessee’s request, Lessor shall assist Lessee with negotiations of service level agreements with major equipment manufacturers and other third parties associated with servicing the Unit 1 Facility.

ARTICLE 2: DESIGN

2.1 Design Documentation. Lessor shall provide Lessee, in a format reasonably acceptable to Lessee, all documentation necessary to properly engineer, construct, start-up, operate and maintain the Unit 1 Facility.

2.2 Equipment List. Lessee shall supply Lessor with a list of major equipment, including the preferred high value replacement parts (i.e., valves, motors, etc.). Lessor shall endeavor in its development of the Unit 1 Facility to standardize the equipment used, whenever such standardization is cost effective.

ARTICLE 3: CONSTRUCTION

3.1 Unit 1 Facility Access. Lessee shall have unrestricted access to Elm Road Site for the purpose of inspection, quality control and assurance activities, training, operations and maintenance familiarization and other activities as determined in accordance with Good Utility Practice.

3.2 Lessee Staff. Lessee shall incorporate its future plant staff in the Project’s engineering, construction management and start-up organizations during the final ten (10) months of construction to assist in gaining familiarity with the Project’s equipment, operational and maintenance characteristics and engineering design.

SCHEDULE 3.1(a)

TO THE FACILITY LEASE

3.3 Spare Parts. Lessor shall provide Lessee with a complete listing of the manufacturers’ recommended spare parts for all of the Project’s equipment. Lessee shall have final review of the spare parts ordered by Lessor to support the Project.

ARTICLE 4: START-UP

4.1 Start-Up Spare Parts. Any spare parts used to support the Unit 1 Facility start-up shall be charged to the account of Lessor, and such spare parts used during the Unit 1 Facility start-up shall be promptly replaced by Lessor.

4.2 Start-Up Activities. Lessor shall be responsible for all start-up activities. Lessee’s personnel shall assist Lessor’s engineers and technicians in performing start-up activities and the operation of all Project equipment.

4.3 Procedures. Lessor and Lessee shall agree upon start-up and turnover procedures no later than six (6) months prior to the Scheduled Commercial Operation Date.

4.4 Performance Tests. Lessor shall schedule and perform required Testing, including with respect to the Guaranteed Performance Levels, in accordance with Article 4 of the Facility Lease.

4.5 Performance Testing Costs. Costs incurred in performing the necessary Testing, including materials and labor, shall be to Lessor’s account.

4.6 Punch-List. No later than thirty (30) days prior to the Scheduled Commercial Operation Date, Lessor and Lessee shall agree on those items within the scope of the Project remaining to be performed to achieve the Project’s completion which shall be performed as soon as practicable after the Lease Effective Date (the “Punch-List Work”). Lessee shall grant Lessor and Lessor’s Affiliates and designees reasonable access to the Unit 1 Facility and Elm Road Site after the Lease Effective Date to permit Lessor to complete, or cause to be completed, the Punch-List Work.

4.7 Start-Up Fuel. Lessor and Lessee shall address start-up fuel and energy produced during start-up in accordance with Section 4.3 of the Facility Lease.

ARTICLE 5: INDEPENDENT EVALUATOR

5.1 Initial Construction Report. No later than thirty (30) days after the approval of this Facility Lease by the PSCW, Lessor shall submit to Lessee, with a copy to the PSCW, a written list of approved Inspection Engineers and within ten (10) days of receipt of the list, Lessee shall select one (1) of the Inspection Engineers from Lessor’s list and give written notice thereof to Lessor and the PSCW. The PSCW shall either approve the Inspection Engineer

SCHEDULE 3.1(a)

TO THE FACILITY LEASE

selected by Lessee or choose a different Inspection Engineer from Lessor’s list. The Inspection Engineer selected in accordance with this Section 5.1 of Schedule 3.1(a) (the “Independent Evaluator”) shall review and inspect the Project during the Construction Term. Lessor shall make all plans and contracts related to the construction of the Project as well as the Elm Road Site, available to be reviewed or inspected by the Independent Evaluator, at Lessee’s sole cost, at any time during the Construction Term. No later than ninety (90) days after PSCW approval or appointment, the Independent Evaluator shall deliver a written report (the “Initial Construction Report”) to Lessor and Lessee, with a copy to the PSCW, in which the Independent Evaluator shall opine as to whether the Project’s plans, contracts (including any warranties but excluding the Earth Work Contract, the Boiler, Steam Turbine Generator, Boiler Feed Pump Drives, Air Quality Control Systems(including baghouse, wet flue gas desulfurization system. wet electrostatic precipitator, mercury control and associated ductwork)) and Project work at the Elm Road Site are consistent with Good Utility Practice, are commercially reasonable and are likely to produce the Unit 1 Facility described in Exhibit A with Aggregate Construction Costs equal to or less than the Approved Amount. The Independent Evaluator shall also report any adjustments which need to be made in order for the Project to be completed consistent with the CPCN Approval, Good Utility Practice and commercial reasonableness and with Aggregate Construction Costs equal to or less than the Approved Amount. Lessor may file a response to the Initial Construction Report with the PSCW.

5.2 Milestones Monitoring and Verification. In addition to the duties provided in Section 5.1 of this Schedule 3.1(a), the Independent Evaluator shall, within thirty (30) days of receipt of each written notice required by Section 3.2(b) of the Facility Lease, deliver a written report (each a “Milestone Report”) to Lessor and Lessee, with a copy to the PSCW, in which the Independent Evaluator opines as to whether Lessor has achieved each Milestone and whether Aggregate Construction Costs incurred by Lessor as of the date of achievement of the Milestone appear to predict that the Aggregate Construction Costs will not exceed the Approved Amount. The Independent Auditor shall also report any adjustments which need to be made in order for the Project to be completed consistent with the CPCN Approval, Good Utility Practice, commercial reasonableness and with Aggregate Construction Costs equal to or less than the Approved Amount. Lessor may file a response to the Milestone Report with the PSCW.

5.3 Evaluation of Termination or Continuation of the Facility Lease. The Independent Evaluator shall, within forty-five (45) days of receipt of a Purchase Price Notice pursuant to Section 5.2 of the Facility Lease, deliver a written report to Lessor and Lessee, with a copy to the PSCW, in which the Independent Evaluator shall evaluate Lessee’s options pursuant to Section 5.3(a) of the Facility Lease.

5.4 Reports and Resolution of Disputes with Independent Evaluator’s Reports. The Independent Evaluator’s reports shall be public and shall be filed with the PSCW for appropriate action. Lessee’s customers as well as all other interested parties shall have a right to participate in the PSCW’s review of the Independent Evaluator’s reports.

SCHEDULE 3.2(a)

TO THE FACILITY LEASE

CONSTRUCTION MILESTONE SCHEDULE

Each of the Milestones and their respective Milestone Dates shall be as follows (unless adjusted pursuant to Section 3.2(d) or Section 3.6(a) of the Facility Lease or by mutual agreement of the Parties):

Milestones	Milestone Dates
Decommissioning Completion Date	March 1, 2005
Date on which the steam turbine is delivered to Parcel 1	June 1, 2007
Date on which the boiler first fires	Dec. 1, 2008
Scheduled Commercial Operation Date	May 1, 2009

SCHEDULE 3.3

TO THE FACILITY LEASE

SCHEDULED COMMERCIAL OPERATION DATE DAMAGES

For each calendar day after the Scheduled Commercial Operation Date that Lessor fails to achieve Commercial Operation, Lessor shall pay to Lessee pursuant to Section 3.3 of the Facility Lease the following amounts of delay damages (the “Scheduled Commercial Operation Date Damages”) not to exceed in the aggregate the “Delay Damages Cap” set forth below:

May 1 – June 30 in the calendar year in which the Scheduled Commercial Operation Date occurs:	Lessor’s Percentage of $150,000 per calendar day

All other days in any calendar year:	Lessor’s Percentage of $250,000 per calendar day

Delay Damages Cap	Lessor’s Percentage of $136,875,000

SCHEDULE 4.2

TO THE FACILITY LEASE

COMMERCIAL OPERATION TEST

1.1	Definitions.

“Base Performance Levels” shall mean (a) a Net Unit Power of the Unit 1 Facility that is equal to or greater than ninety percent (90%) of the Net Unit Power Guarantee and (b) a Net Unit Heat Rate of the Unit 1 Facility that is equal to or less than one hundred and ten percent (110%) of the Net Unit Heat Rate Guarantee.

“Emissions Test” shall demonstrate that the Unit 1 Facility can achieve emissions levels within the prescribed conditions of the Unit 1 Facility air permit as specified in Section 1.2 of Annex A to this Schedule 4.2.

“Equivalent Availability Factor” shall be determined consistent with the requirements of the Generating Availability Data System data reporting instructions.

“Guarantee Conditions” shall mean the following conditions:

Parameter	Value
Ambient Air	92°F dry bulb, 76°F wet bulb, 60% Relative Humidity for Net Unit Power Guarantee 50°F dry bulb, 43.3°F wet bulb, 73% Relative Humidity for Net Unit Heat Rate Guarantee

Coal	Coal as described in Annex A to this Schedule 4.2.

Aqueous Ammonia/Urea Design Basis	29%

Design Limestone Basis	As stated in Annex A to this Schedule 4.2

Lake Water Temperature	70°F for Net Unit Power Guarantee 45°F for Net Unit Heat Rate Guarantee

Power Factor (at generator terminals)	0.85 lagging

Common Loads	Net Unit Power will be adjusted to reflect common load sharing between Unit 1 and Unit 2

Barometric Pressure	29.3 in Hg (14.4 psia)

SCHEDULE 4.2

TO THE FACILITY LEASE

“Minimum Load” shall mean operation of the generators at fifty percent (50%) of nameplate rating.

“Minimum Performance Levels” shall mean (a) a Net Unit Power of the Unit 1 Facility equal to or greater than ninety-five percent (95%) of the Net Unit Power Guarantee and (b) a Net Heat Rate of the Unit 1 Facility equal to or less than one hundred and five percent (105%) of the Net Unit Heat Rate Guarantee.

“Net Unit Heat Rate Guarantee” shall have the meaning given to such term in Section 1.1(b) of Schedule 4.5 to the Facility Lease.

“Net Unit Heat Rate Test” shall mean the test for the Unit 1 Facility as set forth in this Schedule 4.2 that demonstrates, subject to Section 1.3 of this Schedule 4.2, the capability of the Unit 1 Facility to achieve the Net Unit Heat Rate Guarantee.

“Net Unit Power Guarantee” shall have the meaning given to such term in Section 1.1(a) of Schedule 4.5 to the Facility Lease.

“Net Unit Power Test” shall mean the test for the Unit 1 Facility as set forth in this Schedule 4.2 that demonstrates, subject to Section 1.3 of this Schedule 4.2, the capability of the Unit 1 Facility to operate at a prescribed level of electrical power output equal to or in excess of the Net Unit Power Guarantee.

“Operability Test” shall mean the test for the Unit 1 Facility as set forth in this Schedule 4.2 that demonstrates the capability of the Unit 1 Facility to maintain a prescribed level of electrical power output over a prescribed period of time.

1.2	Commercial Operation Test.

(a) The Commercial Operation Test shall be conducted by Lessor, at Lessor’s sole expense. During the Commercial Operation Test, Lessor shall demonstrate that the Unit 1 Facility is fully capable of delivering energy to and providing capacity through Transmission Provider’s electric transmission system in accordance with the terms of the Facility Lease. During the Commercial Operation Test, Lessor shall also test the Unit 1 Facility to demonstrate that the Unit 1 Facility can satisfy the requirements of the following tests:

(i)	the Net Unit Power Test;

(ii)	the Net Unit Heat Rate Test;

(iii)	the Operability Test; and

SCHEDULE 4.2

TO THE FACILITY LEASE

(iv)	the Emissions Test.

Lessor shall provide Lessee with at least five (5) days’ prior written notice of Lessor’s readiness to perform the initial Commercial Operation Test and reasonable notice for subsequent tests and Lessee shall have the opportunity to be present during such test and to validate the accuracy of the Commercial Operation Test and any test related data.

(b) The Commercial Operation Test shall demonstrate that the Unit 1 Facility can satisfy each of the required performance levels via the Operability Test, the Net Unit Power Test, the Net Unit Heat Rate Test and the Emissions Test. Upon demonstration that the Unit 1 Facility can satisfy all of the required performance levels, the Unit 1 Facility will be deemed to have successfully completed the Commercial Operation Test.

(c) The Operability Test shall demonstrate that the Unit 1 Facility can sustain operation at or above Minimum Load and up to full load for a 360 hour period in accordance with dispatch requirements. The Operability Test will consist of a 360 hour period selected by Lessor to demonstrate the Equivalent Availability Factor calculated in accordance with the Generating Availability Data System reporting requirements. The Unit 1 Facility shall demonstrate an Equivalent Availability Factor of ninety percent (90%) or greater averaged over the term of the test period. During the Operability Test, the Unit 1 Facility will operate in automatic control as a base control method with normal operating staff levels and without unusual operator intervention.

(d) The Net Unit Power Test shall, subject to Section 1.3 of this Schedule 4.2, demonstrate, that the Unit 1 Facility can achieve the Net Unit Power Guarantee, measured in MW at the Metering Point. “Net Unit Power” is defined as the average electrical output determined by dividing the sum of the kilowatt-hours generated during the test segment by the number of hours in the test segment, adjusted for deviations from Guarantee Conditions in accordance with American Society of Mechanical Engineers (“ASME”) Performance Test Codes. A minimum of two four (4) hour test segments will be arithmetically averaged to determine Net Unit Power. The tests shall be conducted at full load rate necessary to achieve the Net Unit Power following demonstrated operation at stable conditions for a minimum of three (3) hours. Performance corrections to the Net Unit Power shall incorporate an adjustment for auxiliary loads consistent with Main Guide No. 3A, Procedure for Uniform Rating of Generation Equipment associated with Common Facilities between Unit 1 and Unit 2 and the Existing Units using permanent or temporary meters. The use of installed station instrumentation shall be maximized during the test. For measurements required where no station instrumentation is installed, calibrated test class instrumentation mutually agreed to by Lessee and Lessor shall be used. No tolerance, margin or allowance for uncertainties in measurement or instrumentation will be allowed in determining Net Unit Power.

SCHEDULE 4.2

TO THE FACILITY LEASE

(e) The Net Unit Heat Rate Test shall be conducted, subject to Section 1.3, of this Schedule 4.2, concurrently with the Net Unit Power Test and shall demonstrate that the Unit 1 Facility can achieve the Net Unit Heat Rate Guarantee, measured in Btu/kWh, when corrected for variations from Guarantee Conditions in accordance with ASME Performance Test Codes. The use of installed station instrumentation shall be maximized during the test. For measurements required where no station instrumentation is installed, calibrated test class instrumentation mutually agreed to by Lessee and Lessor shall be used. For purposes of demonstrating conformance with the Net Unit Heat Rate Guarantee, Lessor may apply the lesser of a one percent (1%) measurement uncertainty or a pretest calculated measurement uncertainty calculated in accordance with ASME Performance Test Codes. Each test shall consist of operating the Unit 1 Facility for two (2) uninterrupted test periods, each being four (4) hours in duration coincident with the Net Unit Power Test. The Net Unit Heat Rate Test results will be the numerical average of the individual test periods.

(f) The Emissions Test shall be conducted during the Commercial Operation Test and shall demonstrate that the Unit 1 Facility can achieve the prescribed conditions of the Unit 1 Facility air permit as specified in specified in Section 1.2 of Annex A to this Schedule 4.2. Emissions shall be measured by an independent testing service during conditions and at output levels that will satisfy the Unit 1 Facility air permit requirements as specified in Section 1.2 of Annex A to this Schedule 4.2 and U.S. Environmental Protection Agency test requirements.

(g) If Lessor is unable to successfully complete the Commercial Operation Test, Lessor shall notify Lessee when the conditions causing such failure have been corrected. Upon such notification, Lessor shall re-conduct those elements of the Commercial Operation Test not successfully completed.

(h) Within fourteen (14) days after the successful completion of the Commercial Operation Test, Lessor shall provide evidence reasonably satisfactory to Lessee that the Commercial Operation Test has been successfully completed and Lessee shall give written confirmation of such concurrence.

(i) All tests conducted as part of the Commercial Operation Test will be conducted in accordance with M.A.I.N. Guide No. 3A and M.A.I.N. Guide No. 3C, as applicable.

1.3 Options for Satisfying the Net Unit Power Test or Net Unit Heat Rate Test. If Lessor has failed to achieve one or both of the Net Unit Power Test and the Net Unit Heat Rate Test but has satisfied the other requirements of the Commercial Operation Test in accordance with Section 1.2 of this Schedule 4.2, then Lessor shall comply with the applicable requirements below:

(a) Minimum Performance Levels Achieved. If the Minimum Performance Levels have been achieved but the Guaranteed Performance Levels have not been achieved, then

SCHEDULE 4.2

TO THE FACILITY LEASE

Lessor shall, at its election, perform the activities described in either Sections 1.3(a)(i) or 1.3(a)(ii) below, at which point the Commercial Operation Test shall have been successfully completed:

(i) pay all applicable Guaranteed Performance Level Damages due and payable in accordance with Section 4.5 of the Facility Lease; or

(ii) continue to work to achieve the Guaranteed Performance Levels and pay all applicable Scheduled Commercial Operation Date Damages in accordance with Section 3.3 of the Facility Lease until the first to occur of the following: (A) Lessor achieves both Guaranteed Performance Levels, or (B) Lessor concludes, in its sole judgment, that it is no longer commercially reasonable to continue to work to achieve both Guaranteed Performance Levels, at which point Lessor shall pay all Scheduled Commercial Operation Date Damages and Guaranteed Performance Level Damages due and payable in accordance with Sections 3.3 and 4.5 of the Facility Lease.

(b) Base Performance Levels Achieved. If the Minimum Performance Levels have not been achieved but the Base Performance Levels have been achieved, then Lessor shall continue to work to achieve the Guaranteed Performance Levels and shall pay all Scheduled Commercial Operation Date Damages due and payable in accordance with Section 3.3 of the Facility Lease until the first to occur of the following:

(i) Lessor achieves the Minimum Performance Levels, at which point Lessor shall comply with Section 1.3(a) of this Schedule 4.2; or

(ii) The amount of Scheduled Commercial Operation Date Damages then due and payable is equal to or greater than the Delay Damages Cap, at which point (A) Lessor shall pay to Lessee (1) all remaining Scheduled Commercial Operation Date Damages due and payable in accordance with Section 3.3 of the Facility Lease up to the Delay Damages Cap and (2) all applicable Guaranteed Performance Level Damages due and payable in accordance with Section 4.5 of the Facility Lease based on the Net Unit Power and Net Unit Heat Rate levels prevailing as of such date, up to the Performance Damages Cap and (B) the Commercial Operation Test shall have been successfully completed; or

(iii) Lessor gives notice to Lessee that it has exhausted all commercially and technically reasonable efforts to achieve the Minimum Performance Levels but has failed to do so, at which point (A) Lessor shall pay to Lessee (1) all applicable Guaranteed Performance Level Damages due and payable in accordance with Section 4.5 of the Facility Lease based on the Net Unit Power and Net Unit Heat Rate levels prevailing as of such date, up to the Performance Damages Cap and (2) an amount equal to the difference, if any, between the Delay Damages Cap and the amount of Scheduled Commercial Operation Date Damages already received by Lessee as of such date payable in accordance with Section 3.3 of the Facility Lease and (B) the Commercial Operation Test shall have been successfully completed.

SCHEDULE 4.2

TO THE FACILITY LEASE

ANNEX A TO SCHEDULE 4.2

Section 1.1 Limestone

Physical Properties	Design Basis
CaCO3, dry wt.%	95 minimum
CaCO3 (Available), dry wt.%	95 minimum
MgCO3, dry wt.%	2 maximum
Quartz (crystalline silica), dry wt.%	1.5% maximum
Inerts, dry wt.%	5 maximum
Moisture, wt.%	7 maximum
Particle Size	¾” x 0 with no more than 25% < 6 mesh, and no more than 10% < 100 mesh
Bulk Density, lb/ft3	80 – 110
Reactivity per EPRI Method B7— Limestone Dissolution Rate and Magnesium Availability	TBD
Work Index, kWh/short ton	13 maximum

[1]	Available CaCO3 is the wt.% of CaCO3 that is not tied up in dolomite, defined as (lb of available CaCO3/lb of dry limestone) x 100%.

[2]	Maximum of (MgCO3 + Quartz + Inerts) is 5 dry wt.%.

Performance Coal; Blacksville Washed, Pittsburgh #8

Ultimate Analysis as Received

Parameter	Performance Coal Design	Performance Coal Design Range
	Coal	Minimum	Maximum
Ash, wt.%	7.73	6.80	8.63
Moisture, wt.%	5.71	5.20	7.20
Carbon, wt.%	72.67	71.97	74.60
Hydrogen, wt.%	5.05	4.60	5.17
Oxygen, wt.%	5.07	4.06	5.77
Nitrogen, wt.%	1.38	1.27	1.54
Sulfur, wt.%	2.29	1.72	*
Chlorine, wt.%	0.10	0.08	0.13
Total, wt.%	100.00	—	—
Hargrove Grindability	55	52	59
Higher heating value	13,100	12,956	13,255

*	Based on 4 lb SO2/MMBtu and based on 100% of the sulfur converting to SO2, the maximum sulfur is: S% = 2 (lb S/MMBtu) × HHV (Btu/lb) ÷ 10,000.

SCHEDULE 4.2

TO THE FACILITY LEASE

For example at a higher heating value (HHV) of 13,255, the maximum sulfur is 2 × 13,255 ÷ 10,000 = 2.65%

Proximate Analysis as Received

Parameter	Performance Design Coal
Higher heating value, Btu/lb	13,100
Ash, wt.%	7.73
Volatiles, wt.%	35.73
Fixed carbon, wt.%	50.84
Sulfur, wt.%	2.29
Moisture, wt.%	5.71

Design Coal Size Distribution

Size	Individual%	Cumulative%
>2.0”	8.3	8.3
2.0” x 1.5”	10.4	18.7
1.5” x 1.0”	14.6	33.3
1.0” x 0.5”	25.5	58.8
0.5” x 0.25”	11.5	70.3
<0.25”	29.7	100.0

Ash Fusion Temperatures

Reducing	Design Coal (°F)	Minimum (°F)	Maximum (°F)
Initial Deformation	2,128	2,075	≥ 2,186
Softening	2,214	2,139	≥ 2,299
Hemispherical	2,216	2,128	≥ 2,316
Fluid	2,355	2,265	≥ 2,459

Oxidizing	Design Coal (°F)	Minimum (°F)	Maximum (°F)
Initial Deformation	2,404	2,315	≥ 2,491
Softening	2,465	2,395	≥ 2,539
Hemispherical	2,508	2,456	≥ 2,585
Fluid	2,533	2,489	=> 2,617

SCHEDULE 4.2

TO THE FACILITY LEASE

Ash Analysis

	Mean (%)	Minimum (%)	Maximum (%)
SiO2	43.17	40.37	47.07
Al2O3	21.95	21.02	23.41
Fe2O3	21.17	15.05	22.84
CaO	5.18	4.27	5.93
MgO	0.90	0.82	1.06
Na2O	1.06	0.69	1.18
K2O	1.45	1.25	1.63
TiO2	0.93	0.78	1.02
P2O5	0.59	0.22	0.65
SrO	—	—	—
Mn3O4	—	—	—
SO3	4.28	2.78	5.80
BaO	—	—	—
undetermined	-0.68	—	—

Trace Element Analysis

The range of trace elements for the Design Coal shall be as follows:

Parameter	Mean (ppm by weight, dry coal basis)	Minimum (ppm by weight, dry coal basis)	Maximum (ppm by weight, dry coal basis)
Antimony	0.43	0.07	0.46
Arsenic	6.67	3.26	9.80
Barium	83.83	58.90	87.15
Beryllium	0.79	0.50	0.90
Cadmium	0.05	0.03	0.15
Chloride	1,200.00
Chromium	12.55	10.20	16.70
Cobalt	2.65	2.08	4.40
Copper	8.17	5.65	11.30
Fluorine	121.00	43.70	207.00
Lead	3.28	2.30	4.90
Lithium	8.20	6.10	10.20
Manganese	22.63	13.80	26.70
Mercury	0.09	0.07	0.12
Molybdenum	0.74	0.72	1.60
Nickel	8.84	6.04	11.30
Selenium	1.72	0.89	2.13
Thallium	0.17	0.12	0.31
Tin	0.46	0.37	0.88
Uranium	0.42	0.36	0.64
Vanadium	15.43	13.10	20.50
Zinc	11.80	7.57	14.65

SCHEDULE 4.2

TO THE FACILITY LEASE

1.2	Air Permit Emissions Levels.

Pollutant	Emissions Level
Sulfur Dioxides (SO2)	0.15 lb/MMBtu 820 lb/hr (24 hr period) 920 lb/hr (3 hour period)	Stack Test Method 6, 6A, 6C CEM CEM

Sulfuric Acid Mist	0.01 lb/MMBtu (24 hr period)	EPA Method 8

Total Particulate Matter (Filterable + Condensable)	0.018 lb/MMBtu (averaged over 3 hour period)	Stack Test (mutually agreed method (TC1) and identified in the Specification)

Nitrogen Oxides (NOx)	0.07 lb/MMBtu 0.07 lb/MMBtu (15 day period average, no startups/shutdowns)	Stack Test EPA Method 7 CEM

Carbon Monoxide (CO)	0.12 lb/MMBtu (24 hour period, no startups/shutdowns);	Stack Test EPA Method 10
	742 lb/hr (24 hour period, no	CEM
startups/shutdowns);
	2400 lb/hr (any 1 hour period)	CEM

Volatile Organic Compounds (VOC)	0.0035 lb/MMBtu; 21.6 lb/hr (24 hour period with no startups/shutdowns)	Stack Test EPA Method 18/25A CEM

Stack Opacity	20%	COM or Method 9

Ammonia (NH3) slip	5 ppm	EPA CTM 027

Mercury (Hg)	Target of 1.12lb/TBTU heat input	Stack Test EPA Method 29

Lead (Pb)	7.9 lb/TBtu	Stack Test EPA Method 12 or 29

Fluorides	0.00088 lb/MMBtu	Stack Test EPA Method 13B

Beryllium (Be)	0.35 lb/TBtu	Stack Test EPA Method 29

Organic HAPs	VOC Surrogate*

Inorganic Acid HAPs	SO2 Surrogate*

Inorganic Solid HAPs	Total Particulate Matter Surrogate*

HCL	16.2 lb/hr	Stack Test EPA Method 26A

“Surrogate” indicates that achieving the emissions levels in the indicated surrogate results in passing of the indicated pollutant.

SCHEDULE 4.3

TO THE FACILITY LEASE

TEST FUEL AND TEST POWER PROCEDURES

The Test Fuel and Test Power Procedures are as follows:

1.1 Test Fuel and Power. Lessee shall procure and provide all Test Fuel and shall purchase, and arrange for transmission service to accept, all Test Power; provided that Lessor shall provide Lessee with at least thirty (30) days’ initial prior written notice of its schedule for testing of Unit 1, and Lessee shall consent thereto (such consent not to be unreasonably delayed or withheld), although Lessor may, upon forty-eight (48) hours prior notice to Lessee, postpone such test until such test is able to be performed. In addition, Lessee shall utilize good faith efforts to accommodate any requests for Test Fuel and to purchase, and arrange for transmission service to accept, all Test Power which are given on less than thirty (30) days’ initial advance notice or on less than forty-eight (48) hours postponement notice. Lessee may decline to purchase and accept Test Power in the event of any Emergency Condition or to prevent an Emergency Condition; provided that any such decline by Lessee shall constitute an Excused Event.

1.2 Test Fuel Costs. All costs associated with Lessee’s procurement of Test Fuel (including commodity costs, transportation and storage costs, balancing charges, and any penalties and/or fees associated therewith) shall be for the account of Lessor whether or not Lessor consumes the requested Test Fuel; provided that Lessor shall in no event be responsible for any storage costs, balancing charges, and any penalties and/or fees associated therewith (or otherwise arising under applicable Law) to the extent resulting from Lessee’s negligence or failure to comply with the provisions of this Facility Lease, any applicable Law or the terms of the tariff of any fuel supplier or transporter.

1.3 Test Power Purchase Price. The price at which Lessee shall purchase each MWH of Test Power shall be at a rate equal to one hundred percent (100%) of the predictive hourly incremental/decremental generation cost (which may or may not be positive) of Lessee calculated by Lessee’s energy management software system (or any other system used at the time of testing to determine such costs) and furnished to Lessor with such back-up data and information as Lessor may reasonably request less any imbalance charges associated with deviations between the actual generation during testing versus the scheduled generation. Lessee shall use commercially reasonable efforts to minimize any such imbalance charges.

SCHEDULE 4.5

TO THE FACILITY LEASE

GUARANTEED PERFORMANCE LEVELS

1.1 Guaranteed Performance Levels. The Guaranteed Performance Levels are as follows:

(a) “Net Unit Power Guarantee” shall mean a guaranteed net electrical output of the Unit 1 Facility equal to 615 MW, which shall represent the minimum rate at which the Unit 1 Facility is designed to deliver energy at the Metering Point when corrected to Guarantee Conditions.

(b) “Net Unit Heat Rate Guarantee” shall mean a guaranteed net heat rate of the Unit 1 Facility of no greater than 8850 Btu/kWh, which shall represent the design quantity of BTU’s as determined by mine or laboratory analysis, required by the Unit 1 Facility to produce one KWh of energy, at the Unit 1 Facility’s full load, as measured at the Metering Point, using the higher heat value of the delivered fuel as corrected to Guarantee Conditions.

1.2 Guaranteed Performance Level Damages. For the purposes of the Facility Lease, the following amounts shall be herein referred to as the “Guaranteed Performance Level Damages”:

Net Unit Power Guarantee	Lessor’s Percentage of $1,500/kw
Net Unit Heat Rate Guarantee	Lessor’s Percentage of $80,000/btu/kWh

1.3 Performance Damages Cap. For the purposes of the Facility Lease, the following amount shall be herein referred to as the “Performance Damages Cap”:

Lessor’s Percentage of	$175 million

SCHEDULE 5.1

TO THE FACILITY LEASE

CONDITIONS TO LEASE EFFECTIVE DATE

The following shall be conditions precedent to the Lease Effective Date, unless waived by the respective Party:

1. Lessee Officer’s Certificate. Lessee shall have delivered to Lessor an Officer’s Certificate, in form and substance reasonably satisfactory to Lessor, signed by one of Lessee’s Authorized Officers and certifying as to the accuracy in all material respects of the representations and warranties in Section 8.1 of the Facility Lease as of the Lease Effective Date.

2. Lessor Officer’s Certificate. Lessor shall have delivered to Lessee an Officer’s Certificate, in form and substance reasonably satisfactory to Lessee, signed by one of Lessor’s Authorized Officers and certifying as to the accuracy in all material respects of the representations and warranties in Sections 8.1 and 8.2 of the Facility Lease as of the Lease Effective Date.

3. Lease Documents. Each Party shall have executed and delivered or caused to be executed and delivered any Lease Document required by its terms or the terms of any other Lease Document to be executed and delivered by it on or before the Lease Effective Date and each such Party shall not be in breach or default in any material respect of its covenants or representations and warranties under any such Lease Document.

4. Government Approvals. Each Party shall have secured all Government Approvals required by applicable Law to be obtained by it on or prior to the Lease Effective Date in order to perform all of its respective obligations during the Lease Term under the Lease Documents to which it is a party and shall have delivered copies (certified by one of its Authorized Officers as true and correct) to the other Party of all such Government Approvals.

5. Commercial Operation. Commercial Operation shall have occurred.

SCHEDULE 7.1

TO THE FACILITY LEASE

BASIC RENT – UNIT 1 COMPONENT

On each monthly Rent Payment Date during the Base Term Lessee shall pay to Lessor the Basic Rent attributable to Unit 1, calculated as follows:

BRU1 = PRCU1
x
		+	S	RRIBT%i* (1 + RRIBT%i)rmbt * IBTi* MARBA
			i=1	(1 + RRIBT%i)rmbt - 1

y
		+	S	RRRTPI%j * (1+ RRRTPI%j)[f]* RTPIj *MARBA
			j=1	(1 + RRRTPI%j)[f] - 1

		+	RRIUC% * IUC

		+	MMSC

		+	CIMC

		±	PPA

		+	DRC

		-	ATC

Where:
	BRU1		=	Basic Rent for such month attributable to the Unit 1 Ownership Interest component of the Leased Facility (in $);

	PRCU1		=	Primary Rent Component of Unit 1. For months 1-60 of the Base Term, the Primary Rent Component of Unit 1 shall be:

0.95 * RRLF% * (1 + RRLF%)bt * AALF * MARBA
(1 + RRLF%)bt - 1

SCHEDULE 7.1

TO THE FACILITY LEASE

For months 61 through the final month of the Base Term, the Primary Rent Component of Unit 1 shall be:

RRLF% *(1 + RRLF%)rm * UBAALF
(1 + RRLF%)rm - 1

AALF	=	Approved Amount for the Leased Facility attributable to the Unit 1 Ownership Interest component of the Leased Facility (in $);

MARBA	=	Monthly Average Rate Base Adjustment for the Base Term calculated in accordance with Annex C to Schedule 7.1 of this Facility Lease(in %);

RRLF%	=	Rate of Return on the Leased Facility (monthly), which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) an amount (the “Pre-Tax Return on Equity”) equal to the product of (x) an after-tax cost of equity equal to 12.7% and (y) a fixed tax rate gross-up factor of 1.6606 (provided, that if there is a statutory change in federal or state income tax rates applicable to Subchapter C corporations after the Execution Date, such tax rate gross-up will be adjusted upward or downward to reflect such a change in tax rates and such adjustment shall be effective as of the date the change in tax rates becomes effective (even if retroactive)) and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to the Leased Facility calculated in accordance with Annex B to Schedule 7.1 of this Facility Lease (in %);

UBAALF	=	Unamortized Balance of AALF adjusted for MARBA plus any accumulated yet unpaid return on the Leased Facility (in $) at the end of the 60th month of the Base Term;

bt	=	the total number of months in the Base Term;

rm	=	the remaining number of months in the Base Term;

IBTi	=	Investment which is deemed complete and in-service during the Base Term, which equals the aggregate amount of capital project costs and expenses incurred by or on behalf of Lessor (but not

SCHEDULE 7.1

TO THE FACILITY LEASE

including costs incurred by Lessee) to construct such Investment (other than a Renewal Triggering Plant Investment and Investments to New Common Facilities) (in $);

RRIBT%i	=	Rate of Return on IBTi (monthly), which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to Investments calculated in accordance with Annex B to Schedule 7.1 of this Facility Lease (in %);

rmbt	=	the lesser of (a) the number of months in the useful life of the respective Investment (or property unit of which it is a part) and (b) the remaining number of months in the Base Term after the month in which the respective Investment is deemed complete and in-service;

x	=	the total number of Lessor-financed Investments (other than Renewal Triggering Plant Investments and Investments in New Common Facilities) that are deemed complete and in-service during the Base Term;

i	=	Lessor-financed Investment (other than a Renewal Triggering Plant Investment and Investments in New Common Facilities), if any, that is deemed complete and in-service during such month in the Base Term;

RTPIj	=	Renewal Triggering Plant Investment which is deemed complete and in-service during the Base Term, which equals the aggregate amount of capital project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) up to and including such month to construct such Renewal Triggering Plant Investment (in $);

RRRTPI%j	=	Rate of Return on RTPI j (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A)

SCHEDULE 7.1

TO THE FACILITY LEASE

.55 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to such Investments which shall be calculated in accordance with Annex B to Schedule 7.1 of this Facility Lease (in %);

f	=	the sum of the remaining number of months in the Base Term after the month in which the respective Renewal Triggering Plant Improvement is deemed complete and in-service, plus the total number of months in the First Renewal Term;

y	=	the total number of Lessor-financed Renewal Triggering Plant Investments that are deemed complete and in-service during the Base Term;

j	=	a Lessor-financed Renewal Triggering Plant Investment, if any, that is deemed complete and in-service during such month in the Base Term;

IUC	=	Investments Under Construction, if any, which equals the aggregate amount of capital project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) up to and including such month to construct all Lessor-financed Investments, including Renewal Triggering Plant Investments but excluding Investments in New Common Facilities, which have not yet been deemed complete and in-service (in $);

RRIUC%	=	Rate of Return on IUC (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 of this Facility Lease (in %);

MMSC	=	Monthly Management Services Costs for such month which equals the sum of the Monthly Management Services Costs incurred by or on behalf of Lessor after the Lease Effective Date in

SCHEDULE 7.1

TO THE FACILITY LEASE

the month immediately preceding such month in connection with (a) the Leased Facility but excluding the Investments, not to exceed the Monthly Management Services Costs Cap, and (b) the Investments (in $);

CIMC	=	Community Impact Mitigation Costs for such month incurred by or on behalf of Lessor on or after the Lease Effective Date and not already included in the AALF (in $);

PPA	=	Prior Period Adjustments for such month, which equals any adjustments (other than ATC) to BRU1 in such month, including Pre-Tax Return on Equity retroactive tax rate changes (in $);

DRC	=	Demolition and Removal Costs associated with the Unit 1 Ownership Interest, not New Common Facilities, divided by the total number of months in the Base Term (in $)

ATC	=	Allowable Tax Credits, which equals any tax credits allowable against a Lessor’s federal or state income tax liability for the taxable year as determined under the Internal Revenue Code of 1986, as amended, or state income tax Law, to the extent (a) such tax credits are actually utilized by Lessor, (b) such tax credits are not prohibited by Law from being passed on to Lessee and/or to Lessee’s customers and (c) Lessor determines the use of such tax credits does not substantially reduce or eliminate a tax benefit to Lessor (in $).

SCHEDULE 7.1

TO THE FACILITY LEASE

BASIC RENT – NEW COMMON FACILITIES COMPONENT

In addition, on each monthly Rent Payment Date during the Base Term Lessee shall pay to the Lessor the Basic Rent attributable to New Common Facilities, calculated as follows:

BRNC = PRCNC
b
+	S	RRINC%a * (1 + RRINC%a)rmbt * INCa* MARBA
	a = 1	(1 + RRINC%a)rmbt - 1
d
±	S	RRAE%c* (1 + RRAE%c)rm * AEc* MARBA
	c = 1	(1 + RRAE%c)rm - 1

+ RRIUC% * IUC

	±	PPA

+ DRC

Where:

BRNC	=	Basic Rent for such month attributable to the New Common Facilities Ownership Interest component of the Leased Facility (in $);

PRCNC	=	Primary Rent Component of the New Common Facilities. For months 1-60 of the Base Term, the Primary Rent Component of the New Common Facilities shall be:

0.95 * RRLF% *(1 + RRLF%)bt * AALFNC * MARBA
(1 + RRLF%)bt – 1

For months 61 through the final month of the Base Term, the Primary Rent Component of the New Common Facilities shall be:

RRLF% *(1 + RRLF%)bt * UBAALFNC
(1 + RRLF%)bt - 1

SCHEDULE 7.1

TO THE FACILITY LEASE

AALFNC	=	Approved Amount for the Leased Facility attributable to the New Common Facilities Ownership Interest component of the Leased Facility (in $);

MARBA	=	Monthly Average Rate Base Adjustment for the Base Term calculated in accordance with Annex C to Schedule 7.1 of this Facility Lease (in %);

RRLF%	=	Rate of Return on the Leased Facility as previously defined in the Basic Rent – Unit 1 Component (in %);

UBAALFNC	=	Unamortized Balance of AALFNC adjusted for MARBA plus any accumulated yet unpaid return on the Leased Facility RRLF (in $) at the end of the 60th month of the Base Term;

bt	=	the total number of months in the Base Term;

rm	=	the remaining number of months in the Base Term;

INCa	=	Investment in New Common Facilities which is deemed complete and in-service during the Base Term, which equals the aggregate amount of capital project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) to construct such Investment (in $);

RRINC%a	=	Rate of Return on INCa (monthly), which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to Investments calculated in accordance with Annex B to Schedule 7.1 of this Facility Lease (in %);

rmbt	=	the lesser of (a) the number of months in the useful life of the respective Investment in New Common Facilities (or property unit of which it is a part) and (b) the remaining number of months in the Base

SCHEDULE 7.1

TO THE FACILITY LEASE

Term after the month in which the respective Investment is deemed complete and in-service;

b	=	the total number of Lessor-financed Investments in New Common Facilities that are deemed complete and in-service during the Base Term;

a	=	Lessor-financed Investment in New Common Facilities, if any, that is deemed complete and in-service during such month in the Base Term;

AEc	=	New Common Facilities Adjustment Event which equals the aggregate amount of New Common Facilities costs that are redistributed between the Elm Road I Facility Lease and the Elm Road II Facility Lease upon completion of Unit 2 during the Base Term (in $) in accordance with Schedule 7.4 of this Facility Lease;

RRAE%c	=	Rate of Return on AEc (monthly), if any, which equals the equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to each New Common Facilities Adjustment Event which shall be calculated in accordance with Schedule 7.4 of this Facility Lease (in %);.

rm	=	the sum of the remaining number of months in the Base Term after the month in which the respective Rebalancing Adjustment Event is deemed completed;

c	=	a Rebalancing Adjustment Event, if any, that is deemed completed during such month in the Base Term;

d	=	the total number of Rebalancing Adjustment Events that are deemed completed during the Base Term;

SCHEDULE 7.1

TO THE FACILITY LEASE

IUC	=	Investments Under Construction, if any, which equals the aggregate amount of capital project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) up to and including such month to construct all Lessor-financed Investments in New Common Facilities which have not yet been deemed complete and in-service (in $);

RRIUC%	=	Rate of Return on IUC (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 of this Facility Lease (in %);

PPA	=	Prior Period Adjustments for such month, which equals any adjustments (other than ATC) to BRNC in such month, including Pre-Tax Return on Equity retroactive tax rate changes (in $);

DRC	=	Demolition and Removal Costs associated with the New Common Facilities, not the Unit 1 Ownership Interest, divided by the total number of months in the Base Term (in $)

SCHEDULE 7.1

TO THE FACILITY LEASE

ANNEX A TO SCHEDULE 7.1

SAMPLE BASIC RENT CALCULATION: BASE TERM – UNIT 1 COMPONENT*

Example: Basic Rent in Year 30 of a 30 year lease for Elm Road Generating Station Unit 1. Assumes additional investments and changing debt costs.

Unit 1 Component of the Basic Rent as of the Lease Effective Date

AALF	$1,030,212,000	Approved Amount of the Leased Facility (Unit 1 only)
	55%	Equity Share of the Rate of Return
	12.7%	After Tax Cost of Equity
	1.6606	Fixed Tax Rate Gross-Up Factor
	45%	Debt Share of the Rate of Return
	6.0%	Applicable Cost of Debt for Approved Amount
RRLF%	1.192%	Monthly Rate of Return at Execution Date
Bt	360	Number of months in Base Term (30 years * 12)
MARBA	99.854%	Monthly Average Rate Based Adjustment

Average Monthly Payment: $12,432,967 (Before Adjustments – Used in Renewal Rent Formula)

Unit 1 Primary Rent Component for Months 1-60: $ 11,811,319 (Before Adjustments)

Unit 1 Primary Rent Component for Months 61-360: $ 13,095,645 (Before Adjustments) (see Amortization Table)

Investments Deemed Complete and In-Service

IBT	$18,000,000	Investments Deemed Complete and In-Service at end of Year 15
rmbt	180	Number of months remaining in Base Term (15 years * 12)
RRIBT%	1.192%	Monthly Rate of Return on Investments (debt cost of 6.0%)

Monthly Payment Adder for Investments Deemed Complete and In-Service: $ 242,988

Renewal Triggering Plant Investments

RTPI	$59,000,000	Renewal Triggering Plant Investments Deemed Complete and In-Service at end of Year 29, est. remaining useful life = 15 years (total=44 years)
f	72	Number of months remaining in Base Term (1 year * 12 months) plus renewal term (5 years * 12 months)
RRRTPI%	1.173%	Monthly Rate of Return on Triggering Plant Investments (debt cost of 5.5%)

Monthly Payment Adder for Renewal Triggering Plant Investments: $ 1,216,309

Investments Under Construction

IUC	$3,500,000	Investments Under Construction
RRIUC%	1.229%	Monthly Rate of Return on Investments Under Construction (debt cost of 7.0%)

Monthly Payment Adder for Investments Under Construction: $ 43,019

*	An electronic version of this sample calculation has been provided to the PSCW with a copy of this Facility Lease and such electronic sample calculation is incorporated by reference herein.

SCHEDULE 7.1

TO THE FACILITY LEASE

Other Adjustments

MMSC	$8,333	Monthly Management Services Costs ($100,000/12 months)
CIMC	$125,000	Community Impact Mitigation Costs ($1,500,000/12 months)
PPA	$0	Prior Period Adjustments
DRC	$286,170	Demolition & Removal Costs (10% original cost divided by 360)
ATC	$0	Allowable Tax Credits

Total Monthly Unit 1 Component of the Basic Rent in Year 30: $ 15,017,464

SCHEDULE 7.1

TO THE FACILITY LEASE

Amortization Table for the Unit 1 Component

(condensed)

“Approved Amount” : $1,030,212,000.00

“Approved Amount” Adjusted for MARBA: $1,028,707,890.48

	Monthly Payment	Principal	Interest	Unamortized Balance	Net Present Value (NPV)
				$1,028,707,890.48	$1,028,707,890.48
1	$11,811,318.91	($446,842.32)	$12,258,161.23	$1,029,154,732.80	$11,672,231.72
2	$11,811,318.91	($452,166.93)	$12,263,485.84	$1,029,606,899.72	$11,534,782.38
3	$11,811,318.91	($457,554.99)	$12,268,873.90	$1,030,064,454.70	$11,398,951.60
4	$11,811,318.91	($463,007.25)	$12,274,326.16	$1,030,527,461.94	$11,264,720.34
5	$11,811,318.91	($468,524.47)	$12,279,843.38	$1,030,995,986.41	$11,132,069.75
6	$11,811,318.91	($474,107.45)	$12,285,426.36	$1,031,470,093.86	$11,000,981.23
7	$11,811,318.91	($479,756.95)	$12,291,075.86	$1,031,949,850.80	$10,871,436.37
8	$11,811,318.91	($485,473.77)	$12,296,792.68	$1,032,435,324.56	$10,743,417.00
9	$11,811,318.91	($491,258.71)	$12,302,577.62	$1,032,926,583.27	$10,616,905.15
10	$11,811,318.91	($497,112.59)	$12,308,431.50	$1,033,423,695.85	$10,491,883.07

58	$11,811,318.91	($877,789.81)	$12,689,108.72	$1,065,750,899.08	$5,941,794.99
59	$11,811,318.91	($888,249.62)	$12,699,568.53	$1,066,639,148.69	$5,871,825.86
60	$11,811,318.91	($898,834.07)	$12,710,152.98	$1,067,537,982.76	$5,802,680.68
61	$13,095,645.17	$374,781.61	$12,720,863.56	$1,067,163,201.14	$6,357,885.18
62	$13,095,645.17	$379,247.54	$12,716,397.63	$1,066,783,953.60	$6,283,016.28
63	$13,095,645.17	$383,766.68	$12,711,878.49	$1,066,400,186.92	$6,209,029.02

347	$13,095,645.17	$11,094,403.67	$2,001,241.50	$156,850,272.66	$214,776.62
348	$13,095,645.17	$11,226,605.43	$1,869,039.74	$145,623,667.23	$212,247.46
349	$13,095,645.17	$11,360,382.51	$1,735,262.66	$134,263,284.72	$209,748.09
350	$13,095,645.17	$11,495,753.69	$1,599,891.48	$122,767,531.03	$207,278.14
351	$13,095,645.17	$11,632,737.96	$1,462,907.21	$111,134,793.06	$204,837.29
352	$13,095,645.17	$11,771,354.55	$1,324,290.62	$99,363,438.51	$202,425.17
353	$13,095,645.17	$11,911,622.90	$1,184,022.27	$87,451,815.60	$200,041.46
354	$13,095,645.17	$12,053,562.70	$1,042,082.47	$75,398,252.89	$197,685.83
355	$13,095,645.17	$12,197,193.87	$898,451.30	$63,201,059.02	$195,357.93
356	$13,095,645.17	$12,342,536.56	$753,108.61	$50,858,522.46	$193,057.44
357	$13,095,645.17	$12,489,611.16	$606,034.01	$38,368,911.29	$190,784.04
358	$13,095,645.17	$12,638,438.31	$457,206.86	$25,730,472.97	$188,537.41
359	$13,095,645.17	$12,789,038.90	$306,606.27	$12,941,434.07	$186,317.24
360	$13,095,645.17	$12,941,434.06	$154,211.11	$0.00	$184,123.22

					$1,028,707,890.48

SCHEDULE 7.1

TO THE FACILITY LEASE

SAMPLE BASIC RENT: BASE TERM – NEW COMMON FACILITIES COMPONENT*

Example: Basic Rent in Year 29 of the New Common Facilities component of the ERGS Unit 1 Facility Lease. Assumes additional investments and changing debt costs as well as a Rebalancing Adjustment Event.

New Common Facilities Component of the Basic Rent as of the Lease Effective Date

AALFNC	$423,141,000	Approved Amount of the Leased Facility (New Common only)
RRLF%	1.192%	Monthly Rate of Return at Execution Date
bt	360	Number of months in Base Term (30 years * 12)
MARBA	99.854%	Monthly Average Rate Based Adjustment
New Common Facilities Monthly Rent: $5,106,617 (Before Adjustments – Used in Renewal Rent Formula)

New Common Facilities Primary Rent Component for Months 1-60: $ 4,851,286 (Before Adjustments)

New Common Facilities Primary Rent Component for Months 61-360: $ 5,378,800 (Before Adjustments)

Investments Deemed Complete and In-Service

IBTNC	$6,600,000	Investments Deemed Complete and In-Service at end of Year 2
rmbt	336	Number of months remaining in Base Term (28 years * 12)
RRIBT%	1.229%	Monthly Rate of Return on Investments (debt cost of 7.0%)

Monthly Payment Adder for Investments Deemed Complete and In-Service: $ 82,361

Rebalancing Adjustment Event (Unit 2 is deemed complete and in-service)

RAE	($200,765,800)	Unit 2 is deemed complete and in-service at end of Year 3
rmbt	336	Number of months remaining in Base Term (28 years * 12)
RRRAE%	1.192%	Monthly Rate of Retun on Rebalancing Adjustment Event

Monthly Payment Adder for Rebalancing Adjustment Event: ($ 2,434,329)

Rebalancing Adjustment Event (future unit deemed complete and in-service)

RAE	($0)	New Unit deemed complete and in-service at end of Year X
rmbt	0	Number of months remaining in Base Term
RRRAE%	1.192%	Monthly Rate of Return on Rebalancing Adjustment Event

Monthly Payment Adder for Rebalancing Adjustment Event: ($ 0 )

Investments Under Construction

IUC	$0	Investments Under Construction
RRIUC%	1.229%	Monthly Rate of Return on Investments Under Construction (debt cost of 7.0%)

Monthly Payment Adder for Investments Under Construction: $ 0

Monthly Basic Rent in Year 30 Before Other Adjustments: $ 3,026,833

Other Adjustments

PPA	$0	Prior Period Adjustments
DRC	$117,539	Demolition & Removal Costs (10% original cost divided by 360)

Total Monthly New Common Facilities Component of the Basic Rent in Year 30: $ 3,144,372

*	An electronic version of this sample calculation has been provided to the PSCW with a copy of this Facility Lease and such electronic sample calculation is incorporated by reference herein.

SCHEDULE 7.1

TO THE FACILITY LEASE

ANNEX B TO SCHEDULE 7.1

APPLICABLE COST OF DEBT

The Parties acknowledge and agree that determination of the Applicable Cost of Debt as provided below should result in a cost of debt in the overall cost of capital that is reasonable, prudent and in the best interests of Lessee’s customers throughout the Lease Term:

1.1	Applicable Cost of Debt for the Leased Facility (other than Investments).

(a) Construction Term. Unless otherwise determined under Section 1.1(b), the Applicable Cost of Debt (in %) during the Construction Term shall be equal to the actual all-in interest rate paid by Lessor to finance the Construction Costs.

(b) Lease Term. The Applicable Cost of Debt (in %) during the Lease Term applicable to the Leased Facility (other than Investments thereto) shall be based upon the Cost of Debt Index. At any time during the one hundred eighty (180) days prior to the Lease Effective Date, Lessor shall select a cost of debt (in %) from the Cost of Debt Index (as defined in Section 1.3 below) during such period based on the lowest rated senior unsecured long term debt of WEC. The Applicable Cost of Debt (in %) during the Lease Term shall be equal to the cost of debt so selected by Lessor, plus an amount (in %) to reflect debt financing costs pursuant to Section 1.1(d). Lessor shall ensure that the debt financing represented by such Applicable Cost of Debt shall provide for a call or refinancing option exercisable on or after the 10th anniversary of such debt financing (the “Refinancing Option”). Within ninety (90) days of entering into definitive documentation of such debt financing, Lessor shall provide Lessee written notice of the principal terms and conditions of the Refinancing Option, including, without limitation, the last date which by the Refinancing Option must be exercised (the “Exercise Date”) and any breakage costs or make-whole amounts or other refinancing premiums associated therewith.

(c) Refinancing During Lease Term. If Lessee determines that the Refinancing Option should be exercised, then it shall provide written notice thereof to Lessor not later than ninety (90) days prior to the Exercise Date, and any such notice shall be irrevocable. If Lessor receives such a notice from Lessee, it shall be obligated to exercise the Refinancing Option. Commencing on the date the Refinancing Option has been exercised and the associated debt has been repaid or refinanced (the “Refinancing Effective Date”), the Applicable Cost of Debt during the Lease Term shall be redetermined in accordance with Section 1.1(b), provided that for purposes of applying Section 1.1(b), the Refinancing Effective Date shall be used instead of the Lease Effective Date and Lessor shall not be obligated to provide for an additional Refinancing Option. Within sixty (60) days after the Refinancing Effective Date or as soon thereafter as is reasonable practicable, Lessor shall provide written notice to Lessee of all of the third-party costs and expenses incurred by or on behalf of Lessor in connection with the exercise

SCHEDULE 7.1

TO THE FACILITY LEASE

of the Refinancing Option, including, without limitation, any breakage costs or make-whole amounts or other refinancing premiums and all legal, accounting and financial advisor fees and expenses associated therewith. Within thirty (30) days of receipt of such notice from Lessor, Lessee shall pay the aggregate amount of costs and expenses specified in such notice to or for the account of Lessor as Lessor shall direct in such notice in immediately available funds in Dollars.

(d) Financing Costs. All costs incurred to underwrite, issue and distribute debt securities and arrange for debt financing (including SEC registration fees, trustee fees, printing costs, legal fees, accounting fees and rating agency fees), shall be included in determining the all-in Applicable Cost of Debt for the Leased Facility during both the Construction Term and the Lease Term.

1.2	Applicable Cost of Debt for the Investments.

(a) During Construction. Unless otherwise determined under Section 1.2(b), for all Investments under construction (and prior to deemed completion and in-service) begun after the Lease Effective Date, the Applicable Cost of Debt (in %) shall be equal to the actual interest rate paid by Lessor to finance the cost of constructing such Investments.

(b) After In-Service Date. For Investments deemed completed and in-service after the Lease Effective Date, at anytime after the Investments are eighty percent (80%) or more complete, but in any event no later than prior to the expected in-service date of the Investments, Lessor shall select a cost of debt (in %) from the Cost of Debt Index during such period based on the lowest rated senior unsecured long term debt of WEC. The Applicable Cost of Debt (in %) in respect of such Investments shall be equal to the cost of debt so selected by Lessor, plus an amount (in %) to reflect the debt financing costs pursuant to Section 1.2(c).

(c) Financing Costs. All costs incurred to underwrite, issue and distribute debt securities and arrange for debt financing (including SEC registration fees, trustee fees, printing fees, legal fees, accounting fees, and rating agency fees), shall be included in determining the all-in Applicable Cost of Debt (in %) for Investments during both the construction phase and after the in-service date of the Investment.

1.3	Applicable Cost of Debt for New Common Facilities Adjustment Events.

(a) New Common Facilities Ownership Interest Transferred Out. The Applicable Cost of Debt (in %) for New Common Facilities Ownership Interests being transferred out of this Facility Lease as a result of a New Common Facilities Adjustment Event shall be the weighted average of (1) the Applicable Cost of Debt during the Lease Term (adjusted as necessary for exercise of the Refinancing Option) for the portion of the New Common Facilities Ownership Interest transferred out as constructed at the start of the Lease Term, and (2) the Applicable Cost of Debt for the portion of Investments in New Common Facilities

SCHEDULE 1.1

TO THE FACILITY LEASE

transferred out, including Investments under construction and Investments deemed completed and in-service after the Lease Effective Date.

(b) New Common Facilities Ownership Interest Transferred In. The Applicable Cost of Debt (in %) for New Common Facilities Ownership Interests being transferred into this Facility Lease as a result of a New Common Facilities Adjustment Event shall be the weighted average of (1) the Applicable Cost of Debt during the Lease Term (adjusted as necessary for exercise of the Refinancing Option) for the portion of the New Common Facilities Ownership Interests transferred in as constructed at the start of the Lease Term, and (2) the Applicable Cost of Debt for any related Investments in New Common Facilities transferred in, including Investments under construction and Investments deemed completed and in-service after the Lease Effective Date.

1.4	Cost of Debt Index.

(a) For purposes of this Annex B to Schedule 7.1, the “Cost of Debt Index” shall mean “Moody’s Daily Long-Term Corporate Bond Yield Averages” for “Utilities” published by Moody’s Investors Services (“Moody’s”) or any successor index published by Moody’s. If the “Moody’s Daily Long-Term Corporate Bond Yield Averages” for “Utilities” or any successor index is no longer published by Moody’s, or the lowest rated senior unsecured debt for WEC (or the Moody’s equivalent rating, if such debt is not rated by Moody’s) is rated below the lowest rating listed on the Cost of Debt Index, then an alternative index shall be used for the Cost of Debt Index which shall be selected by Lessor and approved by the PSCW.

(b) For purposes of selecting the cost of debt (in %) from the Cost of Debt Index, if the lowest rated senior unsecured debt for WEC (or the Moody’s equivalent rating, if such debt is not rated by Moody’s) is rated at one of the ratings listed on the Cost of Debt Index, then the cost of debt for such rating shall be used for purposes of determining the Applicable Cost of Debt.

(c) If, however, the lowest rated senior unsecured debt for WEC (or the Moody’s equivalent rating, if such debt is not rated by Moody’s) is rated at a rating that is not listed on the Cost of Debt Index, then for purposes of determining the Applicable Cost of Debt, Lessor shall calculate the cost of debt (in %) by using the average of the two costs of debt that are listed on the Cost of Debt Index under the ratings immediately above and below such WEC rating.

SCHEDULE 7.1

TO THE FACILITY LEASE

ANNEX C TO SCHEDULE 7.1

CALCULATED MONTHLY AVERAGE RATE BASED ADJUSTMENT

The Monthly Average Rate Based Adjustment (“MARBA”) shall be established as of the Lease Effective Date (to be utilized throughout the Base Term and any Renewal Terms) and is calculated as follows:

bt
MARBA	=	SMMRt *(1/(1 + RRLF%)t))
t=1
AALF

Where:

	MMRt	= the Monthly Revenue Requirement in month “t”, which shall equal:

= D + ECt + LTDCt + TCt

Where:		D = the Depreciation, which shall equal:

= AALF
(bt)

Where:

                  AALF    =    theApproved Amount for the Leased Facility attributable to the Unit 1 Ownership Interest and the New Common Facilities Ownership Interest components of the Leased Facility, which shall have the meaning given such term in Schedule 7.1 to the Facility Lease)

bt = total number of months in the Base Term

ECt = the Equity Cost in month “t”, which shall equal:

= ER *ABt

SCHEDULE 7.1

TO THE FACILITY LEASE

Where:
	ER	=	the Equity Rate each month, which shall equal:

		=	.127*.55
12

		=	0.005821
Where:
	ABt	=	the Average Balance each month, which shall equal:
		=	BBt + EBt
2

Where:
	BBt	=	the Beginning Balance in month “t”, which shall equal:

		=	in month “t=1”, AALF; and

		=	in all other months, EBt-1

	EBt	=	the Ending Balance in month “t”, which shall equal:

		=	BBt - D

Where:
	LTDCt	=	the Long Term Debt Cost in month “t”, which shall equal:

			=	LTDR * ABt

Where:
	LTDR	=	the Long Term Debt Rate, which shall equal:

		=	Applicable Cost of Debt * .45 12
Where:
	Applicable Cost of Debt	=	the Applicable Cost of Debt with respect to the Leased Facility, calculated as of the Lease Effective Date in accordance with Annex B to Schedule 7.1 to the Facility Lease

SCHEDULE 7.1

TO THE FACILITY LEASE

TCt	=	the Tax Cost in month “t”, which shall equal:
	=	ECt * TF

Where:
	TF	=	the Tax Factor as of the Lease Effective Date, which shall equal:

		=	0.6606 (provided, that if there is a statutory change in federal or state income tax rates applicable to Subchapter C corporations prior to the Lease Effective Date, such tax rate gross-up will be adjusted upward or downward to reflect such a change in tax rates and such adjustment shall be effective as of the date the change in tax rates becomes effective (even if retroactive)

RRLF%			= the Rate of Return on the Leased Facility(monthly), calculated as of the Lease Effective Date, which shall equal: the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) an amount equal to the product of (x) an after-tax cost of equity equal to 12.7% and (y) a fixed tax rate gross-up factor of 1.6606 (provided, that if there is a statutory change in federal or state income tax rates applicable to Subchapter C corporations prior to the Lease Effective Date, such tax rate gross-up will be adjusted upward or downward to reflect such a change in tax rates and such adjustment shall be effective as of the date the change in tax rates becomes effective (even if retroactive) and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt as of the Lease Effective Date with respect to the Leased Facility calculated in accordance with Annex B to Schedule 7.1 of this Facility Lease (in %).

SCHEDULE 7.4

TO THE FACILITY LEASE

NEW COMMON FACILITIES OWNERSHIP PERCENTAGE1

Lessor’s New Common Facilities Ownership Percentage of each Component shall be determined as follows: 2

COP	=	AMBNUac	*	AMBNUc	+	AMBE
		AMBUac		AMBUc		AMBUac

WHERE:
	COP	=	Lessor’s New Common Facilities Ownership Percentage in such Component (expressed as a %);

	AMBNUac	=	the aggregate amount of the Measurement Basis of the Elm Road Facility (assuming all units are commissioned) that use or will use such Component;

	AMBUac	=	the aggregate amount of the Measurement Basis of the Elm Road Facility and the Existing Units (assuming all units are commissioned) that use or will use such Component;

	AMBNUc	=	the aggregate amount of the Measurement Basis of Unit 1, Unit 2 (if commissioned) and the Future Unit (if commissioned) that use such Component which is attributable to Lessor and its Affiliates who are owners of such units;

[1]	An electronic sample calculation of Lessor’s New Common Facilities Ownership Percentage of each Component has been provided to the PSCW with a copy of the Facility Lease and such electronic sample calculation is incorporated by reference herein.

[2]	In the case of Section 7.4(i) of the Facility Lease, Lessor’s New Common Facilities Ownership Interest and New Common Facilities Ownership Percentage in each Component will be decreased by fifty percent (50%). In the case of Section 7.4(ii) of the Facility Lease, Lessor’s New Common Facilities Ownership Interest and New Common Facilities Ownership Percentage in each Component will be decreased by an appropriate amount commensurate with the adjustment to the Basic Rent or the Renewal Rent formulas pursuant to Section (B) of this Schedule 7.4. In the case of Section 7.4(iii) of the Facility Lease occurring before the Lease Effective Date, Lessor’s New Common Facilities Ownership Interest and New Common Facilities Ownership Percentage in each Component will be determined pursuant to the formula above. In the case of Section 7.4(iii) of the Facility Lease occurring after the Lease Effective Date, Lessor’s New Common Facilities Ownership Interest and New Common Facilities Ownership Percentage in each Component will be decreased or increased by the amount of any New Common Facilities Ownership Percentage in each such Component transferred or sold or purchased, respectively.

SCHEDULE 7.4

TO THE FACILITY LEASE

AMBUc	=	the aggregate amount of the Measurement Basis of Unit 1, Unit 2 (if commissioned) and the Future Unit (if commissioned) that use such Component; and

AMBE	=	the aggregate amount of the Measurement Basis of the Existing Units that use such Component.

For purposes of this Schedule 7.4, the “Measurement Basis” means the design capacity, electrical output, tonnage or other measurement of the Elm Road Facility and Existing Units which is appropriate for use in allocating the New Common Facilities Ownership Percentage of a Component as set forth in Exhibit A.

Common Facilities Adjustment Events

The adjustments will be calculated as follows:

A. With respect to a New Common Facilities Adjustment Event pursuant to Section 7.4(i):

1. Lessor will determine the Net Book Value of its New Common Facilities Ownership Interest in each Component which shall equal its applicable New Common Facilities Ownership Percentage of the original cost of each such Component less book depreciation to date as determined by Lessor, plus the original cost of Lessor-financed Investments in each such Component deemed complete and in-service less book depreciation to date as determined by Lessor, plus capital costs incurred by Lessor to-date on Investments in each such Component under construction.

2. The sum of the Net Book Values of its New Common Facilities Ownership Interest in each Component defined in Section (A)(1) above will be divided by two (2) to determine the total Unit 2 New Common Facilities adjustment amount (the “Unit 2 Adjustment Amount”). This Unit 2 Adjustment Amount will be amortized over the remaining Base Term of the Facility Lease as a reduction through the “AEc” component in the calculation of the monthly Basic Rent – New Common Facilities Component attributable to the New Common Facilities.

3. The monthly Demolition and Removal cost component of the Basic Rent – New Common Facilities Component formula will be adjusted as appropriate.

B. With respect to a New Common Facilities Adjustment Event pursuant to Section 7.4(ii), Lessor and Lessee will agree, with the PSCW’s approval, to a reasonable adjustment in the Basic Rent – New Common Facilities Component formula or the Renewal Rent – New

SCHEDULE 7.4

TO THE FACILITY LEASE

Common Facilities Component formula, as applicable, to recognize the portion of Lessor’s New Common Facilities Ownership Interest which is released from the Leased Facility pursuant to Section 7.4(ii) of the Facility Lease and purchased, leased or otherwise used by the Future Unit. Such adjustment may include an adjustment amongst the Owners of the New Common Facilities consistent with this Schedule 7.4.

C. With respect to a New Common Facilities Adjustment Event, pursuant to Section 7.4(iii), occurring after the Lease Effective Date:

1. The aggregate sale or purchase price of the New Common Facilities Ownership Interest in all Components being sold or transferred or purchased by Lessor will be amortized over the remaining Base Term or Renewal Term of the Facility Lease, as applicable, as a reduction or increase, as applicable, through the “AEc” component in the calculation of the monthly Basic Rent – New Common Facilities Component or the Renewal Rent – New Common Facilities Component, as applicable, attributable to the New Common Facilities.

2. The monthly Demolition and Removal costs component of the Basic Rent – New Common Facilities Component or Renewal Rent – New Common Facilities Component, as applicable, will be increased or decreased, as appropriate.

SCHEDULE 13.2

TO THE FACILITY LEASE

INSURANCE AND EVENT OF LOSS PROVISIONS

I.	GENERAL PROVISIONS

1.1 General Insurance Requirements for Lessor. Without limiting any other obligations or liabilities of Lessor under the Lease Documents, Lessor shall at all times during the Construction Term carry and maintain or cause to be carried and maintained insurance with the minimum coverages set forth in this Schedule 13.2. All insurance required to be carried or maintained by Lessor under this Schedule 13.2 during the Construction Term shall apply solely to the Unit 1 Facility and the Parties’ performance of their respective obligations under the Lease Documents (and activities in connection with or incidental thereto) during the Construction Term. Lessor shall have no obligation or liability for premiums, commissions, assessments or calls in connection with any insurance policy required to be carried or maintained by Lessee during the Lease Term under the Lease Documents, including this Schedule 13.2.

1.2 General Insurance Requirements for Lessee. Without limiting any other obligations or liabilities of Lessee under the Lease Documents, Lessee shall at all times during the Lease Term carry and maintain or cause to be carried and maintained insurance with the minimum coverages set forth in this Schedule 13.2 and with such terms and conditions (including the amount, scope of coverage, deductibles, and self-insured retentions) as shall be acceptable to Lessor in all respects. All insurance required to be carried or maintained by Lessee under this Schedule 13.2 during the Lease Term shall apply solely to the Unit 1 Facility and the Parties’ performance of their respective obligations under the Lease Documents (and activities in connection with or incidental thereto) during the Lease Term. Lessee shall have no obligation or liability for premiums, commissions, assessments or calls in connection with any insurance policy required to be carried or maintained by Lessor during the Construction Term under the Lease Documents, including this Schedule 13.2.

1.3 Additional General Insurance Requirements Applicable to the Parties. The following requirements shall apply to all insurance required to be carried or maintained by the Parties pursuant to this Schedule 13.2:

(a) All such insurance shall be with insurance companies which are rated “A-, VII” or better by A. M. Best’s Key Rating Guide, or other insurance companies of recognized responsibility, or equivalent reasonably satisfactory to the other Party;

(b) All such property and third-party related insurance policies shall name Lessor as loss payee and the Lenders, if any, and Lessee as additional insureds, as applicable, depending on their respective interests in the Unit 1 Facility, as described in this Schedule 13.2 (the “Additional Insureds”);

(c) The interest of the Additional Insureds in the Unit 1 Facility, shall not be invalidated by any action or inaction of Lessee, Lessor or any other Person, as applicable;

SCHEDULE 13.2

TO THE FACILITY LEASE

(d) (i) All such insurance policies shall provide for the waiver of all rights of subrogation against Lessor, Lessee, the Lenders, if any, the Additional Insureds and their respective officers, employees, agents, successors and assigns, as applicable, and shall provide for waiver of any right of setoff and counterclaim and any other right to deduction whether by attachment or otherwise and (ii) Lessor and Lessee hereby expressly waive all rights of subrogation against one another;

(e) All such insurance policies shall be primary without right of contribution of any other insurance carried by or on behalf of any of the Additional Insureds with respect to Lessor’s or Lessee’s interest in the Unit 1 Facility, and each such policy insuring against liability to third parties shall contain a severability of interests or a cross-liability provision;

(f) To the extent available on commercially reasonable terms, all such insurance policies shall provide that if canceled, not renewed, terminated or expiring, or if the coverage is reduced or there is any material change in the coverage, such cancellation, non-renewal, termination, expiration, reduction or material change in coverage shall not be effective as to any of the Additional Insureds for sixty (60) days, except for nonpayment of premiums, in which case it shall not be effective for ten (10) days after receipt of a written notice sent by registered mail from such insurer regarding such cancellation, non-renewal, termination, expiration, or reduction or material change in coverage with respect to each Additional Insured; and

(g) To the extent available on commercially reasonable terms, any such insurance policy that is written to cover more than one insured, shall provide that all terms, conditions, insuring agreements and endorsements, with the exception of limitations of liability (which shall be applicable to all Additional Insureds as a group) and liability for premiums, shall operate in the same manner as if there was a separate policy covering such insured.

1.4 No Duty to Verify. Notwithstanding any provision to the contrary contained in any Lease Document, neither Party shall have a duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the other Party, nor shall either Party be responsible for any representations or warranties made by or on behalf of the other Party to any insurance company.

1.5 Adjustment of Losses. The loss, if any, following any claim under any insurance policy required to be carried or maintained by the Parties under this Schedule 13.2 shall be adjusted with the insurance companies or otherwise collected by Lessee or Lessor, as the case may be. In addition, each of the Parties shall take all other steps necessary or requested by the other Party to collect from insurers any insurance proceeds with respect to an Event of Loss or an Event of Total Loss covered by any of the insurance policies required under this Schedule 13.2.

1.6 Evidence of Insurance. Fifteen (15) days after the Construction Effective Date or Required Lease Effective Date, as the case may be, and on an annual basis at each policy anniversary during the respective Construction Term or the Lease Term, Lessor or Lessee, as the

SCHEDULE 13.2

TO THE FACILITY LEASE

case may be, shall furnish to each Additional Insured, a certification of all required insurance policies in form reasonably satisfactory to the Additional Insureds. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practicable for such insurer to execute the certificate itself. Such certification shall identify the insureds, the type of insurance, the insurance limits, the risks covered thereby and the policy term and shall specifically state that any special provisions enumerated for such insurance herein are provided by such insurance policy. Lessor or Lessee, as the case may be, shall certify that the premiums on all such policies have been paid in full for the current year or will be paid when due. Upon request, Lessor or Lessee, as the case may be, will promptly furnish to each Additional Insured copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the Unit 1 Facility.

1.7 Reports. No later than fifteen (15) days prior to the expiration date of any insurance policy required to be carried or maintained by the Parties pursuant to this Schedule 13.2, Lessor or Lessee, as the case may be, shall furnish to each Additional Insured: (a) a certificate of insurance with respect to the renewal of each policy, evidencing payment of premium therefor or accompanied by other proof of payment reasonably satisfactory to the other Party; or (b) in lieu thereof, an Officer’s Certificate reasonably satisfactory to the other Party describing the status of renewal of such insurance, and as soon as they are available, the certificates described in clause (a) above.

1.8 Additional Insurance. At any time, an Additional Insured may, at its own expense and for its own account, carry insurance with respect to its interest in the Unit 1 Facility; provided that the Additional Insured’s insurance does not interfere with Lessor’s or Lessee’s ability to obtain insurance with respect hereto. Any insurance payments received from insurance maintained by an Additional Insured pursuant to the previous sentence shall be retained by such Additional Insured without reducing or otherwise affecting Lessor’s or Lessee’s obligations under this Schedule 13.2.

1.9 Event of Loss; Event of Total Loss. Lessee and Lessor shall cooperate and consult with each other in all matters pertaining to the settlement or adjustment of any and all claims and demands for damages on account of any Event of Loss or Event of Total Loss or the settlement, compromise or arbitration of any claim with respect to an Event of Loss or Event of Total Loss. Neither Lessee nor Lessor shall settle, or consent to the settlement of, any proceeding arising out of any Event of Loss or Event of Total Loss, without the prior written consent of the other.

1.10	Application of Loss Proceeds.

(a) All Loss Proceeds in respect of Events of Loss or Events of Total Loss received by or on behalf of the Parties during the Construction Term, shall be paid to the account of Lessor as Lessor shall from time to time direct in writing for application toward the replacement, restoration or repair of the Unit 1 Facility by Lessor or otherwise in accordance with the terms and conditions of the Facility Lease and the other Lease Documents.

SCHEDULE 13.2

TO THE FACILITY LEASE

(b) All Loss Proceeds in respect of Events of Loss received by or on behalf of the Parties during the Lease Term, shall, provided no Lessee Event of Default has occurred and is continuing, be paid to the account of Lessee as Lessee shall from time to time direct in writing for application toward the replacement, restoration or repair of the Unit 1 Facility by Lessee or otherwise in accordance with the terms and conditions of the Facility Lease and the other Lease Documents.

(c) All Loss Proceeds in respect of Events of Total Loss or, if a Lessee Event of Default has occurred and is outstanding, Events of Loss received by or on behalf of the Parties during the Lease Term, shall be paid to the account of Lessor as Lessor shall from time to time direct in writing in accordance with the terms and conditions of the Facility Lease and the other Lease Documents.

1.11 Lender Requirements. Notwithstanding any provision to the contrary contained in the Facility Lease or any other Lease Document, all of the insurance requirements (including application of Loss Proceeds) set forth in Section 3.5, Section 3.6, Article 13, and this Schedule 13.2 and any other insurance requirements (including application of Loss Proceeds) set forth in the Lease Documents shall remain subject, in all respects, to the requirements of the Lenders, if any.

II.	CONSTRUCTION TERM INSURANCE

2.1 Coverage. Lessor shall carry or cause to be carried (including through its contractors or subcontractors) no later than the Construction Effective Date and shall maintain or cause to be maintained (including through its contractors or subcontractors) at all times through the end of Construction Term the following insurance coverage:

(a) Builder’s Risk. All-risk builder’s risk insurance, including coverage for physical loss or damage (including removal of wreckage/debris) to the Unit 1 Facility (including all property associated with the construction of the Unit 1 Facility, including property in transit, on the job site, or at off-site storage locations) covering fabrication, building, commissioning, testing and start-up activities, and marine cargo written on a full replacement cost basis and in an amount equal to the full replacement value of the Unit 1 Facility;

(b) Commercial General Liability. Commercial general liability insurance or its equivalent, and, if necessary, commercial umbrella or excess insurance with a total limit of not less than $10,000,000 per occurrence. Such coverage shall include premises/operations, broad form contractual, independent contractors, products/completed operations, broad form property damage, advertising injury and personal injury;

SCHEDULE 13.2

TO THE FACILITY LEASE

(c) Workers’ Compensation and Employer’s Liability.

(i) Workers’ Compensation and Employers’ Liability insurance in compliance with the applicable Laws of each relevant State, provided, the United States Longshore and Harborworkers’ Compensation Act Coverage endorsement shall be included where construction will include activities on or in close proximity to navigable waterways; and

(ii) Employers’ liability insurance coverage limits of not less than $1,000,000 each accident for bodily injury by accident or $1,000,000 each employee for bodily injury by disease;

(d) Automobile Liability. Automobile liability insurance or its equivalent, and, if necessary, commercial umbrella or excess insurance for any auto including owned (if any), or non-owned and hired vehicles with combined single limits for bodily injury/property damage not less than $5,000,000 per occurrence; and

(e) Other. Such other insurance as it is required to maintain pursuant to the provisions of any other Lease Document.

2.2 Independent Contractor Coverages. When Lessor obtains the services of an independent contractor for any services associated with construction of the Unit 1 Facility, Lessor shall cause such independent contractor to obtain and maintain similar coverage as appropriate for the scope of contract work to be performed.

III.	LEASE TERM INSURANCE

3.1 Coverage. Lessee shall carry or cause to be carried no later than thirty (30) days prior the Required Lease Effective Date and shall maintain or cause to be maintained at all times during the Lease Term the following insurance coverage:

(a) Property and Boiler and Machinery. All-risk property and boiler and machinery insurance, covering physical loss or damage to the Unit 1 Facility including the coverage described below:

(i) Commercial property insurance which at a minimum covers the perils insured under an Insurance Services Office special causes of loss form (or its equivalent) commonly referred to as “all-risk” including fire and extended coverage and collapse;

(ii) Comprehensive boiler and machinery coverage including electrical malfunction, mechanical breakdown and boiler explosion;

(iii) Extra and expediting expenses coverage;

SCHEDULE 13.2

TO THE FACILITY LEASE

(iv) Flood and earthquake coverage to the extent available on commercially reasonable terms;

(v) Coverage shall be written on a full replacement cost basis and in an amount equal to a minimum of two (2) times the probable maximum loss as determined by an agreed upon expert;

(vi) The insurance shall contain a valid agreed amount endorsement or equivalent eliminating any co-insurance penalty; and

(vii) The policy shall be subject to a reasonable deductible which shall be the absolute responsibility of Lessee;

(b) Commercial General Liability. Commercial general liability insurance or its equivalent, and, if necessary, commercial umbrella or excess insurance with a total limit of not less than $10,000,000 per occurrence. Such coverage shall include premises/operations, broad form contractual, independent contractors, products/completed operations, broad form property damage, advertising injury and personal injury;

(c) Workers’ Compensation and Employer’s Liability.

(i) Workers’ Compensation and Employers’ Liability insurance in compliance with the applicable Laws of each relevant State, provided, that the United States Longshore and Harborworkers’ Compensation Act Coverage endorsement shall be included where Lessee will conduct activities on or in close proximity to navigable waterways; and

(ii) Employers’ liability insurance coverage limits of not less than $1,000,000 each accident for bodily injury by accident or $1,000,000 each employee for bodily injury by disease;

(d) Automobile Liability. Automobile liability insurance or its equivalent, and, if necessary, commercial umbrella or excess insurance for any auto including owned (if any), or non-owned and hired vehicles with combined single limits for bodily injury/property damage not less than $5,000,000 per occurrence; and

(e) Other. Lessee shall maintain or cause to be maintained such other insurance as it is required to maintain pursuant to the provisions of any other Lease Document.

SCHEDULE 13.2

TO THE FACILITY LEASE

3.2 Independent Contractor Coverages. When Lessee obtains the services of an independent contractor for any services associated with the Unit 1 Facility, Lessee shall cause such independent contractor to obtain and maintain in full force and effect:

(a) Commercial general liability insurance coverage which includes premises/operations, products/completed operations, broad form property damage, advertising injury and personal injury;

(b) Worker’s Compensation insurance in compliance with the applicable Laws of each relevant State and employers’ liability insurance coverage; and

(c) Automobile liability insurance for any auto including all owned (if any), non-owned and hired vehicles;

all with limits appropriate for the scope of contract work to be performed.

SCHEDULE 14.2

TO THE FACILITY LEASE

Rent Payment During First Renewal Term

On each monthly Rent Payment Date during the First Renewal Term, Lessee shall pay Renewal Rent to Lessor calculated as follows:

RR	=	25%*	(RRLF% * (1 + RRLF%)bt* AALF * MARBA)
(1 + RRLF%)bt - 1

x
+	25%*	S	RRIBT%i * (1 + RRIBT%i)rmbt* IBTi * MARBA
		i =1	(1 + RRIBT%i)rmbt - 1

b
+	25%*	S	RRINC%a* (1 + RRINC%a)rmbt * INCa* MARBA
		a =1	(1 + RRINC%a)rmbt - 1

d
±	25%*	S	RRAE%c* (1 + RRAE%c)rm * AEc* MARBA
		c =1	(1 + RRAE%c)rm - 1

y
+	S	RRRTPI%j * (1 + RRRTPI%j)[f]* RTPIj * MARBA
	j =1	(1 + RRRTPI%j)[f] - 1

w
+	S	RRIFRT%k * (1 + RRIFRT%k)rmfrt* IFRTk * MARBA
	k =1	(1 + RRIFRT%k)rmfrt- 1

z
+	S	RRFRTPI%l * (1 + RRFRTPI%l)[s]* FRTPIl * MARBA
	l =1	(1 + RRFRTPI%l)[s] - 1

+	RRIUC% * IUC

+	MMSC

+	CIMC

±	PPA

-	ATC

SCHEDULE 14.2

TO THE FACILITY LEASE

Rent Payment During Second Renewal Term

On each monthly Rent Payment Date during the Second Renewal Term Lessee shall pay Renewal Rent to Lessor calculated as follows:

RR	=	15%*	(RRLF% * (1 + RRLF%)bt* AALF * MARBA)
(1 + RRLF%)bt - 1

x
+	15%*	S	RRIBT%i * (1 + RRIBT%i)rmbt* IBTi * MARBA
		i =1	(1 + RRIBT%i)rmbt - 1

b
+	15%*	S	RRINC%a* (1 + RRINC%a)rmbt * INCa* MARBA
		a =1	(1 + RRINC%a)rmbt - 1

d
±	15%*	S	RRAE%c* (1 + RRAE%c)rm * AEc* MARBA
		c =1	(1 + RRAE%c)rm - 1

y
+	25%*	S	RRRTPI%j* (1 + RRRTPI%j)[f] * RTPIj* MARBA
		j =1	(1 + RRRTPI%j)[f] - 1

w
+	25%*	S	RRIFRT%k* (1 + RRIFRT%k)rmfrt * IFRTk* MARBA
		k =1	(1 + RRIFRT%k)rmfrt - 1

z
+	S	RRFRTPI%l * (1 + RRFRTPI%l)[s]* FRTPIl * MARBA
	l =1	(1 + RRFRTPI%l)[s] - 1

r
+	S	RRISRT%m * (1 + RRISRT%m)rmsrt * ISRTm * MARBA
	m =1	(1 + RRISRT%m)rmsrt - 1

u
+	S	RRSRTPI%n * (1 + RRSRTPI%n)[t]* SRTPIn * MARBA
	n =1	(1 + RRSRTPI%n)[t] - 1

+	RRIUC% * IUC

+	MMSC

+	CIMC

±	PPA

-	ATC

SCHEDULE 14.2

TO THE FACILITY LEASE

Rent Payment During Third Renewal Term

On each monthly Rent Payment Date during the Third Renewal Term Lessee shall pay Renewal Rent to Lessor calculated as follows:

RR	=	15% *	(RRLF% * (1 + RRLF%)bt* AALF * MARBA)
(1 + RRLF%)bt - 1

x
+	15%*	S	RRIBT%i * (1 + RRIBT%i)rmbt * IBTi * MARBA
		i =1	(1 + RRIBT%i)rmbt - 1

y
+	15%*	S	RRRTPI%j * (1 + RRRTPI%j)[f] * RTPIj* MARBA
		j =1	(1 + RRRTPI%j)[f] - 1b

+	15%*	S	RRINC%a* (1 + RRINC%a)rmbt * INCa* MARBA
		a =1	(1 + RRINC%a)rmbt - 1

d
±	15%*	S	RRAE%c* (1 + RRAE%c)rm * AEc* MARBA
		c =1	(1 + RRAE%c)rm - 1

w
+	15%*	S	RRIFRT%k * (1 + RRIFRT%k)rmfrt * IFRTk * MARBA
		k =1	(1 + RRIFRT%k)rmfrt - 1

z
+	25%*	S	RRFRTPI%l* (1 + RRFRTPI%l)[s] * FRTPIl* MARBA
		l =1	(1 + RRFRTPI%l)[s] - 1

r
+	25%*	S	RRISRT%m* (1 + RRISRT%m)rmsrt * ISRTm* MARBA
		m =1	(1 + RRISRT%m)rmsrt - 1

u
+	S	RRSRTPI%n * (1 + RRSRTPI%n)[t]* SRTPIn * MARBA
	n =1	(1 + RRSRTPI%n)[t] - 1

v
+	S	RRITRT%o * (1 + RRITRT%o)rmtrt * ITRTo * MARBA
	o =1	(1 + RRITRT%o)rmtrt - 1

+	RRIUC% * IUC

+	MMSC

+	CIMC

±	PPA

-	ATC

SCHEDULE 14.2

TO THE FACILITY LEASE

Where:

RR	=	Renewal Rent for such month;

AALF	=	Approved Amount for the Leased Facility which includes the amount attributable to both the Unit 1 and the New Common Facilities components together (in $);

MARBA	=	Monthly Average Rate Base Adjustment calculated in accordance with Annex C to Schedule 7.1 (in %);

RRLF%	=	Rate of Return on AALF (monthly), which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) an amount (the “Pre-Tax Return on Equity”) equal to the product of (x) an after-tax cost of equity equal to 12.7% and (y) a fixed tax rate gross-up factor of 1.6606 (provided, that if there is a statutory change in federal or state income tax rates applicable to Subchapter C corporations after the Execution Date, such tax rate gross-up will be adjusted upward or downward to reflect such a change in tax rates and such adjustment shall be effective as of the date the change in tax rates becomes effective (even if retroactive)) and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to the Leased Facility calculated in accordance with Annex B to Schedule 7.1 of this Facility Lease (in %);

bt	=	the total number of months in the Base Term;

IBTi	=	Investment (other than a Renewal Triggering Plant Investment and Investments to New Common Facilities) which is deemed complete and in-service during the Base Term, which equals the aggregate project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) to construct such Investment (in $);

RRIBT%i	=	Rate of Return on IBTi (monthly), which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt (in %) with respect to Investments calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

SCHEDULE 14.2

TO THE FACILITY LEASE

rmbt	=	the lesser of (a) the number of months in the useful life of the respective Investment (or property unit of which it is a part) and (b) the remaining number of months in the Base Term after the month in which the respective Investment is deemed complete and in-service;

x	=	the total number of Lessor-financed Investments (other than Renewal Triggering Plant Investments and Investments to New Common Facilities) that are deemed complete and in-service during the Base Term;

i	=	Lessor-financed Investment (other than a Renewal Triggering Plant Investment and Investments to New Common Facilities), if any, that is deemed complete and in-service during such month in the Base Term;

INCa	=	Investment in New Common Facilities which is deemed complete and in-service during the Base Term, which equals the aggregate amount of capital project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) to construct such Investment (in $);

RRINC%a	=	Rate of Return on INCa (monthly), which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to Investments calculated in accordance with Annex B to Schedule 7.1 of this Facility Lease (in %);

b	=	the total number of Lessor-financed Investments in New Common Facilities that are deemed complete and in-service during the Base Term;

a	=	Lessor-financed Investment in New Common Facilities, if any, that is deemed complete and in-service during such month in the Base Term;

RTPIj	=	Lessor-financed Renewal Triggering Plant Investment which is constructed and deemed complete and in-service during the Base Term which equals the aggregate project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) up to and including such month to construct such Renewal Triggering Plant Investment (in $);

SCHEDULE 14.2

TO THE FACILITY LEASE

RRRTPI%j	=	Rate of Return on RTPIj (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

f	=	the sum of the remaining number of months in the Base Term after the month in which the respective Renewal Triggering Plant Improvement is deemed complete and in-service, plus the total number of months in the First Renewal Term;

y	=	total number of Lessor-financed Renewal Triggering Plant Investments deemed complete and in-service during the Base Term;

j	=	Lessor-financed Renewal Triggering Plant Investment, if any, deemed complete and in-service during the Base Term;

IFRTk	=	Lessor-financed Investment (other than a Renewal Triggering Plant Investment) in either Unit 1 or the New Common Facilities deemed complete and in-service during the First Renewal Term, which equals the aggregate project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) to construct such Investment (in $);

RRIFRT%k	=	Rate of Return on IFRTk (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

rmfrt	=	the lesser of (a) the number of months in the useful life of the respective Investment (or property unit of which it is a part) and (b) the number of months remaining in the First Renewal Term after the month in which the respective Investment is deemed complete and in-service;

SCHEDULE 14.2

TO THE FACILITY LEASE

w	=	total number of Lessor-financed Investments in either Unit 1 or the New Common Facilities deemed complete and in-service during the First Renewal Term;

k	=	Lessor-financed Investment in either Unit 1 or the New Common Facilities, if any, deemed complete and in-service during the First Renewal Term;

FRTPIl	=	Lessor-financed Renewal Triggering Plant Investment which is constructed and deemed complete and in-service during the First Renewal Term which equals the aggregate project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) up to and including such month to construct such Renewal Triggering Plant Investment (in $);

RRFRTPI%l	=	Rate of Return on FRTPI1 (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

s	=	the sum of the remaining number of months in the First Renewal Term after the month in which the respective Investment is deemed complete and in-service, plus the total number of months in the Second Renewal Term;

z	=	the total number of Lessor-financed Renewal Triggering Plant Investments deemed complete and in-service during the First Renewal Term;

l	=	Lessor-financed Renewal Triggering Plant Investment, if any, deemed complete and in-service during the First Renewal Term;

ISRTm	=	Lessor-financed Investment in either Unit 1 or the New Common Facilities (other than a Renewal Triggering Plant Investment) deemed complete and in-service during the Second Renewal Term, which equals the aggregate project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) to construct such Investment (in $);

RRISRT%m	=	Rate of Return on ISRTm (monthly), if any, which equals the

SCHEDULE 14.2

TO THE FACILITY LEASE

product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

rmsrt	=	the lesser of (a) the number of months in the useful life of the respective Investment in either Unit 1 or the New Common Facilities (or property unit of which it is a part) and (b) the number of months remaining in the Second Renewal Term after the month in which the respective Investment is deemed complete and in-service;

r	=	total number of Lessor-financed Investments in either Unit 1 or the New Common Facilities deemed complete and in-service during the Second Renewal Term;

m	=	Lessor-financed Investments in either Unit 1 or the New Common Facilities, if any, deemed complete and in-service during the Second Renewal Term;

SRTPIn	=	Lessor-financed Renewal Triggering Plant Investment which is constructed and deemed complete and in-service during the Second Renewal Term which equals the aggregate project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) up to and including such month to construct such Renewal Triggering Plant Investment (in $);

RRSRTPI%n	=	Rate of Return on SRTPIn (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

t	=	the sum of the remaining number of months in the Second Renewal Term after the month in which the respective Renewal Triggering Plant Improvement is deemed complete and in-service, plus the total number of months in the Third Renewal Term;

SCHEDULE 14.2

TO THE FACILITY LEASE

u	=	the total number of Lessor-financed Renewal Triggering Plant Investments deemed complete and in-service during the Second Renewal Term;

n	=	Lessor-financed Renewal Triggering Plant Investments, if any, deemed complete and in-service during the Second Renewal Term;

ITRTo	=	Lessor-financed Investment in either Unit 1 or the New Common Facilities (other than a Renewal Triggering Plant Investment) deemed complete and in-service during the Third Renewal Term, which equals the aggregate project costs and expenses incurred by or on behalf of Lessor (but not including costs incurred by Lessee) to construct such Investment (in $);

RRITRT%o	=	Rate of Return on ITRTo (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

rmtrt	=	the lesser of (a) the number of months in the useful life of the respective Investment in either Unit 1 or the New Common Facilities (or property unit of which it is a part) and (b) the number of months remaining in the Third Renewal Term;

v	=	the total number of Lessor-financed Investments in either Unit 1 or the New Common Facilities deemed complete and in-service during the Third Renewal Term;

o	=	Lessor-financed Investments in either Unit 1 or the New Common Facilities, if any, deemed complete and in-service during the Third Renewal Term;

IUC	=	Lessor-financed Investments Under Construction in either Unit 1 or the New Common Facilities, if any, during such Renewal Term which equals the aggregate project costs and expenses incurred by or on behalf of Lessor up to and including such month to construct all Investments, including Renewal Triggering Plant Investments, if any for which construction has commenced during such Renewal Term but has not yet been deemed complete and in-service during such Renewal Term (in $);

SCHEDULE 14.2

TO THE FACILITY LEASE

RRIUC%	=	Rate of Return on IUC (monthly), if any, which equals the product of (a) one-twelfth (1/12) and (b) the sum of (i) an amount equal to the product of (A) .55 and (B) the Pre-Tax Return on Equity and (ii) an amount equal to the product of (A) .45 and (B) the Applicable Cost of Debt with respect to Investments which shall be calculated in accordance with Annex B to Schedule 7.1 to the Facility Lease (in %);

MMSC	=	Monthly Management Services Costs for such month which equals the sum of the Monthly Management Services Costs incurred by or on behalf of Lessor in the month immediately preceding such month in connection with (a) the Leased Facility but excluding the Investments, not to exceed the Monthly Management Services Costs Cap, and (b) the Investments (in $);

CIMC	=	Community Impact Mitigation Costs for such month incurred by or on behalf of Lessor on or after the Lease Effective Date and not already included in the AALF (in $);

PPA	=	Prior Period Adjustments for such month, which equals any adjustments (other than ATC) to RR in such month, including Pre-Tax Return on Equity retroactive tax rate changes (in $); and

ATC	=	Allowable Tax Credits, which equals any tax credits allowable against Lessor’s federal or state income tax liability for the taxable year as determined under the Internal Revenue Code of 1986, as amended, or state income tax Law, to the extent (a) such tax credits are actually utilized by Lessor, (b) such tax credits are not prohibited by Law from being passed on to Lessee and/or to Lessee’s customers and (c) Lessor determines the use of such tax credits does not substantially reduce or eliminate a tax benefit to Lessor (in $).

SCHEDULE 14.2

TO THE FACILITY LEASE

ANNEX A TO SCHEDULE 14.2

SAMPLE RENEWAL RENT CALCULATION: FIRST RENEWAL TERM (YEARS 31-35)*

Example: First Renewal Term Rent in Year 34 for lease of Elm Road Generating Station Unit 1. Assumes additional investments and changing debt costs.

Monthly Renewal Rent at Start of First Renewal Term

AALF, AALFNC	$17,539,584	Base Term Rent Before Investments and Other Adjustments (Unit and New Common Facilities Rents Together)
IBT	$242,988	Monthly Rent Adder for Investments Deemed Complete and In-Service During the Base Term (Unit 1 Only)
INC	$82,361	Monthly Rent Adder for Investments in New Common Facilities During the Base Term
AE	($2,434,329)	Rent Reductions for Common Facilities Adjustment Events
	$15,430,606	Base Term Rent, including Investments Deemed Complete and In-Service During Base Term
	25.0%	Adjustment %
	$3,857,651	First Renewal Term Renewal Rent before Renewal Triggering Plant Investments
RTPI	$1,216,309	Base Term Renewal Triggering Plant Investments

First Renewal Term Monthly Renewal Rent Payment Before Investments and Other Adjustments: $5,073,960

	55%	Equity Share of the Rate of Return
	12.7%	After Tax Cost of Equity
	1.6606	Fixed Tax Rate Gross-Up Factor
	45%	Debt Share of the Rate of Return
	6.0%	Applicable Cost of Debt for Approved Amount
RRLF	1.192%	Monthly Rate of Return at the Execution Date
	60	Number of months in First Renewal Term (5 years * 12 months) per Appraisal
MARBA	99.854%	Monthly Average Rate Based Adjustment

Investments Deemed Complete and In-Service

IFRT	$6,000,000	Investments Deemed Complete and In-Service at end of Year 3 in First Renewal Term
rmfrt	24	Number of months remaining in First Renewal Term (2 years * 12 months)
RRIFRT%	1.210%	Monthly Rate of Return on Investments (debt cost of 6.5%)

Monthly Payment Adder for Investments Deemed Complete and In-Service: $289,143 Renewal Triggering Plant Investments

FRTPI	$29,000,000	Renewal Triggering Plant Investments Deemed Complete and In-Service at end of Year 4, est. remaining useful life = 21 years (total=55 years)
S	120	Number of months remaining in First Renewal Term (1 year * 12 months) plus Second Renewal Term (9 years * 12 months)
RRFRTPI%	1.248%	Monthly Rate of Return on Triggering Plant Investments (debt cost of 7.5%)

Monthly Payment Adder for Renewal Triggering Plant Investments: $ 466,733

*	An electronic version of this sample calculation has been provided to the PSCW with a copy of this Facility Lease and such electronic sample calculation is incorporated by reference herein.

SCHEDULE 14.2

TO THE FACILITY LEASE

SAMPLE RENEWAL RENT CALCULATION: FIRST RENEWAL TERM (YEARS 31-35)

(continued)

Investments Under Construction

IUC	$800,000	Investments Under Construction
RRIUC%	1.192%	Monthly Rate of Return on Investments Under Construction (debt cost of 6%)

Monthly Payment Adder for Investments Under Construction: $ 9,533

Monthly Renewal Rent in Year 4 of the First Renewal Term Before Other Adjustments: $ 5,839,369

Other Adjustments

MMSC	$8,333	Monthly Management Services Costs ($100,000/12 months)
CIMC	$20,000	Community Impact Mitigation Costs
PPA	$0	Prior Period Adjustments
DRC	$0	Demolition & Removal Costs (recovered only in Base Term)
ATC	$0	Allowable Tax Credits

Total Monthly Renewal Rent in Year 4 of the First Renewal Term: $ 5,972,702

SCHEDULE 14.2

TO THE FACILITY LEASE

ANNEX B TO SCHEDULE 14.2

SAMPLE RENEWAL RENT CALCULATION: SECOND RENEWAL TERM (YEARS 36-44)*

Example: Second Renewal Term Rent in Year 43 for lease of Unit 1. Assumes additional investments and changing debt costs.

Renewal Rent at Start of Second Renewal Term

AALF, AALFNC	$17,539,584		Base Term Rent Before Investments and Other Adjustments (Unit and New Common Facilities Rents Together)
IBT	$242,988		Monthly Rent Adder for Investments Deemed Complete and In-Service During the Base Term (Unit 1 Only)
INC	$82,361		Monthly Rent Adder for Investments in New Common Facilities During the Base Term
AE	($2,434,329)		Rent Reductions for Common Facilities Adjustment Events
	$15,430,606		Base Term Rent, including Investments Deemed Complete and In-Service During Base Term
	15.0%		Adjustment %
	$2,314,591	(a)	Second Renewal Term Renewal Rent before Investments
RTPI	$1,216,309		Base Term Renewal Triggering Plant Investments
IFRT	$289,143		Monthly Adder for Investments Deemed Complete and In-Service During First Renewal Term
	$1,505,452		Base Term Renewal Triggering Plant Investments and Monthly Adder for Investments Deemed Complete and In-Service During the First Renewal Term
	25.0%		Adjustment %
	$376,363	(b)	Second Renewal Term Renewal Rent before First Renewal Triggering Plant Investments
FRTPI	$466,733	(c)	First Renewal Term Renewal Triggering Plant Investments

Second Renewal Term Monthly Renewal Rent Payment Before Investments and Other Adjustments: $ 3,157,687 (a+b+c)

	55%		Equity Share of the Rate of Return
	12.7%		After Tax Cost of Equity
	1.6606		Fixed Tax Rate Gross-Up Factor
	45%		Debt Share of the Rate of Return
	6.0%		Applicable Cost of Debt for Approved Amount
RRLF	1.192%		Monthly Rate of Return at the Execution Date
	108		Number of months in Second Renewal Term (9 years * 12 months) per Appraisal
MARBA	99.854%		Monthly Average Rate Based Adjustment

Investments Deemed Complete and In-Service

ISRT	$9,000,000	Investments Deemed Complete and In-Service at end of Year 7 in Second Renewal Term
rmsrt	24	Number of months remaining in Second Renewal Term (2 years * 12 months)
RRISRT%	1.154%	Monthly Rate of Return on Investments (debt cost of 5.0%)

Monthly Payment Adder for Investments Deemed Complete and In-Service: $430,846

*	An electronic version of this sample calculation has been provided to the PSCW with a copy of this Facility Lease and such electronic sample calculation is incorporated by reference herein.

SCHEDULE 14.2

TO THE FACILITY LEASE

SAMPLE RENEWAL RENT CALCULATION: SECOND RENEWAL TERM (YEARS 36-44)

(continued)

Renewal Triggering Plant Investments

none

Investments Under Construction

IUC	$4,000,000	Investments Under Construction
RRIUC%	1.173%	Monthly Rate of Return on Investments Under Construction (debt cost of 5.5%)

Monthly Payment Adder for Investments Under Construction: $ 46,914

Monthly Renewal Rent in Year 8 of the Second Renewal Term Before Other Adjustments: $3,635,447

Other Adjustments

MMSC	$8,333	Monthly Management Services Costs ($100,000/12 months)
CIMC	$125,000	Community Impact Mitigation Costs
PPA	$0	Prior Period Adjustments
DRC	$0	Demolition & Removal Costs (recovered only in Base term)
ATC	$0	Allowable Tax Credits

Total Monthly Renewal Rent in Year 8 of the Second Renewal Term: $ 3,768,781

SCHEDULE 14.2

TO THE FACILITY LEASE

ANNEX C TO SCHEDULE 14.2

SAMPLE RENEWAL RENT CALCULATION: THIRD RENEWAL TERM (YEARS 45-48)*

Example: Third Renewal Term Rent in the final year of the lease for Elm Road Generating Station Unit 1. Assumes additional investments and changing debt costs.

Renewal Rent at Start of Third Renewal Term

AALF, AALFNC	$17,539,584		Base Term Rent Before Investments and Other Adjustments (Unit and New Common Facilities Rents Together)
IBT	$242,988		Monthly Rent Adder for Investments Deemed Complete and In-Service During the Base Term (Unit 1 Only)
INC	$82,361		Monthly Rent Adder for Investments in New Common Facilities During the Base Term
AE	($2,434,329)		Rent Reductions for Common Facilities Adjustment Events
RTPI	$1,216,309		Base Term Renewal Triggering Plant Investments
IFRT	$289,143		Monthly Adder for Investments Deemed Complete and In-Service During First Renewal Term
	$16,936,057		Base Term Renewal Triggering Plant Investments plus Investments Deemed Complete and In-Service During First Renewal Term
	15.0%		Adjustment %
	$2,540,409	(a)	Third Renewal Term Renewal Rent before Investments (other than those during the Base Term)
FRTPI	$466,733		First Renewal Term Renewal Triggering Plant Investments
ISRT	$430,846		Monthly Adder for Investments Deemed Complete and In-Service During Second Renewal Term
	$897,579		First Renewal Term Renewal Triggering Plant Investments plus Investments Deemed Complete and In-Service During Second Renewal Term
	25.0%		Adjustment %
	$224,395	(b)	Third Renewal Term Renewal Rent before Second Renewal Term Renewal Triggering Plant Investments
SRTPI	$0	(c)	Second Renewal Term Renewal Triggering Plant Investments

Third Renewal Term Renewal Rent Payment Before Investments and Other Adjustments: $ 2,764,803 (a+b+c)

	55%		Equity Share of the Rate of Return
	12.7%		After Tax Cost of Equity
	1.6606		Fixed Tax Rate Gross-Up Factor
	45%		Debt Share of the Rate of Return
	6.0%		Applicable Cost of Debt for Approved Amount
RRLF	1.192%		Monthly Rate of Return at Execution Date
	48		Number of months in Third Renewal Term (4 years * 12 months) per Appraisal
MARBA	99.854%		Monthly Average Rate Based Adjustment

*	An electronic version of this sample calculation has been provided to the PSCW with a copy of this Facility Lease and such electronic sample calculation is incorporated by reference herein.

SCHEDULE 14.2

TO THE FACILITY LEASE

SAMPLE RENEWAL RENT CALCULATION: THIRD RENEWAL TERM (YEARS 45-48)

(continued)

Investments Deemed Complete and In-Service

ITRT	$6,500,000	Investment Deemed Complete and In-Service at end of Year 2 in Third Renewal Term
rmtrt	24	Number of months remaining in Third Renewal Term (2 years * 12 mos.)
RRITRT%	1.173%	Monthly Rate of Return on Investments (debt cost of 5.5%)

Monthly Payment Adder for Investments Deemed Complete and In-Service: $311,856

Triggering Plant Investments

None

Investments Under Construction

none

Monthly Payment in Year 3 of the Third Renewal Term Before Other Adjustments: $3,076,660

Other Adjustments

MMSC	$8,333	Monthly Management Services Costs ($100,000/12 months)
CIMC	$125,000	Community Impact Mitigation Costs
PPA	$0	Prior Period Adjustments
DRC	$0	Demolition & Removal Costs (recovered only in Base Term)
ATC	$0	Allowable Tax Credits

Total Monthly Payment in the Final Year of the Facility Lease: $ 3,209,993

SCHEDULE 19.2

TO THE FACILITY LEASE

TAX INDEMNITY

ARTICLE 1: DEFINITIONS

Capitalized words and phrases used in this Schedule 19.2 not otherwise defined in this Article 1 shall have the meaning set forth in Schedule 1.1 of the Facility Lease.

1.1 “ABA Standards” shall have the meaning set forth in Section 3.3.

1.2 “Adjustment Notice” shall have the meaning set forth in Section 6.1.

1.3 “Applied Amount” shall have the meaning set forth in Section 6.4.

1.4 “After Tax Basis” shall mean on a basis such that any payment to be received or receivable by Lessor is supplemented by a further payment or payments (the “Gross-Up” as defined in Section 4.2.1(a) of this Schedule 19.2) to Lessor so that the sum of all such payments, after deducting all Taxes (taking into account any related current credits or current deductions) payable by Lessor in respect of the receipt or accrual of such amount under any law or Governmental Authority, is equal to the payment due to Lessor, provided, that for these purposes, Lessor shall be assumed to be taxable as a Subchapter C corporation for federal income tax purposes subject to tax at the highest marginal rate(s) applicable to such taxpayers with respect to the amounts in question.

1.5 “Code” shall have the meaning set forth in Section 3.1(b).

1.6 “Final Determination” shall mean: (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals by either party to the action have been exhausted or the time for filing such appeals has expired; (b) a closing agreement entered into in connection with an administrative or judicial proceeding and with the consent of Lessee or as permitted by Section 6.3; (c) the expiration of the time for instituting suit with respect to the claimed deficiency; or (d) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

1.7 “Gross-up” shall have the meaning set forth in Section 5.2.1(a).

1.8 “Inclusion Event” shall have the meaning set forth in Section 3.3.

1.9 “Lessee Act” shall have the meaning set forth in Section 3.3.

1.10 “Lessee Person” shall have the meaning set forth in Section 3.2(c).

1.11 “Lessor” shall have the same meaning set forth in the Facility Lease, provided, however, that so long as Lessor is disregarded as an entity separate from its owner for the purposes

SCHEDULE 19.2

TO THE FACILITY LEASE

of any Tax or by any Governmental Authority, then the term “Lessor” shall include any person treated as the owner of Lessor’s assets, liabilities, income, gains and losses for federal income tax purposes.

1.12 “Loss” shall have the meaning set forth in Section 4.1.

1.13 “Reasonable Basis” shall have the meaning set forth in Section 3.3.

1.14 “Tax Assumptions” shall have the meaning set forth in Section 3.1.

1.15 “Tax Savings” shall have the meaning set forth in Section 5.2.2.

1.16 “Unit 1 Owners” shall mean Lessor and each other Party that acquires a tenancy-in-common interest in the Unit 1 Facility.

ARTICLE 2: GENERAL TAX INDEMNITY

2.1 Indemnity Obligation. Except as otherwise provided herein, Lessee shall pay, and shall indemnify and hold harmless on an After-Tax Basis Lessor from and against, any and all Taxes, however imposed, whether levied or imposed upon Lessor, Lessee, or the Unit 1 Facility or any part thereof, by any Governmental Authority relating to:

(a) the Leased Facility or any interest therein;

(b) the acquisition, manufacture, purchase, ownership, delivery, nondelivery, redelivery, transport, location, lease, sublease, hire, assignment, alteration, improvement, possession, repossession, presence, use, replacement, substitution, operation, insurance, installation, modification, rebuilding, overhaul, condition, storage, maintenance, repair, acceptance, sale, return, abandonment, preparation, transfer of title, or other disposition of the Leased Facility or any part or any interest in any of the foregoing;

(c) the execution, delivery, or performance of any of the Lease Documents or any future amendment, supplement, waiver, or consent thereto (requested or consented to by Lessee or in connection with a Lessee Event of Default), or any of the transactions contemplated thereby, or any proceeds or payments or amounts payable under any thereof; or

(d) otherwise with respect to or in connection with the transactions contemplated by the Lease Documents.

SCHEDULE 19.2

TO THE FACILITY LEASE

2.2 Exclusions to Indemnification. Notwithstanding the foregoing, Lessee shall not be obligated to pay or indemnify Lessor for any Taxes to the extent such Taxes are attributable to the following:

(a) Taxes imposed on Lessor by a Governmental Authority, by withholding or otherwise based on, or measured by or with respect to net or gross income, net or gross receipts, minimum tax, capital, franchise, net worth, excess profits, value added, or conduct of business taxes, capital gains taxes, excess profits taxes, minimum and/or alternative minimum taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate or other similar taxes, in each case however denominated, other than any such Taxes which are in the nature of sales, use, license, ad valorem, transfer, property or similar taxes, or value added taxes (except to the extent such value added taxes are imposed in direct and clear substitution for an income tax);

(b) Taxes imposed with respect to any period following the later of (x) the expiration or earlier termination of the Facility Lease, or (y) the payment by Lessee of all amounts due and payable under the Lease Documents;

(c) Taxes to the extent resulting from a breach by Lessor of any of its covenants, representations or warranties under the Lease Documents;

(d) Taxes imposed as a result of Lessor’s transfer or other disposition of (i) all or a portion of its interest in the Lease Documents, the Leased Facility or any part thereof, or (ii) any interest in Lessor, other than, in each case, a transfer or disposition pursuant to an exercise of remedies pursuant to Article 17 of the Facility Lease during the continuation of a Lessee Event of Default, the termination of the Facility Lease upon Lessee’s exercise of its options pursuant to Article 14 of the Facility Lease, or a substitution, loss or modification of the Unit 1 Facility;

(e) Taxes to the extent resulting from the gross negligence or willful misconduct of Lessor (other than gross negligence imputed to Lessor solely by reason of its interest in the Unit 1 Facility);

(f) Taxes subject to indemnification by Lessee pursuant to Article 3 (or indemnifiable but for an exclusion therein);

(g) Taxes resulting from the failure of Lessor to provide, at the request of Lessee, any certification, documentation, or other evidence required as a condition to the allowance of a reduction in such Tax, which, if properly complied with, would have resulted in an exemption from, or a reduced rate of such Tax but only if Lessor was eligible to comply with such requirement and Lessor has determined in good faith that compliance with such requirements would not have a materially adverse effect on Lessor or any of its Affiliates;

(h) Taxes consisting of interest, penalties, or additions to tax imposed on Lessor as a result of a failure of Lessor to file any return, tax report or statement properly or timely unless such failure is caused by Lessee’s failure to fulfill its obligations, if any, to provide such information required under Section 2.3 or Section 2.4;

SCHEDULE 19.2

TO THE FACILITY LEASE

(i) the failure of Lessor to contest a claim in accordance with the contest provisions herein, to the extent Lessee’s ability to contest a claim is adversely affected in any material respect;

(j) Taxes arising as a result of the failure of Lessor (or transferee thereof) to be a “United States person” (as defined in § 7701(a)(30)) of the Code;

(k) Taxes that result from, or arise out of, or are attributable to the imposition of any Taxes pursuant to ERISA or Section 4975 of the Code;

(l) Taxes that are attributable to the situs of organization or incorporation, place of management or control, a place of business, or a permanent establishment of Lessor, in each case, other than as a result of (i) the execution and delivery of the Lease Documents, (ii) the transactions contemplated by the Lease Documents; or (iii) the use, location or operation of the Facility (or any part thereof); or

(m) Taxes to the extent liability for such Tax could have been reduced or provided through “prudent” action, as defined by Wisconsin Public Service Corp. v. Public Serv. Comm., 156 Wis. 2nd 611 (Ct. App. 1990), and as may be interpreted from time to time.

2.3 Reports and Returns. If any report or return is required to be made with respect to Taxes that are Lessee’s obligations under Section 2.1, Lessee shall, at its sole expense, in a timely and proper fashion, (x) to the extent required or permitted by law, make and file in its own name such return or report (except for any such report or return that any Lessor has notified Lessee that such Lessor intends to file and, in fact, files), and (y) in the case of any such return or report required to be made in the name of any Lessor, inform Lessor of such fact and prepare such return or report for filing by Lessor in a manner reasonably acceptable to Lessor or, where such return or report is required to reflect items in addition to any obligations of Lessee under or arising out of the Taxes described in Section 2.1, provide Lessor with information sufficient to permit such return or report to be properly made with respect to any Taxes that are obligations of Lessee under Section 2.1 no later than thirty (30) days prior to the filing date of such return or report. Lessor shall provide to Lessee such information within Lessor’s possession or control as is reasonably necessary for Lessee to complete and file any such report or return properly, provided that Lessor shall not be required to provide Lessee with copies of its tax returns.

2.4 Receipts and Records. Lessee shall use reasonable efforts to obtain official receipts indicating the payment of all Taxes that are subject to indemnification under Section 2.1 and that are paid by Lessee, and shall promptly on request send to Lessor each such receipt obtained by Lessee or other such evidence of payment as is reasonably acceptable to such Lessor and reasonably available to Lessee. Within a reasonable time after Lessee receives from Lessor a written request for specified information or copies of specified records reasonably necessary to enable Lessor or another Unit 1 Owner to fulfill its Tax filing, Tax audit or other Tax obligations or to contest Taxes imposed upon it, Lessee shall provide such information or copies of such

SCHEDULE 19.2

TO THE FACILITY LEASE

records to the requesting party (if, in the case information or records requested by a Unit 1 Owner, Lessee has such information or records within its possession or control).

ARTICLE 3: INCOME TAX INDEMNITY

3.1 Tax Assumptions. The transactions contemplated by the Lease Documents have been entered into on the basis of the following tax assumptions (the “Tax Assumptions”):

(a) True Lease. For purposes of federal income tax, the Facility Lease will be a “true lease” under which Lessor will be treated as the owner and lessor of the Leased Facility and Lessee will be treated as lessee thereof.

(b) Corporate Status. Lessor is not a separate tax-paying entity for federal income tax purposes. Instead, Lessor is disregarded as an entity separate from its owner for federal income tax purposes. As such, all of its income, gain, losses and deductions flow through to its sole corporate member. Therefore, for the purposes of this Article 3, it is assumed that Lessor: (i) is a Subchapter C corporation under the Internal Revenue Code of 1986, as amended (the “Code”); (ii) is subject to tax at the highest marginal rate applicable to Subchapter C corporations in effect at the time an obligation arises under Section 3.3 or Section 4.1; (iii) recognizes income, gain, credits, losses and deductions at the same time and in the same manner as its sole member; and (iv) is not a member of an affiliated group of corporations filing a consolidated federal or state income tax return. The assumptions in this Section 3.1(b) shall apply for both federal and state income tax purposes.

(c) Method of Accounting. Lessor is a calendar-year taxpayer and will report all items of income, gain, loss, deduction, or credit relating to the transactions effected by the Lease Documents using the accrual method of accounting.

(d) Inclusions in Income. Lessor will not be required to include any amount in gross income for federal income tax purposes in connection with the transactions effected by the Lease Documents other than: (i) Renewal Rent and Basic Rent in the amounts and periods as calculated pursuant to Schedules 14.2 and 7.1, respectively; (ii) income realized upon the transfer of Lessor’s direct or beneficial interest in the Facility Lease or the Unit 1 Facility or any portion thereof, other than a transfer attributable to a Lessee Event of Default; (iii) any other amounts (including Termination Value or amounts measured in respect of such value) payable on an After-Tax Basis; (iv) any warranties, refunds, damages, insurance, requisition, or condemnation proceeds received and retained by Lessor; (v) any amount payable to Lessor and specifically designated as interest or late payment charges on overdue payments; and (vi) any other amounts to the extent offset by a corresponding deduction, (the inclusion in income of any amount other than the amounts described in this Section 3.1(d) being referred to herein as an “Inclusion”).

(e) Tax Reporting Status. Lessor will not be subject to any minimum tax or alternative minimum tax imposed under the Code.

SCHEDULE 19.2

TO THE FACILITY LEASE

Lessee will have no liability to indemnify Lessor with respect to the Tax Assumptions contained herein.

3.2 Lessee’s Tax Representations and Covenants. For purposes of this Article 3, Lessee hereby represents and covenants:

(a) On the Lease Commencement Date, the Unit 1 Facility will not require any improvements, modifications, or additions in order to be rendered complete for its intended use by Lessee and Lessee has no present intention to make any specific material non-severable improvements.

(b) Any written information provided by Lessee to the appraiser providing the appraisal in Section 4.6 or Article 14 of the Facility Lease was, to the knowledge of Lessee, accurate at the time given.

(c) During the Basic Term, neither Lessee nor any sublessee or user of the Leased Facility (a “Lessee Person”) (other than Lessor or its affiliates other than Lessee) will (i) make any claim (including, without limitation, filing a tax return) predicated on ownership of the Leased Facility, or take any action or position inconsistent with the Tax Assumptions or the status of Lessor as the sole owner of the Leased Facility for federal, state and local income tax purposes, or (ii) claim deductions for Basic Rent for federal, state or local income tax purposes during the Base Term for any period other than the period to which such Basic Rent is allocated pursuant to Section 8.1, unless, in the case of either (i) or (ii), such position is inconsistent with a Final Determination which is binding on Lessor or Lessee.

(d) Purchase Options. As of the Lease Commencement Date, neither Lessee nor any Affiliate thereof has (i) taken any action requiring or authorizing the exercise of any purchase option or renewal option described in Article 14 of the Facility Lease, (ii) made any binding decision to exercise any purchase option or renewal option described in Article 14 of the Facility Lease, or (iii) entered into any agreements with any persons concerning the exercise of any purchase option or renewal option described in Article 14 of the Facility Lease, provided, that the execution, delivery and performance of the Lease Documents in accordance with the terms thereof shall not constitute a breach of the foregoing representation.

(e) Limited Use Property. Neither Lessee, nor any sublessee, assignee, agent or user (other than Lessor) of the Leased Facility will construct or install on the Leased Facility any component, improvement, alteration, or addition if the construction or installation will cause the Leased Facility to constitute limited use property within the meaning of Revenue Procedure 2001-28, 2001-19 I.R.B. 1156.

An indemnity payment hereunder shall be the only remedy for the inaccuracy of any representation or covenant set forth in this Section 3.2. No representation or warranty of Lessee contained in any of the Lease Documents shall be construed as a representation or warranty that the Facility Lease will constitute a “true lease,” that Lessor will be treated as the tax

SCHEDULE 19.2

TO THE FACILITY LEASE

owner of the Leased Facility, or that the Leased Facility has a specified value or economic useful life.

3.3 Indemnity Obligation for Income Inclusions. If at any time Lessor is required by any Governmental Authority to make an Inclusion in connection with the transactions contemplated by the Lease Documents or Lessor is unable to exclude an Inclusion from its federal, state or local tax return (based upon the receipt by Lessor and Lessee not later than the filing date of the related tax return of Lessor of an opinion of independent tax counsel selected by Lessor and reasonably satisfactory to Lessee to the effect that there is no reasonable basis under the standards set forth in ABA Formal Opinion 85-352 (the “ABA Standards”) (such a basis a “Reasonable Basis”) for excluding such Inclusion (which opinion shall set forth in reasonable detail the basis for the conclusions set forth therein) or such claim would be inconsistent with a prior Final Determination of a contest and there has been no change in law or interpretation thereof after such Final Determination) as a result of any of the following:

(a) the inaccuracy or breach of any representation of Lessee set forth above in Section 3.2 or any covenant, representation, or warranty in the Lease Documents,

(b) any act or omission of Lessee, other than an act required or expressly permitted by the Lease Documents (other than any improvement, alteration, addition to, replacement, or temporary or permanent removal from service or retirement, modification, or substitution of the Leased Facility or any part thereof by Lessee or any Lessee Person),

(c) any failure by Lessee to take any action expressly required to be taken under the Lease Documents (other than a failure to take action that is requested by Lessor),

(d) a payment of warranties, refunds, insurance proceeds or similar items, or requisition, condemnation, or similar proceeds to the extent not retained by, or applied for the benefit of Lessor,

(e) any destruction, damage, loss, condemnation, non-use or requisition of the Leased Facility or any part thereof, which does not constitute an Event of Loss or an Event of Total Loss, or

(f) an actual payment in an amount greater than due, or prior to the due date, of any amount required to be paid by Lessee under the Lease Documents,

(each such event, a “Lessee Act”), then Lessor shall have suffered an “Inclusion Event” and Lessee shall pay to Lessor, as an indemnity a lump-sum amount which, after giving effect to the Gross-Up (as defined in Section 5.2.1(a)), shall be sufficient to give to Lessor the same Return on Capital that it would have had if no such Inclusion Event had occurred. In lieu of the lump-sum payment provided for in the preceding sentence, Lessee may elect to pay the indemnity with respect to such Inclusion Event by reimbursing (on an After-Tax basis) a Lessor for the taxes

SCHEDULE 19.2

TO THE FACILITY LEASE

(together with any applicable interest, penalties and additions to tax) which such Lessor is required to pay in any calendar year as a result of the Inclusion Event as provided in Section 5.2.

3.4 Excluded Events. Lessee shall not be required to make any payment in respect of an Inclusion Event to the extent such Inclusion Event results from one or more of the following events:

(a) Lessor’s failure to properly exclude income unless Lessor shall have received a written opinion of its independent tax counsel that no Reasonable Basis exists for excluding such income (and for this purpose, such counsel may take into account the failure of Lessee to provide necessary information requested in writing by Lessor to the extent Lessee is required to provide such information);

(b) any event which requires Lessee to pay an amount equal to or in excess of, or determined by reference to Termination Value to the extent such amount is actually paid;

(c) the application of Code § 467 or the Treasury Regulations thereunder, other than as a result of (i) an actual payment in an amount greater than due or prior to the due date, of any amount required to be paid by Lessee under the Lease Documents or (ii) the claiming by Lessee during the Base Term of a deduction for Basic Rent for federal, state or local income tax purposes for any period other than the period to which such Basic Rent is allocated pursuant to Section 7.1 of the Facility Lease;

(d) the imposition of any alternative minimum tax under the Code § 55;

(e) the breach of any covenant or representation by, or the gross negligence, fraud, or willful misconduct of Lessor;

(f) any amendment or modification to the Lease Documents that is not requested or consented to by Lessee or is not required by the Lease Documents unless, in each case, the amendment or modification is made in connection with a Lease Event of Default;

(g) any change in Lessor’s taxable year or method of accounting or the application of the short taxable year provisions of the Code;

(h) the failure of the Facility Lease to be treated as a “true lease” for federal income tax purposes, other than as a result of a Lessee Act;

(i) the failure of Lessor to contest a claim in accordance with the contest provisions herein to the extent Lessee’s ability to contest a claim is adversely affected in any material respect;

(j) the failure of Lessor to be a “United States person” (as defined in § 7701(a)(30) of the Code);

SCHEDULE 19.2

TO THE FACILITY LEASE

(k) consisting of interest, penalties, or additions to tax imposed on Lessor as a result of a failure of Lessor to file any return properly or timely, unless such failure is caused by Lessee’s failure to fulfill its obligations, if any, to provide such information required hereto;

(l) the sale of the Leased Facility to Lessee pursuant to an exercise of Lessee’s purchase options under the Facility Lease;

(m) imposed as a result of Lessor’s transfer or other disposition of (i) all or a portion of its interest in the Lease Documents, the Leased Facility or any part thereof, or (ii) any interest in Lessor, other than, in each case, a transfer or disposition pursuant to an exercise of remedies pursuant to Section 17 of the Facility Lease during the continuation of a Lessee Event of Default; and

(n) the application of Code Section 59A, 291, 465, 469, 501, 542, 552, 593, 851, 856, 1272, 1361 or 4975 or the regulations thereunder or the imposition of any Taxes imposed pursuant to ERISA.

ARTICLE 4: INDEMNITY FOR LOSSES

4.1 Common Ownership Obligations. Except as provided in Section 4.2, if Lessor is required to indemnify another Unit 1 Owner under the Unit 1 Owner tax indemnity as a result of a Lessee Act, then the Lessor shall have suffered a “Loss” and Lessee shall reimburse Lessor, on an After-Tax Basis, for the amount of such Loss.

4.2 Exceptions. Notwithstanding Section 4.1, Lessee shall have no obligation to reimburse Lessor for a Loss to the extent such amounts are attributable to any of the following:

(a) any event described in Section 2.2(a), (b), (e), (f), (g), (h), (i), (j), (k), or (m) applied by substituting “Lessor, any other Unit 1 Owner (other than Lessor), or any lessee of any other Unit 1 Owner” for “Lessor” in each place that it appears;

(b) any event described in Section 3.4 (a), (d), (e), (g), (h), (i), (j), (k), (l) or (n) applied by substituting “Lessor, any other Unit 1 Owner (other than Lessor), or any lessee of any other Unit 1 Owner” for “Lessor” in each place that it appears;

(c) the failure of the Lessor to assign its rights under the Unit 1 Owner tax indemnity to Lessee, to the extent Lessee’s ability to contest a claim is adversely affected in any material respect, provided Lessor is required to make an assignment pursuant to Section 6.1 hereof;

(d) Taxes (including any penalties, interests or additions thereto) resulting from the failure of Lessor to timely assert its rights under the Unit 1 Owner tax indemnity to the extent of a resulting increase in Lessee’s indemnity obligation;

SCHEDULE 19.2

TO THE FACILITY LEASE

(e) Taxes resulting from the inaccuracy or breach by Lessor of any of its covenants, representations or warranties under the Lease Documents or the Unit 1 Owner tax indemnity;

(f) Taxes resulting from an act or omission of Lessor; or

(g) Taxes attributable to any agreements or transactions entered into between Lessor and the other Unit 1 Owners to the extent such agreement or transactions relate to the ownership and operation of the Unit 1 Facility.

ARTICLE 5: PAYMENTS AND GROSS-UPS

5.1 Payment Terms.

(a) General. Payments shall be made in immediately available funds and in United States Dollars at such bank or to such account as specified by the payee in written directives at least five (5) Business Days prior to the due date thereof to the payor, or, if no such direction is given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth in Schedule 22.4 to the Facility Lease.

(b) Time of Payment by Lessee. Any indemnity payment due under this Schedule 19.2 to Lessor shall be paid by Lessee within thirty (30) days after receipt of a written demand therefor from Lessor, provided, however, Lessee shall not be required to make such payment earlier than (a) in the case of a Tax that is not being contested pursuant to Article 6 herein, five (5) Business Days prior to the date that (i) Lessor files with the applicable Governmental Authority its income tax return, estimated or final as the case may be, which would first properly reflect the additional income tax that would become due as a result of an Inclusion, (ii) the date that Lessor is obligated to indemnify a Unit 1 Owner under the Unit 1 Owner tax indemnity, or (iii) in the case of a Tax indemnified under Section 2.1, the time such Tax is due, or (b) in the case of an Inclusion, Loss or other Tax that is being contested pursuant to Article 6, thirty (30) days after the date of the Final Determination of such contest.

(c) Time of Payment by Lessor. Any payment due by Lessor to Lessee shall be paid within thirty (30) days after the date on which Lessor files with the applicable Governmental Authority its income tax return, estimated or final as the case may be, on which the credits, deductions, or other tax benefits giving rise to such payment could first properly be reflected, or in the case of a Tax indemnified under Section 2.1 or a refund by a Unit 1 Owner of an amount indemnified under Section 4.1, within thirty (30) days of receipt or accrual of such refund, credit or other tax benefit. Any payment due hereunder from Lessor to Lessee on account of the receipt of any refund of tax shall be paid within thirty (30) days after the receipt of such refund.

5.2 Calculations of Payments and Gross-Ups. All payments and calculations made under this Section 5.2 shall be made taking into account the assumption in Section 3.1(b)

SCHEDULE 19.2

TO THE FACILITY LEASE

(regarding the assumption that Lessor is a C corporation for federal and state income tax purposes).

5.2.1 (a) Gross-Up. Each payment and indemnity under Section 2.1, Section 3.3 and Section 4.1 shall be made on an After-Tax Basis. For the purposes of this Section 5.2.1 and the definition of “After-Tax Basis”, “Gross-Up” means the portion of any payment due from Lessee to Lessor pursuant to Section 2.1, Section 3.3, and Section 4.1 that is calculated to indemnify Lessor or the portion of any reverse payment from Lessor to Lessee on an After-Tax Basis. As such, the amount payable to Lessor pursuant to Section 2.1, Section 3.3, and Section 4.1 shall be an amount determined after (i) giving effect to any interest, penalties, or additions to tax attributable to the Tax, Inclusion Event or Loss (except for any penalties and additions to Tax excluded under Section 2.2(h), Section 3.4(k) or Section 4.2(a) or (b); (ii) deducting all Taxes payable by Lessor in respect of the receipt or accrual of such amount and the amounts specified in clauses (i) and (ii) of this Section 5.2.1; and (iii) taking into account any Tax Savings (as defined in Section 5.2.2 below) resulting from such Tax, Inclusion Event or Loss, as applicable, (the net effect of items (i), (ii) and (iii), the “Gross-Up”).

(b) Calculations. The amount of any indemnity payable by Lessee to Lessor pursuant to Section 2.1, Section 3.3, and Section 4.1 and any Gross-Up shall be calculated on the basis of the tax detriments and benefits incurred or to be incurred (for the purposes of Section 3.3 and Section 4.1 as a result the same event giving rise to such Inclusion Event or Loss) by Lessor and such amounts shall be computed for Section 2.1, Section 3.3 and Section 4.1 in accordance with the assumptions set forth in Section 3.1(b) hereof and the other Tax Assumptions. Any Tax or Inclusion Event which does not result in an increase in Lessor’s federal, state and local income tax liability (or a decrease in Lessor’s refund of such income taxes) in the year of such Tax or Inclusion Event but which reduces any net operating loss, business credit, foreign tax credit carryover or other tax attribute of Lessor shall be treated as giving rise to an increase in U.S. federal, state or local income tax liability in the year for which such tax attribute if not reduced thereby would have given rise to a reduction in Lessor’s federal, state or local tax liability. Subject to Section 7.2, all calculations with respect to the amount of any indemnity payable hereunder (whether by lump-sum payment or otherwise) shall be made initially by Lessor, and Lessor shall set forth any such amount or adjustment in a statement furnished to Lessee. Such a statement shall accompany any notice furnished to, or demand made upon, Lessee by Lessor pursuant to this Schedule 19.2.

5.2.2 Reverse Indemnity. If, as a result of a Tax indemnified under Section 2.1 herein, an Inclusion Event or a Loss with respect to which an indemnity has been paid hereunder, Lessor for any taxable year realizes any credits, deductions, or other tax benefits (“Tax Savings”) not otherwise taken into account in computing any payment or indemnity by Lessee hereunder (or as a result thereof Lessor shall be entitled to a refund of income tax (or an offset against other tax liability not indemnified hereunder) or interest on such refund (or offset) taking into account the Tax Assumptions in the case of an Inclusion Event or a Loss), then Lessor shall pay to Lessee the amount by which such Tax Savings reduce the federal, state or local taxes of Lessor (and the amount of any such refund, offset, or interest to which Lessor is entitled), plus a “gross-up” for any additional federal, state or local income tax savings Lessor realizes as a result of such

SCHEDULE 19.2

TO THE FACILITY LEASE

payment (including such “gross-up”). The amount of any Tax Savings with respect to a Tax indemnified under Section 2.1, an Inclusion Event or a Loss shall be computed on the basis of the tax benefits realized by Lessor in accordance with the assumption set forth in Section 3.1(b) and the other Tax Assumptions. Lessor shall not be obligated to make any payment pursuant to this Section 5.2.2 while a Lessee Event of Default exists or to the extent that the amount of such payment would exceed (1) the aggregate amount of all prior payments by Lessee to Lessor pursuant to Section 2.1, Section 3.3 and Section 4.1 as the case may be, less (2) the aggregate amount of all prior payments by Lessor to Lessee under this Section 5.2.2, but any such excess shall be carried forward and reduce Lessee’s obligations to make subsequent payments to Lessor pursuant to Section 2.1, Section 3.3 and Section 4.1. Any subsequent disallowance or loss of all or any portion of a reduction in Lessor’s tax liability which reduction was taken into account under this Section 5.2.2 (as a result of a redetermination of the claim giving rise to such payment by Lessor to Lessee by any taxing authority or as a result of a judicial proceeding with respect to such claim) shall be treated as a loss subject to indemnification under this Agreement without regard to Section 2.2, Section 3.4 or Section 4.2.

5.3 Lessee a Primary Obligor. Lessee’s obligations under the indemnities provided for in this Schedule 19.2 are those of a primary obligor whether or not Lessor is also indemnified against the same matter under any other Lease Document or any other document or instrument, and Lessor seeking indemnification from Lessee may proceed directly against Lessee without first seeking to enforce any other right of indemnification. All indemnities payable by Lessee pursuant to this Schedule 19.2 shall be treated as obligations of Lessee under the Facility Lease and shall constitute Supplemental Rent under the Facility Lease.

ARTICLE 6: CONTEST PROVISIONS

6.1 Notice and Assignment of Rights. If Lessor receives a formal written notice of a claim or, if at the conclusion of an audit by the Internal Revenue Service or other Governmental Authority, there is a proposed adjustment in any item of income, deduction or credit of Lessor, or Lessor receives notice from a Unit 1 Owner that it is seeking indemnity under the Unit 1 Owner tax indemnity, in each case, which if agreed to or accepted by Lessor would result in a Tax for which Lessor would seek indemnification from Lessee pursuant to this Schedule 19.2, then Lessor shall, (a) within fifteen (15) days prior to the date on which Lessor is required to act or (b) promptly after the conclusion of an audit, notify Lessee thereof in writing (“Adjustment Notice”), provided that the failure to so notify the Lessee or provide such materials to the Lessee shall not relieve the Lessee of its indemnity obligations except to the extent that such failure materially and adversely affects the Lessee’s ability to conduct a contest in any material respect. Lessor agrees that upon receipt of a notice from a Unit 1 Owner that it is seeking an indemnity under the Unit 1 Owner tax indemnity, it will notify such Unit 1 Owner, in writing, that it has assigned all of its rights under the Unit 1 Owner tax indemnity to Lessee with respect to such claim.

6.2 Contest Provisions. If requested by Lessee within thirty (30) days after receipt of the Adjustment Notice, Lessor shall in good faith contest, or (if desired by Lessor) permit Lessee to contest the validity, applicability, and amount of any proposed adjustment that would give rise

SCHEDULE 19.2

TO THE FACILITY LEASE

to a Tax, Inclusion Event or Loss by (a) not making payment thereof for at least thirty (30) days after providing the Adjustment Notice, unless otherwise required by applicable law or regulations, (b) not paying same except under protest, if protest is necessary and proper, or (c) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, that (aa) in the case of an income tax contest, as a condition to the commencement of such contest, Lessor shall have received a written opinion of its independent tax counsel selected by Lessor and reasonably acceptable to Lessee to the effect that there is a Reasonable Basis for contesting such proposed adjustment, (bb) Lessor shall not be required to contest such proposed adjustment if the aggregate amount of the indemnity, on a before-tax basis, together with the amounts payable with respect to any future related claim, would be less than $250,000 in the case of an administrative contest or less than $500,000 in the case of a judicial contest, (cc) Lessee shall have agreed in writing to pay to Lessor, on demand, all reasonable out-of-pocket costs and expenses which Lessor incurs in connection with and reasonably allocable to contesting such adjustment, including all reasonable legal, accountants’, and investigatory fees and disbursements; (dd) a Lessee Event of Default shall not have occurred and be continuing (provided however, that if a Lessee Event of Default other than as a result of a payment default or bankruptcy shall exist, the foregoing restriction shall not apply if Lessee posts a bond to secure payment of amounts that will fall due in the event of an adverse resolution of the controversy), (ee) Lessor has determined, in good faith, that the contest will not result in a material risk of the loss or forfeiture of the Leased Facility (unless Lessee has provided to Lessor a bond or other sufficient protection against such risk of loss or forfeiture reasonably satisfactory to Lessor) or the imposition of criminal penalties, and (ff) Lessee shall have acknowledged, in writing, that the contest is with respect to a liability that is Lessee’s responsibility under this Schedule 19.2, provided however that such acknowledgement is not required other than to the extent the basis for the IRS’s claim is or becomes reasonably clear.

If requested by Lessee in writing, Lessor will appeal (or, if desired by Lessor, permit Lessee to appeal) any adverse judicial determination, provided that Lessor shall receive an opinion of its independent tax counsel selected by Lessor and reasonably acceptable to Lessee to the effect that there is substantial authority under ABA Standards and within the meaning of Section 6662 of the Code for a favorable result as a result of such appeal. Lessor shall not be required to appeal any adverse judicial determination to the United States Supreme Court.

6.3 Compromise or Settlement. Lessor shall have the right to settle or compromise a contest or a claim by a Unit 1 Owner if Lessor has provided Lessee with a reasonable opportunity to review a copy of that portion of the settlement or compromise proposal which relates to the claim for which Lessor is seeking indemnification hereunder; provided that if (a) Lessor fails to provide Lessee such a reasonable opportunity to review such portion of such proposal, or (b) after such reasonable opportunity to review such proposal Lessee in writing reasonably withholds its consent to all or part of such settlement or compromise proposal, then Lessee shall not be obligated to indemnify Lessor hereunder to the extent of the amount attributable to the Tax, Inclusion Event, or Loss to which such settlement or compromise relates as to which Lessee has reasonably withheld its consent, or with respect to any other Inclusion Event, Loss or Tax for

SCHEDULE 19.2

TO THE FACILITY LEASE

which a successful contest is foreclosed because of such settlement or compromise as to which Lessee has reasonably withheld its consent.

Any Dispute between Lessee and Lessor with respect to a payment under Section 4 of this Schedule 19.2 shall be governed by Article 20 of the Facility Lease.

6.4 Refunds. If Lessor receives a repayment or a refund of all or any part of any amount paid with respect to a Tax for which Lessee has indemnified Lessor pursuant to Section 2.1, Section 3.3 or Section 4.1 hereof (or if an amount which otherwise would have been a refund was used to offset another liability of Lessor (an “Applied Amount”)), then Lessor shall pay to Lessee an amount equal to the sum of the amount of such repayment or refund (or Amount), plus any interest received on such repayment or refund (or that would have been received if such Applied Amount had been refunded to Lessor) attributable to any taxes paid by Lessee to or for Lessor net of any taxes incurred on such refund or Applied Amount (plus any tax benefit received or that would have been received by a Lessor on account of such payment, as determined under Section 5.2.2). If Lessor receives an award of attorneys’ fees in a contest for which Lessee has paid an allocable portion of the contest expenses, Lessor shall pay to Lessee the same proportion of the amount of such award as the amount of Lessor’s attorneys’ fees paid or reimbursed by Lessee bears to the total amount of attorneys’ fees actually incurred by Lessor in conducting such contest, up to the amount of attorneys’ fees paid or borne by Lessee in connection with such contest. Lessor shall not be obligated to make any payment to Lessee under this Section 6.4 while a Lessee Event of Default exists. Any subsequent disallowance or loss of such refund (as a result of a redetermination of the claim giving rise to such payment by Lessor to Lessee by any taxing authority or as a result of a judicial proceeding with respect to such claim) shall be treated as a loss subject to indemnification under this Agreement without regard to Section 2.2, Section 3.4 or Section 4.2.

6.5 Failure to Contest. Notwithstanding anything to the contrary contained in this Article 6 and subject to the exclusion contained in Section 2.2(i), Section 3.4(i) and Section 4.2(c), Lessor may at any time decline to take any further action with respect to a proposed adjustment by notifying Lessee in writing that it has waived its right to any indemnity payment that would otherwise be payable by Lessee pursuant to this Schedule 19.2 in respect of such adjustment and with respect to any other amount for which a successful contest is foreclosed because of such failure to contest (if such failure adversely affects a contest in any material respect) or to permit a contest. If Lessor fails to contest or to permit a contest hereunder, Lessor will not be required to pay over to Lessee any amount representing tax benefits which result from an Inclusion or Loss as to which Lessor has been deemed to have waived its right to any indemnity payment hereunder.

ARTICLE 7: RECOMPUTATIONS

7.1 Termination Value Recomputation. If Lessor suffers an Inclusion, Termination Values associated with the Leased Facility or with the portion thereof to which such Inclusion relates shall thereupon, without further act of the parties hereto or to the other Lease Documents,

SCHEDULE 19.2

TO THE FACILITY LEASE

be adjusted upward or downward, if and to the extent necessary to reflect such Inclusion (such adjustments to be in accordance with the methodology and assumptions (including the tax assumptions set forth in Section 3.1) as were employed in originally calculating Termination Values, varying such assumptions to take into account the circumstances giving rise to such Inclusion (and any previous Inclusion) and any net tax detriments to Lessor arising as a result thereof). If any adjustment to Termination Values is required as a result of an Inclusion that has occurred, Lessor shall provide Lessee a statement setting forth the revised Termination Values as determined by Lessor. Such statement shall describe in reasonable detail the basis for computing such new values. If no adjustment to Termination Values is required as a result of an Inclusion that has occurred, and if requested in writing by Lessee, Lessor shall provide Lessee with a statement that no such adjustment has been made. If requested by Lessee, such statement shall be verified in accordance with the same procedures as are provided in Section 7.2 for the verification of amounts payable pursuant to this Schedule 19.2, and such verification shall bind Lessor and Lessee.

7.2 Verification of Calculations. At Lessee’s request, the accuracy of any calculation of amount(s) payable pursuant to this Schedule 19.2 shall be verified by independent public accountants selected by Lessor and reasonably satisfactory to Lessee, and such verification shall bind Lessor and Lessee. In order, and to the extent necessary, to enable such independent accountants to verify such amounts, Lessor shall provide to such independent accountants (for their confidential use and not to be disclosed to Lessee or any other person) all information reasonably necessary for such verification, including any computer program, related files, or reports used by Lessor in originally calculating Basic Rent, Termination Values or other Taxes. Verification shall be at the expense of Lessee, unless, as the result of such verification, Lessor’s calculation of the applicable amount payable is adjusted by 3% or more (or, in the case of an adjustment of the Basic Rent, the net present value of the Rent as calculated by Lessor is adjusted by more than five basis points) in favor of Lessee, in which case the expense shall be borne by Lessor.

SCHEDULE 22.4

TO THE FACILITY LEASE

NOTICE INFORMATION

If to Lessor:

Elm Road Generating Station Supercritical, LLC

c/o W.E. Power LLC

301 W. Wisconsin Avenue

Suite 600

Milwaukee, WI 53203

Telephone: (414) 274-4442

Facsimile: (414) 274-4495

Attn: Tom Metcalfe, Vice President and General Manager

If to Lessee:

Wisconsin Electric Power Company

333 W. Everett Street

Milwaukee, WI 53203

Telephone: (414) 221-2615

Facsimile: (414) 221-2245

Attn: Gerald A. Abood, Vice President - Commodity Resources

SCHEDULE 22.7(g)

TO THE FACILITY LEASE

RATING AGENCY DOWNGRADES SUBSEQUENT TO A TRANSFER

Ratings Downgrade

Within ninety (90) days of the consummation of a Transfer under the terms of Section 22.7(c) from the Lessor to an Acceptable Assignee (other than an Affiliate), if Wisconsin Electric Power Company (“WEPCO”) has not subleased all or any portion of the Leased Facility under the terms of Section 22.7(f) and if either of the Rating Agencies downgrade the lowest rated credit rating of WEPCO and expressly state that the reason for the downgrade was the Transfer, then in WEPCO’s next base rate case proceeding the revenue requirement for any short-term or future new issue long-term debt will be assumed, for ratemaking purposes, to have interest rates priced at the rating prior to the downgrade.

If, for any other reason whatsoever, WEPCO’s lowest rated credit rating is subsequently further downgraded by one or both Rating Agencies, then the ratings being assumed for ratemaking purposes for any short-term or future new issue long-term debt will likewise be reduced by the same number of rating gradations.

In the next base rate case proceeding after the earlier of (i) the credit rating being returned to the level it was at prior to the downgrade, or (ii) the termination of the lease, or (iii) a sublease by WEPCO of all or any portion of the Leased Facility under the terms of Section 22.7(f), the interest rates applicable to short-term and future new issue long-term debt will not be subject to any ratings downgrade adjustment. However, any outstanding long-term debt previously deemed to be subject to a ratings downgrade adjustment in a base rate case proceeding will continue to be subject to adjustment in subsequent base rate case proceedings in accordance with this provision.

An example:

Suppose WEPCO’s lowest rated credit rating per Moody’s Investor Services is Aa3 and per Standard & Poor’s is A. Lessor has transferred its interests to an Acceptable Assignee that is not an Affiliate. WEPCO has not subleased any portion of the Leased Facility.

Specifically as a result of the transfer, and within 90 days, Moody’s announces a one-notch downgrade from Aa3 to A1 and S&P announces a one-notch downgrade from A to A-. For ratemaking purposes, any short-term or future new issue long-term debt would be assumed to have interest rates commensurate with the prior Aa3 (Moody’s) and A (S&P) ratings. A year after that rate case proceeding, however, both Moody’s and S&P announce four-notch downgrades from A1 to Baa2 (Moody’s) and from A- to BBB- (S&P). Now, for ratemaking purposes, in the subsequent base rate case proceeding the assumed rates based on credit ratings of Aa3 and A would not remain based at Aa3 and A, nor would they be based on the ratings downgraded to Baa2 and BBB-. Instead, the credit ratings used to determine the assumed rates would likewise be reduced four notches from Aa3 to Baa1 (Moody’s) and from A to BBB (S&P).

SCHEDULE 22.7(g)

TO THE FACILITY LEASE

Equity Infusion to Prevent a Ratings Downgrade

In some circumstances the Rating Agencies may be willing to disclose, in advance, the potential for WEPCO’s lowest rated credit rating to be downgraded as a direct result of a Transfer. Further, the Rating Agencies may be willing to support retention of the current credit rating based on some pre-determined equity contribution. In the event that, within ninety (90) days of the Transfer, (i) the Rating Agencies will provide written documentation of the circumstances and recommendations including their determination that a specific potential downgrade is the direct result of the Transfer, (ii) WEPCO has an opportunity to prevent a credit rating downgrade with an equity infusion, (iii) WEPCO actually issues equity to prevent the credit rating downgrade, and (iv) neither of the Rating Agencies issues a credit rating downgrade as a result of the equity infusion, then in WEPCO’s next base rate case proceeding an adjustment will be made to the weighted average cost of capital calculation to hold WEPCO’s ratepayers harmless from the effects of the equity contribution. Specifically, the weighted average cost of capital assumed for ratemaking purposes would be calculated as though the credit rating was never changed and the additional equity contribution was never made.

If, for any other reason whatsoever, WEPCO’s lowest rated credit rating is subsequently downgraded by one or both Rating Agencies, then the ratings being assumed for ratemaking purposes for any short-term or future new issue long-term debt will likewise be reduced by the same number of rating gradations.

This provision will end at the next base rate case proceeding after the earlier of (i) the credit rating being increased by either of the Rating Agencies, or (ii) the termination of the lease, or (iii) a sublease by WEPCO of all or any portion of the Leased Facility under the terms of Section 22.7(f).

EXHIBIT A

TO THE FACILITY LEASE

DESCRIPTION OF UNIT 1

Unit 1 consists of an approximately 615 MW net nominal supercritical pulverized coal electrical generating unit and related facilities, as such description shall be supplemented by mutual agreement of the Parties following execution of the equipment supply and construction contracts.

DESCRIPTION OF THE NEW COMMON FACILITIES

The New Common Facilities consist of

(1) circulating water system (e.g. water intake structured and central distribution system, pumps) (“Component 1”) as shall be allocated by gallons per minute;

(2) Fuel Delivery and Handling Systems (e.g. railroad infrastructure, central coal unloading, central storage, and central conveying systems) (“Component 2”) as shall be allocated by tons per hour ;

(3) Unit 1/Unit 2 common operating systems (e.g. control room, administration building, limestone/gypsum delivery, storage and handling systems) (“Component 3”) as shall be allocated based on the total design megawatts of Unit 1 and Unit 2; and

(4) Balance of Site Wide Common Systems (e.g. roads, training/visitors center, security) (“Component 4”) as shall be allocated based on design MW;

as such description shall be supplemented by mutual agreement of the Parties following execution of the equipment supply and construction contracts.

EXHIBIT B

TO THE FACILITY LEASE

FORM OF GUARANTY

This GUARANTY (“Guaranty”) dated as of [            ], 2004, by Wisconsin Energy Corporation, a Wisconsin corporation (“Guarantor”), on behalf of Elm Road Generating Station Supercritical, LLC, a Wisconsin limited liability company (“Lessor”), for the benefit of Wisconsin Electric Power Company, a Wisconsin corporation (“Lessee”). All capitalized terms used but not defined in this Guaranty shall have the meanings given to such terms in the Elm Road I Facility Lease, dated as of [            ], 2004, between Lessor and Lessee (the “Elm Road I Facility Lease”). Each of Lessee and Guarantor is sometimes herein referred to as a “Party” and Lessee and Guarantor are sometimes herein referred to collectively as the “Parties”.

WITNESSETH:

WHEREAS, Guarantor is the Parent of Lessor;

WHEREAS, Lessor intends to develop, design, engineer, procure, permit, construct and have an ownership interest in an approximately 615 MW net nominal supercritical pulverized coal electric generating facility and related facilities in Milwaukee and Racine counties in Wisconsin;

WHEREAS, pursuant to the Elm Road I Facility Lease, Lessor is obligated to obtain Construction Security no later than thirty (30) days after the Decommissioning Completion Date;

WHEREAS, the Construction Security will support certain potential payment obligations of Lessor pursuant to Section 3.3 and Section 4.5 of the Elm Road I Facility Lease;

WHEREAS, Guarantor is providing this Guaranty to Lessee for the purpose of fulfilling Lessor’s Construction Security obligations under the Elm Road I Facility Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the Parties hereto agree as follows:

ARTICLE 1: GUARANTY

1.1 Guaranty. Guarantor hereby irrevocably guarantees to Lessee (as primary obligor and not merely as surety) the full and prompt payment when due and the performance of the payment obligations of Lessor pursuant to and in accordance with Section 3.3 and Section 4.5 of the Elm Road I Facility Lease (collectively, the “Guaranteed Obligations”) up to, but not in excess of, twenty million Dollars ($20,000,000). Guarantor hereby further agrees that if Lessor shall fail to pay or perform when due any of the Guaranteed Obligations, Guarantor will promptly pay or perform the same, without any demand or notice whatsoever, and in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be

EXHIBIT B

TO THE FACILITY LEASE

promptly paid in full when due in accordance with the terms of such extension or renewal. This Guaranty is a guaranty of payment and is not a guaranty of collection.

1.2 Obligations Unconditional. The obligations of Guarantor under Section 1.1 are absolute and unconditional, irrespective of any lack of value, genuineness, validity, regularity or enforceability of the Elm Road I Facility Lease, and irrespective of any lack of value, genuineness, validity, regularity or enforceability of any other instrument executed and delivered in connection with the Elm Road I Facility Lease, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 1.2 that the obligations of Guarantor under Section 1.1 shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of Guarantor hereunder:

(a) at any time or from time to time, without notice to Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts provided for in the Elm Road I Facility Lease shall be performed or fail to be performed;

(c) any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect or any right under the Elm Road I Facility Lease shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation or similar proceeding with respect to Lessor or any of the properties of Lessor, or any action taken by any trustee or receiver or by any court in any such proceeding;

(e) any lack of genuineness, authorization, legality, validity or enforceability, in whole or in part, of this Guaranty or the Elm Road I Facility Lease or any term or provision hereof or thereof for any reason, or the disaffirmance or rejection or purported disaffirmance or purported rejection hereof or thereof in any insolvency, bankruptcy or reorganization proceeding relating to Guarantor, Lessor or otherwise;

(f) whether Lessee shall have taken or failed to have taken any steps to collect or enforce any obligation or liability from Lessor or shall have taken any actions to mitigate its damages

(g) whether Lessee shall have taken or failed to have taken any steps to collect or enforce any guaranty of or to proceed against any security for any Guaranteed Obligation;

EXHIBIT B

TO THE FACILITY LEASE

(h) any applicable Laws now or hereafter in effect which might in any manner affect any of the provisions of this Guaranty or the Elm Road I Facility Lease, or any of the rights, powers or remedies hereunder or thereunder of Lessee, or which might cause or permit to be invoked any alteration in the time, amount or manner of payment or performance of any of Guarantor’s or its wholly-owned subsidiary’s obligations and liabilities hereunder or thereunder;

(i) any merger or consolidation of Lessor or Guarantor into or with any other person or any sale, lease, or transfer of all or any of the assets of Lessor or Guarantor to any other Person; or

(j) any failure on the part of Guarantor or Lessor to comply with the requirements of law, regulation or order of any Governmental Authority.

1.3 Reinstatement. The obligations under this Article 1 shall be automatically reinstated if and to the extent that for any reason any payment by Lessor or on behalf of Lessor (by Guarantor or any other Person) is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a preferential or fraudulent transfer under the Bankruptcy Code, or any applicable state insolvency law, or any other similar Laws now or hereafter in effect or otherwise and Guarantor agrees that it will indemnify Lessee on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by Lessee in connection with such rescission or restoration.

1.4 Subrogation. Any subrogation rights of Guarantor arising by reason of any payments made under this Guaranty shall be subordinate to the performance in full by Lessor of all obligations under the Elm Road I Facility Lease, including, without limitation, payment in full of all amounts which may be owing by Lessor to Lessee thereunder.

1.5 Remedies. Guarantor agrees that, as between Guarantor and Lessee, the obligations of Lessor under the Elm Road I Facility Lease are due and payable as provided in the Elm Road I Facility Lease for purposes of Section 1.1 notwithstanding any stay, injunction or other prohibition preventing a declaration of payment as against Lessor. Guarantor also agrees that, in the event that such a declaration is issued, or such obligations become automatically due and payable, such obligations (whether or not due and payable by Lessor) shall forthwith become due and payable by Guarantor for purposes of Section 1.1.

1.6 Continuing Guarantee. The guarantee in this Article 1 is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.

1.7 Waiver of Demands, Notices, etc. Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, (i) notice of any of the matters referred to in this Article 1; (ii) all notices which may be required by statute, rule or law or otherwise, now or hereafter in effect, to preserve any rights against Guarantor hereunder, including, without limitation, any demand, proof or notice of non-payment of the Guaranteed

EXHIBIT B

TO THE FACILITY LEASE

Obligations; (iii) acceptance of this Guaranty, demand, protest, presentment, notice of default or dishonor and any requirement of diligence; (iv) any requirement to exhaust any remedies or to mitigate any damages resulting from a default by Lessor under the Elm Road I Facility Lease; (v) any requirement that Lessee protect, secure, perfect or insure any security interest in or any lien on any property subject thereto or exhaust any right or take any action against Lessor, Guarantor, any guarantor of the Guaranteed Obligations or any other person or any collateral or security or to any balance of any deposit accounts or credit on the books of Lessee in favor of Lessor, Guarantor or any other person; and (vi) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against Guarantor.

1.8 Severability. Guarantor hereby further agrees that Lessee may pursue its rights and remedies under this Guaranty and shall be entitled to payment of the full amount owing hereunder notwithstanding any other guarantee of or security, in favor of Lessee or any lack of validity or enforceability thereof, or any failure to perfect or to exercise any right, remedy, power or privilege with respect to such security, if any, or any payment received thereunder.

1.9 Limitation. Guarantor’s obligations with respect to the Guaranteed Obligations shall be no more or any less than those required of Lessor under the Elm Road I Facility Lease except that Guarantor shall be entitled to a good faith defense that the Guaranteed Obligations of Lessor have been indefeasibly paid by Lessor.

ARTICLE 2: REPRESENTATIONS AND WARRANTIES

Guarantor represents and warrants to Lessee that:

2.1 Due Organization, Etc. It: (i) is duly formed, validly existing and in good standing under the Laws of the State of Wisconsin, (ii) has all requisite power and all material Government Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it or proposed to be conducted by it makes such qualification necessary.

2.2 Due Authorization. It has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guaranty, and the execution, delivery and performance by it of this Guaranty have been duly authorized by all necessary corporate action on its part.

2.3 Non-Contravention. The execution, delivery and performance by it of this Guaranty do not and shall not:

(i) violate its Organic Documents;

EXHIBIT B

TO THE FACILITY LEASE

(ii) violate any Law or Government Approval applicable to it or its property or to the Leased Facility;

(iii) result in a breach of or constitute a default of this Guaranty or any other material agreement to which it is a party; or

(iv) result in, or require the creation or imposition of, any Lien (other than a Permitted Encumbrance) on any of its properties.

2.4 Enforceability, Etc. This Guaranty has been duly authorized and duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar Laws affecting creditors’ rights generally and by general principles of equity.

2.5 Litigation. There is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against or affecting it or any of its properties, rights or assets which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Guaranty or the validity or enforceability of this Guaranty.

2.6 Government Approvals. All Government Approvals necessary under any applicable Law in connection with the due execution and delivery of, and performance by it of its obligations and the exercise of its rights under, this Guaranty have been duly obtained or made and are in full force and effect, are final and not subject to appeal or renewal, are held in its name and are free from conditions or requirements (i) compliance with which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Guaranty or (ii) which it does not reasonably expect to be able to satisfy.

2.7 Investment Grade. As of date of this Guaranty, Guarantor’s senior unsecured long-term debt is rated at least Investment Grade.

ARTICLE 3: MISCELLANEOUS

3.1 Applicable Law. THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN.

3.2 Jury Trial. EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION

EXHIBIT B

TO THE FACILITY LEASE

WITH THIS GUARANTY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

3.3 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a Party shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or next Business Day or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clause (a) or (b) above, in each case addressed as provided below, or to such other address as any Party may designate by written notice to the other Party.

(a) if to Guarantor:	Wisconsin Energy Corporation 231 W. Michigan Street Milwaukee, WI 53203 Telephone: (414) 221-2985 Facsimile: (414) 221-5034 Attn: Anne K. Klisurich, Vice President and Corporate Secretary

(b) if to Lessor:

Elm Road Generating Station Supercritical, LLC

c/o W.E. Power LLC

301 W. Wisconsin Avenue

Suite 600

Milwaukee, WI 53203

Telephone: (414) 274-4442

Facsimile: (414) 274-4495

Attn: Tom Metcalfe, Vice President and General Manager

(c) if to Lessee:	Wisconsin Electric Power Company 333 W. Everett Street Milwaukee, WI 53203 Telephone: (414) 221-2615 Facsimile: (414) 221-2245 Attn: Gerald A. Abood, Vice President-Commodity Resources

3.4 Counterparts. This Guaranty may be executed in one or more counterparts and all such counterparts taken together shall constitute one of the same instrument.

EXHIBIT B

TO THE FACILITY LEASE

3.5 Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable Law; but if any provision of this Guaranty shall be prohibited by or deemed invalid under any applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

3.6 Successors and Assigns; Grant of Security Interest. This Guaranty shall be binding upon the Parties and their respective successors and permitted assigns and each subsequent holder of the Guaranteed Obligations; provided, however, that Guarantor shall not be permitted to assign all or any part of its rights, benefits, advantages, titles or interest hereunder without the prior written consent of Lessee.

3.7 Third-Party Beneficiaries. Except as expressly provided herein, none of the provisions of this Guaranty are intended for the benefit of any Person except the Parties, their respective successors and permitted assigns.

3.8 Entire Agreement. This Guaranty and the Elm Road I Facility Lease state the rights of the Parties with respect to the transactions contemplated by this Guaranty and supersede all prior agreements, oral or written, with respect to the subject matter hereof.

3.9 Headings. Section headings used in this Guaranty are for convenience of reference only and shall not affect the construction of this Guaranty.

3.10 No Joint Venture. Any intention to create a joint venture or partnership relation between Guarantor and Lessee is hereby expressly disclaimed.

3.11 Amendments and Waivers. No term, covenant, agreement or condition of this Guaranty may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by both Parties.

3.12 Survival. Except as expressly provided herein, and except for accrued monetary obligations, the warranties and covenants made by each Party shall not survive the expiration or termination of this Guaranty and/or the Elm Road I Facility Lease in accordance with its terms.

3.13 Further Assurances. Guarantor agrees that it shall promptly and duly execute and deliver such further documents and assurances for and take such further actions reasonably requested by Lessee, all as may be reasonably necessary to carry out the intent and purpose of this Guaranty.

3.14 Termination. This Guaranty shall terminate, and be of no further force and effect, upon (i) the payment, satisfaction or expiration of the Guaranteed Obligations of Lessor in accordance with the provisions of the Elm Road I Facility Lease or (ii) the delivery of other Construction Security for the benefit of Lessee in an amount equal to twenty million Dollars ($20,000,000); provided,however, that unless terminated pursuant to Section 3.14(ii), this Guaranty shall be reinstated if at any time payment of the Guaranteed Obligations or any part

EXHIBIT B

TO THE FACILITY LEASE

thereof which has been actually paid to and received by Lessee is rescinded or must otherwise be restored or returned by Lessee or any beneficiary thereof upon the insolvency, bankruptcy or reorganization of Lessee or otherwise, all as though such payment had not been made.

EXHIBIT B

TO THE FACILITY LEASE

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered under seal by its respective officer thereunto duly authorized.

WISCONSIN ENERGY CORPORATION, as Guarantor

By:
Name:
Title:

Acknowledged and Agreed:

WISCONSIN ELECTRIC POWER COMPANY, as Lessee

By:
Name:
Title:

EXHIBIT C

TO THE FACILITY LEASE

FORM OF LETTER OF CREDIT

[LETTERHEAD OF ISSUING BANK]

[DATE]

IRREVOCABLE STANDBY LETTER OF CREDIT

NO.

BENEFICIARY:	Wisconsin Electric Power Company 333 W. Everett Street Milwaukee, WI 53203

Ladies and Gentlemen:

At the request of and for the account of [                    ], a [                    ] (“Applicant”), we hereby establish in your favor this Irrevocable Letter of Credit No.[            ] (this “Letter of Credit”) in the amount of twenty million U.S. dollars ($20,000,000) (the “Stated Amount”). This Letter of Credit is furnished to you for your benefit by the applicant pursuant to Section 3.1(c) of Elm Road I Facility Lease Agreement between Elm Road Generating Station Supercritical, LLC, a Wisconsin limited liability company (“Lessor”), and you, dated as of [            ], 2004 (the “Elm Road I Facility Lease”). All capitalized terms used but not defined in this Letter of Credit shall have the meanings given to such terms in the Elm Road I Facility Lease.

This Letter of Credit is issued for a term effective from the date set forth above through the earlier to occur of the following (such date, the “Letter of Credit Termination Date”), at which time this Letter of Credit shall expire and shall be delivered to us for cancellation:

(a)	Limited Use Termination Date, or

(b)	the date on which the Available Amount (as hereinafter defined) is reduced to zero by one or more drawings hereunder, or

(c)	[ ], 20[ ].

EXHIBIT C

TO THE FACILITY LEASE

Funds under this Letter of Credit are available to you upon presentation to us of:

(i)	a draft at sight (“Sight Draft”) drawn on us in the form of Annex A hereto in the amount of such demand (which amount shall not exceed the Available Amount) and duly executed and delivered by your authorized representative, and

(ii)	a Drawing Certificate in the form of Annex B hereto duly executed and delivered by your authorized representative.

Presentation of any such Sight Draft and Drawing Certificate shall be made by hand delivery or by telephone at our office located at [                    ], Attention: [                    ] (Telecopy: [                    ]). We hereby agree that any Sight Draft drawn under and in compliance with the terms of this Letter of Credit shall be duly honored by us upon delivery of the above-specified Drawing Certificate, if presented (by hand delivery or by telecopy) before the expiration of this Letter of Credit at our offices specified above. If a demand for payment is made by you hereunder at or before 10:00 a.m., [Milwaukee, Wisconsin] time, on any Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount specified, in immediately available funds, at or before 2:00 p.m., [Milwaukee, Wisconsin] time, on such Business Day. If a demand for payment is made by you hereunder after 10:00 a.m., [Milwaukee, Wisconsin] time, on any Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount specified, in immediately available funds, at or before 2:00 p.m., [Milwaukee, Wisconsin] time, on the next Business Day thereafter. All payments made by us under this Letter of Credit shall be made with our own funds and not with any funds of the Applicant.

If a demand for payment made by you hereunder or the documents presented in connection therewith do not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall, as soon as practicable, give you notice that the purported demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor. Upon being notified that the purported demand for payment was not effected in accordance with this Letter of Credit, you may attempt to correct any defect in such purported demand for payment if, and to the extent that, you are entitled and able to do so hereunder. As used in this Letter of Credit, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of [Wisconsin] are authorized or required by law to close.

Upon payment to you of any amount demanded hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such amount, and we shall not thereafter be obligated to make any further payments to you or to any other person under this Letter of Credit with respect to such amount.

EXHIBIT C

TO THE FACILITY LEASE

In connection with the presentation to us of any certificate by you, we may rely upon the authenticity of any such certificate signed by one or more persons represented to be your duly authorized officers.

Multiple demands for payment may be made under this Letter of Credit. The amount available to be drawn hereunder at any time (the “Available Amount”) shall be equal to the Stated Amount less the aggregate amount of one or more draws to have occurred hereunder during the period from the effective date set forth above to such time.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce, Publication No. 500, and to the extent not inconsistent therewith shall be governed by, and construed in accordance with, the laws of the State of [Wisconsin], including without limitation, the Uniform Commercial Code as in effect in such State. Communications to us with respect to this Letter of Credit shall be in writing and shall be addressed to [                    ], specifically referring therein to Irrevocable Letter of Credit No.                     . Communications to you shall be in writing and shall be addressed to you at the address above.

This Letter of Credit may not be transferred or assigned in whole or in part without our prior written consent. Only you or a person to whom this Letter of Credit has been transferred in accordance with the immediately preceding sentence may draw upon this Letter of Credit.

This Letter of Credit sets forth in full the terms of our undertaking. Reference in this Letter of Credit to other documents or instruments is for identification purposes only and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.

Very truly yours,

[NAME OF ISSUING BANK]

By:
Name:
Title:

EXHIBIT C

TO THE FACILITY LEASE

ANNEX A TO

FORM OF LETTER OF CREDIT

FORM OF SIGHT DRAFT

[DATE]

To:	[NAME OF ISSUING BANK]

(as the issuer of the letter

of credit referred to below)

[ADDRESS]

Attention: [                    ]

Re:	[NAME OF ISSUING BANK]
Irrevocable Letter of Credit No.

On Sight

Pay to, Wisconsin Electric Power Company, a Wisconsin corporation, as Beneficiary of the Letter of Credit dated as of [            ] issued by [NAME OF ISSUING BANK], in immediately available funds [                    ] Dollars (U.S. $[                    ]) by 2:00 p.m., [Milwaukee, Wisconsin] time, on the date hereof, if this Sight Draft is presented prior to 10:00 a.m., [Milwaukee, Wisconsin] time, pursuant to Irrevocable Letter of Credit No. [                    ] of [NAME OF ISSUING BANK], and otherwise by 2:00 p.m., [Milwaukee, Wisconsin] time, on the next Business Day (as defined in such Irrevocable Letter of Credit) after the date hereof.

WISCONSIN ELECTRIC POWER COMPANY as Beneficiary

By:
Name:
Title:

EXHIBIT C

TO THE FACILITY LEASE

ANNEX B TO

FORM OF LETTER OF CREDIT

FORM OF DRAWING CERTIFICATE

[DATE]

To:	[NAME OF ISSUING BANK]

(as the issuer of the letter

of credit referred to below)

[ADDRESS]

Attention: [                    ]

This is a Drawing Certificate under Irrevocable Letter of Credit No.              (the “Letter of Credit”). All capitalized terms used but not defined in the Letter of Credit shall have the meanings given to such terms in the Elm Road I Facility Lease Agreement (the “Elm Road I Facility Lease”) between Elm Road Generating Station Supercritical, LLC, a Wisconsin limited liability company (“Lessor”), and Wisconsin Electric Power Company, a Wisconsin corporation (the “Beneficiary”), dated as of [                    ], 2004.

I, [                    ], an authorized representative of the Beneficiary, do hereby certify that:

The Beneficiary is making a drawing under the Letter of Credit in the amount of [                    ] ($[                    ]), which does not exceed the Available Amount and equals the amount due to the Beneficiary as a result of [choose only one of the following options, as appropriate:]

Option 1:	the failure of Lessor to perform its payment obligations pursuant to Section 3.3 and/or Section 4.5 of the Elm Road I Facility Lease in accordance with the terms and conditions thereof.

Option 2:	[Name of Issuing Bank] is no longer an Acceptable Bank and Lessor has not delivered to Beneficiary alternate Construction Security in accordance with Section 3.1(c) of the Elm Road I Facility Lease prior to the date hereof.

EXHIBIT C

TO THE FACILITY LEASE

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Drawing Certificate this              day of                     , 20

WISCONSIN ELECTRIC POWER COMPANY, as Beneficiary

By:
Name:
Title:

EXHIBIT D

TO THE FACILITY LEASE

FORM OF RIGHT OF FIRST REFUSAL AGREEMENT

This RIGHT OF FIRST REFUSAL AGREEMENT, dated as of [                    ], 2004 (this “Right of First Refusal Agreement”), is among Wisconsin Electric Power Company, a Wisconsin corporation, as lessee (“Lessee”), Elm Road Generating Station Supercritical, LLC, a Wisconsin limited liability company, as lessor (“Lessor”), W.E. Power LLC, a Wisconsin limited liability company, as the sole member of Lessor (“Member”), and Wisconsin Energy Corporation, a Wisconsin corporation, as the parent and sole member of Member (“Parent”). Lessee, Lessor, Member and Parent are sometimes herein referred to individually as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, Member is the sole member of Lessor and owns one hundred percent (100%) of the membership interest in Lessor;

WHEREAS, Parent is the sole member of Member and owns one hundred percent (100%) of the membership interest in Member;

WHEREAS, Lessor intends to develop, design, engineer, procure, permit, construct, commission and have an ownership interest in an approximately 615 MW net nominal supercritical pulverized coal electric generating facility and related facilities (“Unit 1”) and a second approximately 615 MW net nominal supercritical pulverized coal electric generating unit and related facilities (“Unit 2”) in Milwaukee and Racine counties in Wisconsin on land owned by Lessee;

WHEREAS, Lessor will lease to Lessee (i) Unit 1 pursuant to the terms and conditions of that certain Elm Road I Facility Lease Agreement executed between Lessor and Lessee, dated as of the date hereof (the “Facility Lease I”) and (ii) Unit 2 pursuant to the terms and conditions of that certain Elm Road II Facility Lease executed between Lessor and Lessee, dated as of the date hereof (“Facility Lease II) (all capitalized terms used but not defined in these herein shall have the meanings given to such terms in Schedule 1.1 of the Facility Lease I);

WHEREAS, Facility Lease I and Facility Lease II each contemplate that the Parties will enter into this Right of First Refusal Agreement pursuant to which Member and Parent will each grant Lessee a right of first refusal with respect to the sale, assignment, transfer, conveyance or other disposition of, directly or indirectly (collectively, “Transfer”) by Member of greater than a fifty percent (50%) interest in Lessor and by Parent of greater than a fifty percent (50%) interest in Member, respectively (in each case, a “Controlling Interest”), to a Person (other than a Permissible Transferee); and

WHEREAS, the Parties wish to set forth the terms and conditions of such right of first refusal;

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NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1: RIGHT OF FIRST REFUSAL

1.1 Transfer Restrictions.

(a) Applicable to Member. Except as otherwise permitted in Section 1.5, Member may not Transfer its Controlling Interest in and to Lessor to any Person (an “Acceptable Transferee”) until after the seventh (7th) anniversary of the date of Commercial Operation of Unit 1. The Acceptable Transferee must be a Person (i)(A) whose senior unsecured long-term debt is rated at least the Rating Requirement or (B) whose Parent’s senior unsecured long-term debt is rated at least the Rating Requirement, (ii) who has five (5) years experience in the United States electric generating power industry and (iii) whose constituent documents require the favorable vote of one (1) independent director or independent member, as the case may be, only in respect of taking any of the following voluntary actions in anticipation of insolvency or bankruptcy:

(A) applying for or consenting to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets;

(B) filing a voluntary petition in bankruptcy, or admitting in writing its inability to pay it debts as they come due;

(C) making a general assignment for the benefit of its creditors;

(D) filing a petition or an answer seeking reorganization or arrangement with its creditors or taking advantage of any insolvency Law;

(E) filing an answer admitting the material allegations of, or consenting to, or defaulting in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or

(F) agreeing to be the subject of an order, judgment or decree entered by any court of competent jurisdiction, approving a petition seeking reorganization of it or appointing a receiver, trustee or liquidator of it or of all or a substantial part of its assets, and such Acceptable Transferee’s constituent documents do not permit the Acceptable Transferee to amend its constituent documents if such amendment could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Right of First Refusal and the other Lease Documents to which it is a party or the validity or enforceability of such Lease Documents.

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It shall be a condition precedent to any Transfer pursuant to this Right of First Refusal Agreement that the PSCW determines that the Acceptable Transferee meets the requirements in Section 1.1(a) (i)-(iii).

(b) Applicable to Parent. Except as otherwise permitted in Section 1.5, Parent may not Transfer its Controlling Interest in and to Member to any Person (an “Acceptable Transferee”) until after the seventh (7th) anniversary of the date of Commercial Operation of Unit 1. The Acceptable Transferee must be a Person (i)(A) whose senior unsecured long-term debt is rated at least the Rating Requirement or (B) whose Parent’s senior unsecured long-term debt is rated at least the Rating Requirement, (ii) who has five (5) years experience in the United States electric generating power industry and (iii) whose constituent documents require the favorable vote of one (1) independent director or independent member, as the case may be, only in respect of taking any of the following voluntary actions in anticipation of insolvency or bankruptcy:

(A) applying for or consenting to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets;

(B) filing a voluntary petition in bankruptcy, or admitting in writing its inability to pay it debts as they come due;

(C) making a general assignment for the benefit of its creditors;

(D) filing a petition or an answer seeking reorganization or arrangement with its creditors or taking advantage of any insolvency Law;

(E) filing an answer admitting the material allegations of, or consenting to, or defaulting in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or

(F) agreeing to be the subject of an order, judgment or decree entered by any court of competent jurisdiction, approving a petition seeking reorganization of it or appointing a receiver, trustee or liquidator of it or of all or a substantial part of its assets and such Acceptable Transferee’s constituent documents do not permit the Acceptable Transferee to amend its constituent documents if such amendment could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Right of First Refusal and the other Lease Documents to which it is a party or the validity or enforceability of such Lease Documents.

It shall be a condition precedent to any Transfer pursuant to this Right of First Refusal Agreement that the PSCW determines that the Acceptable Transferee meets the requirements in Section 1.1(b) (i)-(iii).

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TO THE FACILITY LEASE

1.2 Right of First Refusal.

(a) From Member to Lessee. No less than one hundred twenty (120) days prior to a Transfer by Member of a Controlling Interest to an Acceptable Transferee (other than a Permissible Transferee), Member shall provide to Lessee, with a copy to Lessor, a written notice of the proposed Transfer, including the terms and conditions of the proposed Transfer and the name of the Acceptable Transferee. Lessee shall have sixty (60) days from receipt of such notice to notify Member in writing of its election to purchase the Controlling Interest on the same terms and conditions as the proposed Transfer (the “Right of First Refusal”); provided, however, that if Lessee fails to notify Member, with a copy to Lessor, of its election to exercise the Right of First Refusal within such 60-day period, Lessee shall be deemed to have waived the Right of First Refusal with respect to the sale of such Controlling Interest. If Lessee notifies Member of its election to exercise its Right of First Refusal within such 60-day period, then within thirty (30) days of delivery of such notice to Member, the Parties shall meet to negotiate the terms and conditions of the transfer documents by which Member shall transfer the Controlling Interest to Lessee; provided, that the terms and conditions of the transfer documents shall be no less favorable to Member than the terms and conditions of the proposed Transfer of the Controlling Interest by Member to the Acceptable Transferee. Notwithstanding anything to the contrary contained herein, upon Lessee’s exercise of its Right of First Refusal, Facility Lease I, Facility Lease II and each Lease Document that is in effect shall continue in full force and effect unless agreed otherwise by the Parties.

(b) From Parent to Lessee. No less than one hundred twenty (120) days prior to a Transfer by Parent of a Controlling Interest to an Acceptable Transferee (other than a Permissible Transferee), Parent shall provide to Lessee, with a copy to Member and Lessor, a written notice of the proposed Transfer, including the terms and conditions of the proposed Transfer and the name of the Acceptable Transferee. Lessee shall have sixty (60) days from receipt of such notice to notify Parent in writing of its election to purchase the Controlling Interest on the same terms and conditions as the proposed Transfer (the “Right of First Refusal”); provided, however, that if Lessee fails to notify Parent, with a copy to Member and Lessor, of its election to exercise the Right of First Refusal within such 60-day period, Lessee shall be deemed to have waived the Right of First Refusal with respect to the sale of such Controlling Interest. If Lessee notifies Parent of its election to exercise its Right of First Refusal within such 60-day period, then within thirty (30) days of delivery of such notice to Parent, the Parties shall meet to negotiate the terms and conditions of the transfer documents by which Parent shall transfer the Controlling Interest to Lessee; provided, that the terms and conditions of the transfer documents shall be no less favorable to Parent than the terms and conditions of the proposed Transfer of the Controlling Interest by Parent to the Acceptable Transferee. Notwithstanding anything to the contrary contained herein, upon Lessee’s exercise of its Right of First Refusal, Facility Lease I, Facility Lease II and each Lease Document that is in effect shall continue in full force and effect unless agreed otherwise by the Parties.

1.3 Assumption of Obligations. It shall be a condition precedent to any Transfer by Member or Parent to an Acceptable Transferee or a Permissible Transferee that such Acceptable Transferee or Permissible Transferee enter into an assignment and assumption agreement, in

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form and substance reasonably satisfactory to the Parties, pursuant to which such Acceptable Transferee or Permissible Transferee shall assume and Member or Parent, as the case may be, shall assign all or a proportionate share, as the case may be, of its rights, obligations, benefits, advantages, titles and interests in this Right of First Refusal Agreement. Upon such Transfer, the Facility Lease I, the Facility Lease II and each Lease Document that is in effect shall continue in full force and effect.

1.4 Adverse Tax Consequences. Notwithstanding anything to the contrary contained herein, if, as a result of the existence and/or exercise of the Right of First Refusal, Wisconsin Energy Corporation, or if Member ceases to be an entity disregarded from its owner for federal income tax purposes, Member (each an “Indemnitee”), is not treated as the owner of Unit 1 or Unit 2, as the case may be, for federal income tax purposes, Lessee will indemnify such Indemnitee, on an after-tax basis for any adverse tax consequences resulting therefrom.

1.5 Permissible Transfers.

(a) By Member. Notwithstanding any provision to the contrary contained herein or in the Facility Lease I or Facility Lease II, Member may (without the consent of Lessee) Transfer: (i) less than fifty (50%) percent of its interest in Lessor to any Person; (ii) any of its interest in Lessor to an Affiliate of Member; (iii) any of its interest in Lessor in connection with a public offering or sale of any such interest; and (iv) any of its interest in Lessor to an Affiliate of Parent or to the shareholders of Parent or the shareholders of an Affiliate of Parent in connection with a spin-off (each such transferee, a “Permissible Transferee”).

(b) By Parent. Notwithstanding any provision to the contrary contained herein or in the Facility Lease I or Facility Lease II, Parent may (without the consent of Lessee) Transfer: (i) less than (50%) percent of its interest in Member to any Person; (ii) any of its interest in Member to an Affiliate of Parent; (iii) any of its interest in Member in connection with a public offering or sale of any such interest; and (iv) any of its interest in Member to an Affiliate of Parent or to the shareholders of Parent or the shareholders of an Affiliate of Parent in connection with a spin-off (each such transferee, a “Permissible Transferee”).

ARTICLE 2: TERMINABILITY

This Right of Refusal Agreement shall automatically terminate upon the expiration or early termination of both Facility Lease I and Facility Lease II.

ARTICLE 3: REPRESENTATIONS AND WARRANTIES

Each of Lessee, Lessor, Member and Parent represents and warrants to each other Party, as of the date hereof as follows:

3.1 Due Organization, Etc. It: (i) is duly formed, validly existing and in good standing under the Laws of the State of Wisconsin; (ii) has all requisite power and all material

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Government Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it or proposed to be conducted by it makes such qualification necessary.

3.2 Due Authorization. It has all necessary corporate power and authority to execute, deliver and perform its obligations under this Right of First Refusal Agreement, and the execution, delivery and performance by it of this Right of First Refusal Agreement has been duly authorized by all necessary corporate action on its part.

3.3 Non-Contravention. The execution, delivery and performance by it of this Right of First Refusal Agreement does not and shall not:

(a) violate its Organic Documents;

(b) violate any Law or Government Approval applicable to it or its property or to the Leased Facility;

(c) result in a breach of or constitute a default under any agreement to which it is a party; or

(d) result in, or require the creation or imposition of, any Lien (other than a Permitted Encumbrance) on any of its properties.

3.4 Enforceability, Etc. This Right of First Refusal Agreement: (a) has been duly authorized and duly and validly executed and delivered by it; and (b) assuming the due authorization, execution and delivery thereof by the other Parties, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar Laws affecting creditors’ rights generally and by general principles of equity.

3.5 Litigation. No court order, judgment or arbitral award has been issued and is outstanding with respect to it or any of its properties, rights or assets (including the Leased Facility) which prohibits it from executing or delivering this Right of First Refusal Agreement or performing in any material respect its obligations under this Right of First Refusal Agreement.

3.6 Government Approvals. All Government Approvals required by applicable Law to have been obtained by it prior to the date of this representation and warranty in connection with the due execution and delivery of, and performance by it of its obligations and the exercise of its rights under, this Right of First Refusal Agreement have been obtained and are in full force and effect, and are held in its name and are free from conditions or requirements (a) compliance with which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Right of First Refusal Agreement or the validity or

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enforceability of this Right of First Refusal Agreement or (b) which it does not reasonably expect to be able to satisfy.

ARTICLE 4: MISCELLANEOUS

4.1 Applicable Law. THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS RIGHT OF FIRST REFUSAL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN.

4.2 Jury Trial. EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS RIGHT OF FIRST REFUSAL AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS RIGHT OF FIRST REFUSAL AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

4.3 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a Party shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, by overnight mail or next Business Day or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clause (a) or (b) above, in each case addressed as provided below, or to such other address as any Party may designate by written notice to the other Parties.

If to Lessee:

Wisconsin Electric Power Company

333 W. Everett Street

Milwaukee, WI 53203

Telephone: (414) 221-2615

Facsimile: (414) 221-2245

Attn: Gerald A. Abood, Vice President - Commodity Resources

EXHIBIT D

TO THE FACILITY LEASE

If to Lessor:

Elm Road Generating Station Supercritical, LLC

c/o W.E. Power LLC

301 W. Wisconsin Avenue

Suite 600

Milwaukee, WI 53203

Telephone: (414) 274-4442

Facsimile: (414) 274-4495

Attn: Tom Metcalfe, Vice President and General Manager

If to Member:

W.E. Power LLC

301 W. Wisconsin Avenue

Suite 600

Milwaukee, WI 53203

Telephone: (414) 274-4442

Facsimile: (414) 274-4495

Attn: Tom Metcalfe, Vice President

If to Parent:

Wisconsin Energy Corporation

231 W. Michigan Street

Milwaukee, WI 53203

Telephone: (414) 221-2985

Facsimile: (414) 221-5034

Attn: Anne K. Klisurich, Vice President and Corporate Secretary

4.4 Counterparts. This Right of First Refusal Agreement shall be executed in several counterparts, each of which is an original but all of which together constitute the same instrument.

4.5 Severability. Whenever possible, each provision of this Right of First Refusal Agreement shall be interpreted in such manner as to be effective and valid under applicable Law; but if any provision of this Right of First Refusal Agreement shall be prohibited by or deemed invalid under any applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Right of First Refusal Agreement.

4.6 Transfer Restrictions. This Right of First Refusal Agreement shall be binding upon the Parties and their respective successors and permitted assigns. Unless otherwise specified in this Right of First Refusal Agreement, no Party may transfer all or any part of its rights, benefits, advantages, titles or interest in and to this Agreement without the prior written

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consent of the other Parties, and any such Transfer in contravention of this Section 4.6 shall be null and void ab initio.

4.7 Third-Party Beneficiaries. Except as expressly provided herein, none of the provisions of this Right of First Refusal Agreement are intended for the benefit of any Person except the Parties, their respective successors and permitted assigns.

4.8 Entire Agreement. This Right of First Refusal Agreement and the other Lease Documents state the rights and obligations of the Parties with respect to Lessee’s Right of First Refusal and other transactions contemplated hereby and thereby and supersede all prior agreements, oral or written, with respect thereto.

4.9 Headings. Section headings used in this Right of First Refusal Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

4.10 No Joint Venture. Any intention to create a joint venture or partnership relation among the Parties is hereby expressly disclaimed.

4.11 Amendments and Waivers. No term, covenant, agreement or condition of this Right of First Refusal Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by the Parties.

4.12 Further Assurances. Each Party shall promptly and duly execute and deliver such further documents and assurances for and take such further actions reasonably requested by another Party, all as may be reasonably necessary to carry out the purpose of this Right of First Refusal Agreement.

[Signature page follows on next page]

EXHIBIT D

TO THE FACILITY LEASE

IN WITNESS WHEREOF, Lessee, Lessor, Member and Parent have caused this Right of First Refusal Agreement to be duly executed and delivered under seal by their respective officers thereunto duly authorized.

WISCONSIN ELECTRIC POWER COMPANY, as Lessee

By:
Name:
Title:

ELM ROAD GENERATING STATION SUPERCRITICAL, LLC, as Lessor

By:
Name:
Title:

W.E. POWER LLC, as Member

By:
Name:
Title:

WISCONSIN ENERGY CORPORATION, as Parent

By:
Name:
Title:

EXHIBIT E

TO THE FACILITY LEASE

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT(this “Assignment and Assumption Agreement”), dated as of [                    ], 20[    ] (the “Transfer Date”), is between Wisconsin Electric Power Company, a Wisconsin corporation, as lessee (“Lessee”), and Elm Road Generating Station Supercritical, LLC, a Wisconsin limited liability company, as lessor (“Lessor”). Lessee and Lessor are sometimes herein referred to individually as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, Lessor and Lessee are parties to that certain Elm Road I Facility Lease Agreement, dated as of [                    ], 2004 (the “Facility Lease”) pursuant to which Lessor will develop, design, engineer, procure, permit, construct, commission and lease to Lessee (i) an ownership interest in an approximately 615 MW net nominal supercritical pulverized coal electric generating facility and related facilities and (ii) an ownership interest in certain facilities to be used in common by Unit 1, Unit 2, the Future Unit and the Existing Units to be constructed on the site in Racine and Milwaukee counties in Wisconsin on land owned by Lessee;

WHEREAS, pursuant to the Facility Lease: (a) in Section 5.6(b)(iv) and Section 14.4(f), Lessor has agreed to assign and Lessee has agreed to assume certain of Lessor’s rights, benefits, titles, interests, duties and obligations in, to and under the Project Documents to which it is a party if Lessor sells its ownership interest in the Leased Facility to Lessee; and (b) in Section 5.6(c)(iv), Section 15.1(b)(ix) and Section 17.2(a)(i)(D), Lessee has agreed to assign and Lessor has agreed to assume certain of Lessee’s rights, benefits, titles, interests, duties and obligations in, to and under the Project Documents to which it is a party if the Facility Lease terminates and Lessor retains the Leased Facility; and

WHEREAS, the Parties wish to set forth the terms and conditions by which [Lessor/Lessee] (“Assignor”) shall assign and [Lessee/Lessor] (“Assignee”) shall assume all of Assignor’s rights, benefits, titles, duties and obligations in, to and under the Project Documents to which Assignor is a party.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1: DEFINITIONS

Capitalized terms used but not defined herein shall have the meanings set forth in Schedule 1.1 of the Facility Lease, and the rules of interpretation set forth in Schedule 1.1 of the Facility Lease shall apply to this Assignment and Assumption Agreement.

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ARTICLE 2: ASSIGNMENT AND ASSUMPTION

2.1 Assignment of the Project Documents. Assignor hereby irrevocably assigns, conveys, transfers and delivers all of its rights, benefits, titles, interests, duties and obligations in, to and under the Project Documents to which it is a party to Assignee, its successors and assigns.

2.2 Assumption of the Project Documents. Assignee hereby irrevocably accepts the assignment of all of Assignor’s rights, benefits, titles, interests, duties and obligations in, to and under the Project Documents to which Assignor is a party and agrees to perform and discharge all of the liabilities and obligations of Assignor under and pursuant to the Project Documents.

2.3 No Further Liability. From and after the Transfer Date, Assignor shall have no further duties, obligations or liabilities under the Project Documents to which Assignor is a party and Assignee agrees to indemnify Assignor from any third party liability resulting from the performance or nonperformance of any of Assignor’s duties and obligations under the Project Documents to which Assignor was a party, whether now existing or hereafter arising.

ARTICLE 3: REPRESENTATIONS AND WARRANTIES

Each of Assignor and Assignee represent and warrant to the other Party, as of the date hereof as follows:

3.1 Due Organization, Etc. It: (i) is duly formed, validly existing and in good standing under the Laws of the State of Wisconsin; (ii) has all requisite power and all material Government Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it or proposed to be conducted by it makes such qualification necessary.

3.2 Due Authorization. It has all necessary corporate power and authority to execute, deliver and perform its obligations under this Assignment and Assumption Agreement, and the execution, delivery and performance by it of this Assignment and Assumption Agreement has been duly authorized by all necessary corporate action on its part.

3.3 Non-Contravention. The execution, delivery and performance by it of this Assignment and Assumption Agreement does not and shall not:

(a) violate its Organic Documents;

(b) violate any Law or Government Approval applicable to it or its property or to the Leased Facility;

(c) result in a breach of or constitute a default under any agreement to which it is a party; or

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(d) result in, or require the creation or imposition of, any Lien (other than a Permitted Encumbrance) on any of its properties.

3.4 Enforceability, Etc. This Assignment and Assumption Agreement: (a) has been duly authorized and duly and validly executed and delivered by it; and (b) assuming the due authorization, execution and delivery thereof by the other Party, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar Laws affecting creditors’ rights generally and by general principles of equity.

3.5 Litigation. No court order, judgment or arbitral award has been issued and is outstanding with respect to it or any of its properties, rights or assets (including the Leased Facility) which prohibits it from executing or delivering this Assignment and Assumption Agreement or performing in any material respect its obligations under this Assignment and Assumption Agreement.

3.6 Government Approvals. All Government Approvals required by applicable Law to have been obtained by it prior to the date of this representation and warranty in connection with the due execution and delivery of, and performance by it of its obligations and the exercise of its rights under, this Assignment and Assumption Agreement have been obtained and are in full force and effect, and are held in its name and are free from conditions or requirements (a) compliance with which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Assignment and Assumption Agreement or the validity or enforceability of this Assignment and Assumption Agreement or (b) which it does not reasonably expect to be able to satisfy.

ARTICLE 4: MISCELLANEOUS

4.1 Applicable Law. THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN.

4.2 Jury Trial. EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS ASSIGNMENT AND ASSUMPTION AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS ASSIGNMENT AND ASSUMPTION AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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4.3 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a Party shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, by overnight mail or next Business Day or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clause (a) or (b) above, in each case addressed as provided below, or to such other address as any Party may designate by written notice to the other Party.

If to Assignor:

[To be inserted]

If to Assignee:

[To be inserted]

4.4 Counterparts. This Assignment and Assumption Agreement shall be executed in multiple counterparts, each of which is an original but all of which together constitute the same instrument.

4.5 Severability. Whenever possible, each provision of this Assignment and Assumption Agreement shall be interpreted in such manner as to be effective and valid under applicable Law; but if any provision of this Assignment and Assumption Agreement shall be prohibited by or deemed invalid under any applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment and Assumption Agreement.

4.6 Transfer Restrictions. This Assignment and Assumption Agreement shall be binding upon the Parties and their respective successors and permitted assigns. Unless otherwise specified in this Assignment and Assumption Agreement, no Party may transfer all or any part of its rights, benefits, advantages, titles or interest in and to this Agreement without the prior written consent of the other Parties, and any such Transfer in contravention of this Section 4.6 shall be null and void ab initio.

4.7 Third-Party Beneficiaries. Except as expressly provided herein, none of the provisions of this Assignment and Assumption Agreement are intended for the benefit of any Person except the Parties, their respective successors and permitted assigns.

4.8 Entire Agreement. This Assignment and Assumption Agreement and the other Lease Documents state the rights and obligations of the Parties with respect to the assignment

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and assumption of the Project Documents and other transactions contemplated hereby and thereby and supersede all prior agreements, oral or written, with respect thereto.

4.9 Headings. Section headings used in this Assignment and Assumption Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

4.10 No Joint Venture. Any intention to create a joint venture or partnership relation among the Parties is hereby expressly disclaimed.

4.11 Amendments and Waivers. No term, covenant, agreement or condition of this Assignment and Assumption Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by the Parties.

4.12 Further Assurances. Each Party shall promptly and duly execute and deliver such further documents and assurances for and take such further actions reasonably requested by another Party, all as may be reasonably necessary to carry out the purpose of this Assignment and Assumption Agreement.

[Signature page follows on next page]

EXHIBIT E

TO THE FACILITY LEASE

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Assumption Agreement to be duly executed and delivered under seal by their respective officers thereunto duly authorized.

ELM ROAD GENERATING STATION SUPERCRITICAL, LLC, as [Assignor/Assignee]

By:
Name:
Title:

WISCONSIN ELECTRIC POWER COMPANY, as [Assignor/Assignee]

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